
                                                                    Exhibit 10.5




===============================================================================


                         COLONY RIH ACQUISITIONS, INC.,
                                  as Borrower,

                                       and

                           THE GUARANTORS PARTY HERETO
                             ----------------------

                                   $90,000,000

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                            Dated as of May 18, 2001

                        Amending and Restating the Credit
                 Agreement originally dated as of April 5, 2001
                  as amended and restated as of April 25, 2001
                             ----------------------

                              MERRILL LYNCH & CO.,
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
                   as Sole Lead Arranger and Sole Bookrunner,


                    THE CIT GROUP/EQUIPMENT FINANCING, INC.,
                           as Co-Documentation Agent,

                             BANKERS TRUST COMPANY,
                              as Collateral Agent,

                                       and

                            THE LENDERS PARTY HERETO


===============================================================================

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                                TABLE OF CONTENTS



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                                    ARTICLE I

                        Definitions, Accounting Matters and Rules of Construction

SECTION 1.01.           Certain Defined Terms.................................................................2
SECTION 1.02.           Accounting Terms and Determinations..................................................32
SECTION 1.03.           Classes and Types of Loans...........................................................32
SECTION 1.04.           Rules of Construction................................................................32

                                   ARTICLE II

                                     Credits

SECTION 2.01.           Loans................................................................................34
SECTION 2.02.           Borrowings...........................................................................34
SECTION 2.03.           Letters of Credit....................................................................35
SECTION 2.04.           Termination and Reductions of Commitment.............................................39
SECTION 2.05.           Fees.................................................................................40
SECTION 2.06.           Lending Offices......................................................................40
SECTION 2.07.           Several Obligations of Lenders.......................................................40
SECTION 2.08.           Notes; Register......................................................................41
SECTION 2.09.           Optional Prepayments and Conversions or Continuations of Loans.......................41
SECTION 2.10.           Mandatory Prepayment and Commitment Reductions.......................................42
SECTION 2.11.           Replacement of Lenders...............................................................46

                                   ARTICLE III

                        Payments of Principal and Interest

SECTION 3.01.           Repayment of Loans...................................................................47
SECTION 3.02.           Interest.............................................................................48

                                   ARTICLE IV

                        Payments; Pro Rata Treatment; Computations; Etc.

SECTION 4.01.           Payments.............................................................................48
SECTION 4.02.           Pro Rata Treatment...................................................................49
SECTION 4.03.           Computations.........................................................................50
SECTION 4.04.           Minimum Amounts......................................................................50
SECTION 4.05.           Certain Notices......................................................................50
SECTION 4.06.           Non-Receipt of Funds by Administrative Agent.........................................51
SECTION 4.07.           Right of Setoff; Sharing of Payments; Etc............................................52

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                                    ARTICLE V

                             Yield Protection, Etc.

SECTION 5.01.           Additional Costs.....................................................................53
SECTION 5.02.           Inability To Determine Interest Rate.................................................55
SECTION 5.03.           Illegality...........................................................................55
SECTION 5.04.           Treatment of Affected Loans..........................................................55
SECTION 5.05.           Compensation.........................................................................56
SECTION 5.06.           Net Payments.........................................................................56

                                   ARTICLE VI

                                    Guarantee

SECTION 6.01.           The Guarantee........................................................................59
SECTION 6.02.           Obligations Unconditional............................................................60
SECTION 6.03.           Reinstatement........................................................................61
SECTION 6.04.           Subrogation; Subordination...........................................................61
SECTION 6.05.           Remedies.............................................................................61
SECTION 6.06.           Instrument for the Payment of Money..................................................62
SECTION 6.07.           Continuing Guarantee.................................................................62
SECTION 6.08.           General Limitation on Guarantee Obligations..........................................62

                                   ARTICLE VII

                              Conditions Precedent

SECTION 7.01.           Conditions to Effectiveness..........................................................62
SECTION 7.02.           Conditions to Initial Extension of Credit............................................63
SECTION 7.03.           Conditions to Initial and Subsequent Extensions of Credit............................71
SECTION 7.04.           Determinations Under Article VII.....................................................71

                                  ARTICLE VIII

                         Representations and Warranties

SECTION 8.01.           Corporate Existence; Compliance with Law.............................................72
SECTION 8.02.           Financial Condition; Etc.............................................................72
SECTION 8.03.           Litigation...........................................................................73
SECTION 8.04.           No Breach; No Default................................................................73
SECTION 8.05.           Action...............................................................................74
SECTION 8.06.           Approvals............................................................................74
SECTION 8.07            ERISA and Foreign Employee Benefit Matters...........................................74
SECTION 8.08            Taxes................................................................................75
SECTION 8.09.           Investment Company Act; Public Utility Holding Company Act; Other Restrictions.......75
SECTION 8.10.           Environmental Matters................................................................76
SECTION 8.11.           Environmental Investigations.........................................................76

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                                      -ii-

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SECTION 8.12.           Use of Proceeds......................................................................76
SECTION 8.13.           Subsidiaries, Etc....................................................................77
SECTION 8.14.           Ownership of Property; Liens.........................................................77
SECTION 8.15.           Security Interest; Absence of Financing Statements; Etc..............................77
SECTION 8.16.           Licenses and Permits.................................................................78
SECTION 8.17.           True and Complete Disclosure.........................................................78
SECTION 8.18.           Solvency.............................................................................78
SECTION 8.19.           Contracts............................................................................79
SECTION 8.20.           Labor Matters........................................................................79
SECTION 8.21.           Subordinated Debt....................................................................79
SECTION 8.22.           Intellectual Property................................................................79
SECTION 8.23.           Existing Indebtedness................................................................79

                                   ARTICLE IX

                              Affirmative Covenants

SECTION 9.01.           Existence; Business Properties.......................................................80
SECTION 9.02.           Insurance............................................................................81
SECTION 9.03.           Taxes................................................................................81
SECTION 9.04.           Financial Statements, Etc............................................................81
SECTION 9.05.           Litigation, Etc......................................................................85
SECTION 9.06.           Maintaining Records; Access to Properties and Inspections............................85
SECTION 9.07.           Use of Proceeds......................................................................85
SECTION 9.08.           Compliance with Environmental Laws...................................................85
SECTION 9.09.           Equal Security for Loans and Notes; Pledge or Mortgage of Real Property; Landlord
                           Consents..........................................................................86
SECTION 9.10.           Security Interests; Further Assurances...............................................88
SECTION 9.11.           Interest Rate Protection Agreements..................................................89
SECTION 9.12.           Additional Credit Parties............................................................89
SECTION 9.13.           Preclosing Syndication Date..........................................................89

                                    ARTICLE X

                               Negative Covenants

SECTION 10.01.          Indebtedness.........................................................................90
SECTION 10.02.          Liens................................................................................91
SECTION 10.03.          Sale and Lease-Back Transactions.....................................................93
SECTION 10.04.          Investment, Loan and Advances........................................................94
SECTION 10.05.          Mergers, Consolidations, Sales of Assets and Acquisitions............................95
SECTION 10.06.          Dividend.............................................................................97
SECTION 10.07.          Transactions with Affiliates.........................................................98
SECTION 10.08.          Financial Covenants..................................................................98
SECTION 10.09.          Limitation on Modification of Indebtedness; Modifications of Certificate of
                           Incorporation and Certain Other Agreements, Etc..................................101
SECTION 10.10.          Limitation on Certain Restrictions Affecting Subsidiaries...........................101
SECTION 10.11.          Limitation on the Issuance of Equity Interests......................................102
SECTION 10.12.          Limitation on the Creation of Subsidiaries..........................................102

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                                     -iii-
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SECTION 10.13.          Limitation on Lines of Business; Limitation on Activity of Holdings.................102
SECTION 10.14.          Limitation on Accounting Changes; Limitation on Investment Company Status...........103

                                   ARTICLE XI

                                Events of Default


                                   ARTICLE XII

                                     Agents

SECTION 12.01.          General Provisions..................................................................106
SECTION 12.02.          Indemnification.....................................................................108
SECTION 12.03.          Consents Under Other Credit Documents...............................................109
SECTION 12.04.          Collateral Sub-Agents...............................................................109

                                  ARTICLE XIII

                                  Miscellaneous

SECTION 13.01.          Waiver..............................................................................110
SECTION 13.02.          Notices.............................................................................110
SECTION 13.03.          Expenses, Indemnification, Etc......................................................110
SECTION 13.04.          Amendments, Etc.....................................................................112
SECTION 13.05.          Successors and Assigns..............................................................116
SECTION 13.06.          Assignments and Participations......................................................116
SECTION 13.07.          Survival............................................................................118
SECTION 13.08.          Captions............................................................................118
SECTION 13.09.          Counterparts; Interpretation; Effectiveness.........................................118
SECTION 13.10.          Governing Law; Submission to Jurisdiction; Waivers; Etc.............................119
SECTION 13.11.          Confidentiality.....................................................................119
SECTION 13.12.          Independence of Representations, Warranties and Covenants...........................120
SECTION 13.13.          Severability........................................................................120

Signatures..................................................................................................S-1

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

ANNEX A                       -     Commitments
ANNEX B                       -     Applicable Margins Before Trigger Date
ANNEX C                       -     Applicable Margins After Trigger Date
ANNEX D                       -     Amortization Schedule

SCHEDULE 1.01(f)              -     Mortgaged Real Property at Closing Date(a)
SCHEDULE 8.08                 -     ERISA*
SCHEDULE 8.23(a)              -     Indebtedness Outstanding as of the Closing Date*
SCHEDULE 8.23(b)              -     Indebtedness to Be Paid Off on the Closing Date*
SCHEDULE 9.09(c)              -     Landlord Consents Required at the Closing Date*
SCHEDULE 10.02                -     Certain Existing Liens*
SCHEDULE 10.04                -     Investments*

EXHIBIT A-1                   -     Form of Revolving Note*
EXHIBIT A-2                   -     Form of Term A Facility Note*
EXHIBIT A-3                   -     Form of Term B Facility Note*
EXHIBIT B                     -     Form of Notice of Borrowing*
EXHIBIT C                     -     Form of Notice of Conversion/Continuation*
EXHIBIT D                     -     Form of Interest Rate Certificate*
EXHIBIT E                     -     Form of Foreign Lender Certificate*
EXHIBIT F-1                   -     Form of Company Counsel Opinion*
EXHIBIT F-2                   -     Form of Local Counsel Opinion*
EXHIBIT F-3                   -     Form of Gaming Counsel Opinion*
EXHIBIT G                     -     Form of Solvency Certificate*
EXHIBIT H                     -     Form of Security Agreement*
EXHIBIT I                     -     Form of Mortgage*
EXHIBIT J                     -     Form of Perfection Certificate*
EXHIBIT K                     -     Form of Landlord Consent*
EXHIBIT L                     -     Form of Assignment Agreement*
EXHIBIT M                     -     Form of Notice of Assignment*
EXHIBIT N                     -     Form of Joinder Agreement*
EXHIBIT O                     -     Form of RIH Secured Note *



-------------------
(a) These Schedules and Exhibits are those which are attached to the Original Credit Agreement (but are attached hereto for convenience of reference).

EXHIBIT P                     -     Form of Mirror Note*
EXHIBIT Q                     -     Form of Seller Note*

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 18, 2001, amending and restating the Credit Agreement originally dated as of April 5, 2001 as amended and restated as of April 25, 2001 among COLONY RIH ACQUISITIONS, INC., as Borrower; the Guarantors party hereto; each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 13.06(b), shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders"); MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as sole lead arranger and sole bookrunner (in such capacities, together with its successors, "Lead Arranger"); THE CIT GROUP/EQUIPMENT FINANCING, INC., as co-documentation agent (in such capacity, together with its successors in such capacity, "Co-Documentation Agent"); and BANKERS TRUST COMPANY, as collateral agent (in such capacity, together with its successors in such capacity, "Collateral Agent").

                  WHEREAS, Borrower, a corporation newly formed at the direction of Colony Investors IV, L.P. ("Colony Investors"), has entered into a purchase agreement dated as of October 30, 2000, as amended February 28, 2001 and April 5, 2001 (as further amended, the "Acquisition Agreement"), with Sun International North America, Inc. and GGRI Inc. (collectively, "Seller") to acquire (the "RIH Acquisition") all of the capital stock of Resorts International Hotel, Inc., a New Jersey corporation ("RIH"), the Warehouse Assets (as defined in the Acquisition Agreement) and all of the capital stock of New Pier Operating Company, Inc. ("New Pier");

                  WHEREAS, simultaneously with the closing of the RIH Acquisition, the Equity Contribution (as defined herein) and the Seller Financing (as defined herein) shall be consummated;

                  WHEREAS, Borrower, certain of the Guarantors, the Lenders, the Lead Arranger and the Collateral Agent originally entered into that certain Credit Agreement (the "Original Credit Agreement") originally dated as of April 5, 2001 as amended and restated as of April 25, 2001 and are entering into this Agreement in order to amend and restate the Original Credit Agreement.; and

                  WHEREAS, Borrower, the Guarantors, the Lenders, the Lead Arranger, the Co-Documentation Agent and the Collateral Agent intend that (a) all obligations under the Original Credit Agreement of the parties shall continue to exist under and be evidenced by this Agreement and the other Credit Documents; and (b) except as expressly stated herein or amended hereby, the Original Credit Agreement and the other Credit Documents are ratified and confirmed as remaining unmodified and in full force and effect with respect to all Obligations.

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follow:

                                    ARTICLE I

            Definitions, Accounting Matters and Rules of Construction


                  SECTION 1.01. Certain Defined Terms. As used herein, the following terms shall have the following meanings:

                  "ABR Loans" shall mean Loans that bear interest at rates based upon the Alternate Base Rate.

                  "Acquisition" shall mean, with respect to any person, any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the Property of any other person, or of any business or division of any other person, (b) acquisition of more than 50% of the Equity Interests of any other person, or otherwise causing any other person to become a Subsidiary of such person, or (c) merger or consolidation or any other combination with any other person.

                  "Acquisition Agreement" see Recitals.

                  "Adjusted Net Income" shall mean, for any period, Consolidated Net Income for such period, adjusted by excluding (to the extent taken into account in the calculation of such consolidated net income (loss)) the effect of
(a) gains or losses for such period from Asset Sales not in the ordinary course of business, and the tax consequences thereof, (b) any non-recurring or extraordinary items of income (other than the proceeds of business interruption insurance) or expense for such period and the tax consequences thereof, (c) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary was not for the relevant period permitted, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders, (d) transaction costs for financings and acquisitions permitted under this Agreement (including the Transactions) and (e) non-cash valuation adjustments reflecting the adjustments to Consolidated Net Income as a result of (i) below market interest rates on investments made by any of the Companies and (ii) donations or investments, in the case of both clause (i) and (ii) above, as required to be made by the Casino Reinvestment Development Authority under Section 144.1 of the New Jersey Casino Control Act, N.J.S.A. 5:12-144.1, as amended.

                  "Administrative Agent" shall mean an administrative agent selected by the Lead Arranger and reasonably satisfactory to Borrower, together with its successors and assigns in such capacity.

                  "Advance Date" see Section 4.06.

                  "Affiliate" shall mean, with respect to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided, that no Company shall be deemed to be an Affiliate of any other Company.

                  "Agent" shall mean any of Collateral Agent, Co-Documentation Agent and/or Lead Arranger as applicable. All discretionary authority vested in the Collateral Agent hereunder may be exercised in consultation with Lead Arranger and/or counsel to the Agents.

                  "Agreement" shall mean this Amended and Restated Credit Agreement, as amended from time to time.

                  "Alternate Base Rate" shall mean for any day, the higher of
(i) the corporate base rate of interest announced by Collateral Agent from time to time, changing effective on the date of announcement of said corporate base rate changes, and (ii) the Federal Funds Rate plus 0.50% per annum. The corporate base rate is not necessarily the lowest rate charged by Collateral Agent to its customers.

                  "Amortization Payment" shall mean each scheduled installment of payments on the Term Loans as set forth in Section 3.01(b).

                  "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such type of Loan on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to Collateral Agent and Borrower as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable Margin" shall be, for any Type and Class of Loan,
(i) prior to the Trigger Date, the percentage per annum set forth on Annex B for such Type and Class of Loan, and (ii) on and after the date (the "Trigger Date") which is the later of (i) the date twelve months after the Closing Date or (ii) the date on which Borrower shall have delivered to the Lenders the financial statements and Interest Rate Certificate required by Sections 9.04(a) or (b) and
(e) and an Officers' Certificate demonstrating the then applicable Consolidated Leverage Ratio for a fiscal quarter ended at least six months after the Closing Date, the Applicable Margin shall be the percentage per annum set forth on Annex C for such Type and Class of Loan set forth opposite the relevant Consolidated Leverage Ratio in such Schedule as evidenced in the most recent Interest Rate Certificate delivered hereunder. After the Trigger Date, any change in the Consolidated Leverage Ratio shall be effective to adjust the Applicable Margin as of the date of receipt by Collateral Agent of the Interest Rate Certificate most recently delivered pursuant to Section 9.04(e). If Borrower fails to deliver the financial statements or Interest Rate Certificate within the times specified in Sections 9.04(a), (b) and (e), the Consolidated Leverage Ratio shall be deemed to be greater than or equal to 2.5:1.0 from the date of any such failure to deliver until Borrower delivers such Interest Rate Certificate and financial statements.

                  "Applicable R/C Fee Percentage" shall mean 0.50% per annum.

                  "Approved Fund" shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Asset Sale" shall mean (i) any conveyance, sale, lease, assignment, transfer or other disposition (including by way of merger or consolidation and including any sale and leaseback transaction) of any Property (including accounts receivable and Equity Interests of any person owned by any Company but not the issuance of Equity Interests by the issuer thereof to the extent deemed an Equity Issuance) (whether owned on the Effective Date or thereafter acquired) by any Company to any person (other than (a) with respect to any Credit Party, to any Credit Party and (b) with respect to any other Company, to any Company), (ii) any issuance or sale by any Subsidiary of its Equity Interests to any person (other than any Company), and (iii) any liquidating dividend or distribution received by any Company in respect of any joint venture, ownership interest in a non-Wholly Owned Subsidiary or similar enterprise, excluding, however, in each case (v) Asset Sales for fair market value resulting in no more than $100,000 in aggregate proceeds per Asset Sale (or series of related Asset Sales) and less than $1.0 million in aggregate proceeds in any fiscal year; (w) an exchange of equipment or inventory or Warehouse Assets for other equipment or inventory or warehouse assets, provided that the Company effecting such exchange receives at least substantially equivalent value (including, in the case of Warehouse Assets, Equity Interests in the person owning such Warehouse Assets) in such exchange for the Property disposed of; (x) the attachment or granting of any Permitted Lien, the making of any Investment permitted by Section 10.04 and the making of any Dividend Payment permitted by Section 10.06; (y) the sale of inventory in the ordinary course of business; and (z) the sale of used or obsolete equipment in the ordinary course of business and the disposition of assets subject to a condemnation or eminent domain proceeding or insurance settlement to the extent it does not constitute a Casualty Event.

                  "Asset Sale Event" shall mean the receipt by any Company of cash proceeds or cash distributions of any kind in consideration for an Asset Sale.

                  "Bankruptcy Code" shall mean the United States Federal Bankruptcy Code of 1978, as amended or supplemented.

                  "Beneficial Owner" shall mean has the meaning assigned to such term in Rule 13d-3 and 13d-5 under the Exchange Act. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

                  "Borrower" shall mean Colony RIH Acquisitions, Inc., a Delaware corporation.

                  "Business Day" shall mean any day, except a Saturday or Sunday, (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Continuation or Conversion of or into, or an Interest Period for, a LIBOR Loan or a notice by Borrower with respect to any such borrowing, payment, prepayment, Continuation, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Capital Expenditures" shall mean, for any, period any direct or indirect (by way of acquisition of securities of a person or the expenditure of cash or the transfer of Property or the incurrence of Indebtedness) expenditures of such person which should be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP), excluding (i) any expenditure made with the Net Available Proceeds of any Equity Issuance or Asset Sale Event to the extent such Net Available Proceeds are not required to be applied to the prepayment of the Loans in accordance with Section 2.10(a)(ii) or 2.10(a)(iv),
(ii) expenditures in an amount not to exceed the sum of (x) the Net Available Proceeds of any Casualty Event to the extent such Net Available Proceeds are not required to be applied to the prepayment of the Loans in accordance with Section 2.10(a)(i) and (y) the amount of any applicable insurance deductibles with respect to such Casualty Event to the extent such amount is applied as set forth in clause (w) of Section 2.10(a)(i) within the period specified therein, and
(iii) the purchase price of equipment to the extent that the consideration therefor consists of used or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used or surplus equipment.

                  "Capital Lease," as applied to any person, shall mean any lease of any Property by that person as lessee which, in conformity with GAAP, is required to be classified and accounted for as a capital lease on the balance sheet of that person.

                  "Capital Lease Obligations" shall mean, for any person, all obligations of such person to pay rent or other amounts under a Capital Lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "Cash Equivalents" shall mean, for any person: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or by any agency thereof, in either case maturing not more than one year from the date of acquisition thereof by such person; (b) time deposits, certificates of deposit or bankers' acceptances (including eurodollar deposits) issued by (i) any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500.0 million and a deposit rating of investment grade or
(ii) any Lender; (c) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, respectively, maturing not more than 270 days from the date of acquisition thereof by such person; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause
(a) above entered into with a bank meeting the qualifications described in clause (b) above; (e) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody's; or (f) money market mutual funds that invest primarily in the foregoing items.

                  "Casualty Event" shall mean, with respect to any Property (including Real Property) of any person, any loss of title with respect to such Property or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, such Property for which such person or any of its Subsidiaries receives insurance proceeds or proceeds of a con-demnation award or other compensation; provided, however, no such event shall constitute a Casualty Event if such proceeds or other compensation in respect thereof is less than $500,000. "Casualty Event" shall include but not be limited to any taking of all or any part of any Real Property of any Company or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Company or any part thereof by any Governmental Authority, civil or military.

                  "CERCLA" see Section 8.10.

                  "Change of Control" shall mean, at any time, the occurrence of any of the following: (i) prior to the consummation of an IPO, the Permitted Holders cease to be the Beneficial Owner directly or indirectly of at least 51% of the fully diluted Voting Stock of Holdings; (ii) following the consummation of an IPO, (a) any "person" (including any group that is deemed to be a "person" but, in any event, excluding the Permitted Holders or any "group" that includes any of the Permitted Holders) is or becomes the Beneficial Owner of more of the fully diluted Voting Stock of Holdings than the Voting Stock of Holdings Beneficially Owned by the Permitted Holders or (b) during any period of twenty-four (24) consecutive months commencing after the Effective Date, individuals who at the beginning of such period constituted Holdings' Board of Directors (together with any new or replacement directors whose election by Holdings' Board of Directors or whose nomination for election by Holdings' shareholders was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved by the Permitted Holders) cease for any reason to constitute a majority of the directors then in office; (iii) on or after the Closing Date, Holdings fails to own, directly or indirectly, all of the Equity Interests of RIH other than as a result of a merger or consolidation permitted under this Agreement; or (iv) the occurrence of a "Change of Control" under the Seller Note Documents. The terms "person" and "group" shall have the meanings ascribed to such terms in Section 13(d) of the Exchange Act.

                  "Class" see Section 1.03.

                  "Closing Date" see Section 7.02.

                  "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

                  "Collateral" shall mean all of the Pledged Collateral, the Mortgaged Real Property and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations is granted or purported to be granted under any Security Document.

                  "Collateral Account" see the Security Agreement.

                  "Collateral Agent" shall mean Bankers Trust Company in its capacity as collateral agent in accordance with the introduction hereto and in accordance with the terms of the Security Documents, as the case may be.

                  "Collateral Agent's Fee Letter" shall mean the fee letter dated April 5, 2001 between Borrower and Collateral Agent.

                  "Colony Investors" see Recitals.

                  "Commitment Letter" shall mean the Credit Facilities Commitment Letter among Merrill Lynch Capital Corporation, Colony Investors and Borrower dated February 22, 2001, together with Exhibit A thereto.

                  "Commitments" shall mean the Revolving Commitments and the Term Loan Commitments.

                  "Companies" shall mean Borrower, Holdings and the Subsidiaries; and "Company" shall mean any one of them.

                  "Consolidated Companies" shall mean Borrower and each Subsidiary of Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of Borrower in accordance with GAAP.

                  "Consolidated EBITDA" shall mean, for any period, the sum (without duplication) of the amounts for such period of Adjusted Net Income plus dividends paid under Section 10.06(b)(i) and (ii), plus, in each case to the extent deducted in calculating such Adjusted Net Income, (1) income tax expense,
(2) Consolidated Interest Expense, (3) depreciation and amortization expense,
(4) other non-cash items of expense, other than to the extent requiring an accrual or reserve for future cash expenses, all as determined on a consolidated basis for Consolidated Companies, and (5) expenses incurred in connection with redeemable stock interests (to the extent related to any current or former officers, directors or employees) and restricted stock grants of equity; provided, however, for the Test Dates June 30, 2001, September 30, 2001, December 31, 2001 and March 31, 2002, Borrower may add to Consolidated EBITDA an amount equal to $4.0 million, $3.0 million, $2.0 million and $1.0 million, respectively. Consolidated EBITDA shall be calculated on a pro forma basis and otherwise in accordance with GAAP and Regulation S-X under the Securities Act to give effect to the RIH Acquisition and any other Acquisition and Asset Sales consummated during the fiscal period of Borrower ended on the Test Date thereof as if each such Acquisition had been effected on the first day of such period and as if each such Asset Sale had been consummated on the day prior to the first day of such period.

                  "Consolidated Indebtedness" shall mean, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (but including in any event the then outstanding principal amount of all Loans, all Notes, all Capital Lease Obligations and all L/C Liability) of the Companies on a consolidated basis as determined in accordance with GAAP. Notwithstanding anything to the contrary herein, Consolidated Indebtedness shall be calculated without taking into account principal or interest outstanding or paid under the Mirror Note.

                  "Consolidated Interest Expense" shall mean, for any period, the sum of all interest expense of Consolidated Companies for such period as determined on a consolidated basis for Consolidated Companies in accordance with GAAP.

                  "Consolidated Leverage Ratio" shall mean, for any Test Date, the ratio of (x) the sum of Consolidated Indebtedness at such Test Date to (y) Consolidated EBITDA for the four fiscal quarters ending on such Test Date.

                  "Consolidated Net Income" shall mean, for any period, the consolidated net income (or loss) of Consolidated Companies for such period, determined in conformity with GAAP, but excluding the income of any person (other than the Subsidiaries) in which any Company has an ownership interest, until such income has been received by a Company in a cash distribution and in any event not greater than Borrower's proportionate interest in the net income of such person for the relevant period.

                  "Contested Collateral Lien Conditions" shall mean, with respect to any Permitted Lien of the type described in clauses (a), (b) and (d) of Section 10.02, the following conditions:

                  (i) any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

                  (ii) at the option and upon request of the Lead Arranger, the appropriate Credit Party shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Lead Arranger's reasonable estimate of all interest and penalties related thereto; and

                  (iii) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Security Documents.

                  "Contingent Obligation" shall mean, as to any person, any obligation of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business, any product warranty in the ordinary course of business and any lease guarantees executed by any Company in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated potential liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

                  "Continue," "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.09 of a LIBOR Loan from one Interest Period to the next Interest Period.

                  "Contractual Obligation" shall mean as to any person, any provision of any security issued by such person or of any mortgage, security agreement, pledge agreement, indenture, credit agreement, securities purchase agreement, debt instrument, contract, agreement, instrument or other undertaking to which such person is a party or by which it or any of its Property is bound or subject.

                  "Convert," "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.09 of one Type of Loan into another Type of Loan, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

                  "Covered Taxes" see Section 5.06(a).

                  "Credit Documents" shall mean this Agreement, the Notes, the L/C Documents and the Security Documents, as amended from time to time.

                  "Credit Facilities" shall mean the Term Facilities and the Revolving Facility.

                  "Credit Parties" shall mean Borrower and the Guarantors.

                  "Creditor" shall mean each of (i) each Agent, (ii) each L/C Lender, (iii) each Lender, and (iv) each party to a Swap Contract relating to the Loans if at the date of entering into such Swap Contract such person was a Lender or an Affiliate of a Lender.

                  "Debt Issuance" shall mean the incurrence by any Company of any Indebtedness after the Effective Date (other than as permitted by Section 10.01).

                  "Default" shall mean any event or condition that constitutes an Event of Default or that would become, with notice or lapse of time or both, an Event of Default.

                  "Disqualified Capital Stock" shall mean, with respect to any person, any Equity Interest of such person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Qualified Capital Stock or with respect to Holdings, upon a sale of assets or a change of control that constitutes an Asset Sale or a Change of Control and is subject to the prior payment in full of the Obligations or as a result of a redemption required by Gaming Law), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (other than solely for Qualified Capital Stock) or exchangeable or convertible into debt securities of the issuer thereof at the sole option of the holder thereof, in whole or in part, on or prior to the date which is 181 days after the Final Maturity Date.

                  "Dividend Payment" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any Equity Interests or Equity Rights of any Company, but excluding dividends paid through the issuance of additional shares of Qualified Capital Stock and any redemption or exchange of any Qualified Capital Stock of such Company through the issuance of Qualified Capital Stock of such Company.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Effective Date" see Section 7.01.

                  "Eligible Person" shall mean (A) a person that is (i) a retirement fund administered by a public agency for the exclusive benefit of federal, state, or local public employees; (ii) an investment company registered under the Investment Company Act of 1940 (15 U.S.C. ss. 80a-1 et seq.); (iii) a collective investment trust organized by banks under Part Nine of the Rules of the Comptroller of the Currency; (vi) a closed end investment trust; (v) a chartered or licensed life insurance company or property and casualty insurance company; (vii) a banking and other chartered or licensed lending institution;
(viii) an investment adviser registered under the Investment Advisers Act of 1940 (15 U.S.C. ss. 80b-1 et seq.); or (ix) such other persons as the New Jersey Casino Control Commission may determine for reasons consistent with the policies of the Casino Control Act, P.L. 1977, c. 110 (C. 5:12-1 et seq.) and (B) in addition such person is (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100.0 million; (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus in a dollar equivalent amount of at least $100.0 million; provided, however, that such bank is acting through a branch or agency located in the country in which it is organized or another country that is also a member of the OECD; (iii) an insurance company, mutual fund or other entity which is regularly engaged in making, purchasing or investing in loans or securities; or any other financial institution organized under the laws of the United States, any state thereof, any other country that is a member of the OECD or a political subdivision of any such country with assets, or assets under management, in a dollar equivalent amount of at least $100.0 million; (iv) any Affiliate of a Lender or an Approved Fund of a Lender;
(v) any other entity (other than a natural person) which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses or investing activities including, but not limited to, insurance companies, mutual funds and investment funds; or
(vi) any other entity consented to by each of Lead Arranger, Collateral Agent and Borrower. With respect to any Lender, any Approved Fund in respect thereof, shall be treated as a single Eligible Person. In order to be an Eligible Person, a Lender must meet the requirements of clauses (A) and (B) of this definition; provided, that no Lender that does not meet the requirements of clause (A)(vii) of this defini-tion may hold (i) any portion of the Term A Facility Loans or the Revolving Loans or (ii) more than $18.0 million of the Term B Facility Loans.

                  "Employee Benefit Plan" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) that is maintained or contributed to by any ERISA Entity or with respect to which Borrower or a Subsidiary is reasonably likely to incur liability.

                  "Environmental Claim" shall mean, with respect to any person, any written notice, claim, demand or other written communication (collectively, a "claim") by any other person alleging such person's liability for any costs, cleanup costs, response, corrective action or costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of or resulting from (i) the presence, Release or threatened Release into the environment, of any Hazardous Material at any location, whether or not owned by such person, or (ii) any violation of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury from Hazardous Material to health, safety or the environment.

                  "Environmental Laws" shall mean any and all present and future (except with respect to representations and warranties contained herein which shall relate to such laws as in effect on the date such representation or warranty is made) applicable laws, rules or regulations of any Governmental Authority, any orders, decrees, judgments or injunctions and the common law in each case as now or hereafter in effect, relating to pollution or protection of human health, safety or the environment, including without limitation, ambient air, indoor air, soil, surface water, ground water, land or subsurface strata, and natural resources such as wetlands, flora and fauna, including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, discharge, disposal, collection, transfer, transport or handling of Hazardous Materials.

                  "Equity Contribution" shall mean the contribution of at least $42.5 million to Holdings by the Permitted Holders and such other persons reasonably acceptable to Lead Arranger and the contribution of such amount to Borrower by Holdings.

                  "Equity Interests" shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the Effective Date or issued after the Effective Date.

                  "Equity Issuance" shall mean (a) any issuance or sale after the Effective Date by Borrower of any Equity Interests in any public offering or private placement (including any Equity Interests issued upon exercise of any Equity Rights) or any Equity Rights, or (b) the receipt by Borrower after the Closing Date of any capital contribution (whether or not evidenced by any Equity Interest issued by the recipient of such contribution); excluding, however, the sale of equity securities of

Holdings to (i) the Permitted Holders in the Equity Contribution or otherwise and (ii) employees or directors of any of the Companies pursuant to a stock grant or stock option plan or similar plan. The issuance or sale of any debt security convertible into or exchangeable or exercisable for any Equity Interests shall be deemed a Debt Issuance and not an Equity Issuance for purposes of Section 2.10(a).

                  "Equity Rights" shall mean, with respect to any person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional Equity Interests of any class, or partnership or other ownership interests of any type in, such person.

                  "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Entity" shall mean any member of an ERISA Group.

                  "ERISA Event" shall mean (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any ERISA Entity of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by any ERISA Entity from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or the occurrence of any event or condition which could constitute grounds under ERISA for the termination of or the appointment of a trustee to administer, any Pension Plan; (f) the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (g) the receipt by an ERISA Entity of any notice, or the receipt by any Multiemployer Plan from any ERISA Entity of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Pension Plan which would be reasonably likely to result in the imposition of a lien or the posting of a bond or other security; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to any Company.

                  "ERISA Group" shall mean any Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Company, are treated as a single employer under Section 414 of the Code.

                  "Event of Default" see Article XI.

                  "Excess Cash Flow" shall mean for the relevant period, (A) the sum of (i) Consolidated EBITDA for such period (calculated for this definition by adding back the cash portion of all extraordinary or non-recurring items of income (other than from Asset Sales) to the extent excluded in the calculation of Adjusted Net Income and by deducting the cash portion of all extraordinary or non-recurring items of expense to the extent excluded in the calculation of Adjusted Net Income, other than the expenses described in clause (d) of the definition of Adjusted Net Income) and (ii) any net decrease in Working Capital during such period (except to the extent attributable to assets or persons subject to an Asset Sale during such period); minus (B) the sum of (i) Consolidated Interest Expense to the extent paid in cash for such period; (ii) the sum of all scheduled principal payments (other than pursuant to Section 2.10(a)(v)) on any Indebtedness (including Capital Leases and Term Loans pursuant to Section 3.01(b)) of Consolidated Companies made during such period from internally generated funds, all voluntary prepayments of Term Loans made during such period from internally generated funds and all prepayments of Revolving Loans made during such period from internally generated funds to the extent accompanied by a permanent reduction in the Revolving Commitment; (iii) cash Maintenance Capital Expenditures made during such period by the Companies to the extent funded from internally generated funds; (iv) all cash income taxes actually paid to any Governmental Authority by Consolidated Companies during such period (other than any taxes relating to Asset Sales not in the ordinary course of business); (v) any net increases in Working Capital during such period (except to the extent attributable to assets or persons subject to an Acquisition during such period); (vi) all cash income taxes actually paid by Borrower or any Subsidiary in respect of such period and dividends paid in respect of such period by Borrower pursuant to Section 10.06(b)(ii); (vii) cash dividends paid during such period by Borrower pursuant to Sections 10.06(b)(i) and (iv) to the extent made with internally generated funds; and (viii) $750,000.

                  "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Excluded Taxes" shall mean any Tax (other than any Other Taxes) (i) imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any jurisdiction in which such Lender conducts business or any subdivision thereof or therein or (ii) imposed on any Lender in the nature of franchise taxes or other similar taxes imposed as a result of such Lender doing business in a particular jurisdiction.

                  "fair market value" shall mean, with respect to any Property, a price (after taking into account any liabilities relating to such Property), as determined by Borrower in good faith, that is within a reasonable range of prices which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

                  "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, however, that (a) if the day for which such rate is to be de-termined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate quoted to Collateral Agent on such Business Day on such transactions by three federal funds brokers of recognized standing, as determined by Collateral Agent.

                  "Fee Letter" shall mean the Credit Facilities Fee Letter dated as of February 22, 2001 and as of the Closing Date among Merrill Lynch Capital Corporation, Colony Investors and Borrower.

                  "Final Maturity Date" shall mean the sixth anniversary of the Closing Date.

                  "Financial Maintenance Covenants" shall mean the covenants set forth in Sections 10.08(a) through (d). Notwithstanding, anything to the contrary herein the Financial Maintenance Covenants (and definitions directly related thereto) shall be calculated without taking into account principal or interest outstanding or paid under the Mirror Note.

                  "Fixed Charge Coverage Ratio" shall mean, for any Test Date, the ratio of (x) Consolidated EBITDA for the four fiscal quarters ending on such Test Date to (y) Fixed Charges for the four fiscal quarters ending on such Test Date.

                  "Fixed Charges" shall mean, for any period, the sum of (i) Consolidated Interest Expense for such period to the extent paid or payable in cash during such period, (ii) the sum of all scheduled principal payments on any Indebtedness of Consolidated Companies (including, without duplication, any lease payments in respect of Capital Leases of Consolidated Companies attributable to the principal component thereof for such period but excluding any prepayment of a type contemplated by Section 2.10), (iii) all cash income tax expense actually paid to any Governmental Authority by Consolidated Companies for such period (other than taxes related to Asset Sales not in the ordinary course of business), and (iv) Maintenance Capital Expenditures during such period to the extent made from internally generated funds. Notwithstanding the foregoing, until the first anniversary of the Closing Date, Consolidated Interest Expense shall equal the product of (x) Consolidated Interest Expense since the Closing Date to the date in question and (y) a fraction, the numerator of which is 365 and the denominator of which is the number of days since the Closing Date.

                  "Foreign Lender Certificate" see Section 5.06.

                  "Foreign Plan" shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, any Company with respect to employees employed outside the United States.

                  "Funding Date" shall mean the date of the making of any extension of credit hereunder (including the Closing Date).

                  "GAAP" shall mean generally accepted accounting principles set forth as of the relevant date in the opinions and pronouncements of the Accounting Principles Board of the American

Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination. For purposes of clarity, accounts of one party required to be disclosed in the accounts of another party solely as a result of disclosure required by the SEC under "pushdown" accounting shall not be treated as the accounts of such other party unless otherwise required under GAAP.

                  "Gaming Authority" means the New Jersey Casino Control Commission and the New Jersey Division of Gaming Enforcement (including any successors to either of them), and any other Governmental Authority which regulates gaming in any jurisdiction in which the Companies conduct gaming activities and has jurisdiction over such persons.

                  "Gaming Law" means any Law relating to gaming or gaming activities established by any Gaming Authority.

                  "Governmental Authority" shall mean any government or political subdivision of the United States or any other country or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision including, without limitation, any Gaming Authority.

                  "Guarantee" shall mean the guarantee of each Guarantor pursuant to Article VI.

                  "Guaranteed Obligations" see Section 6.01.

                  "Guarantors" shall mean Holdings and each Subsidiary on or that after the Effective Date guarantees the payment of the Obligations pursuant to Section 9.12 including RIH and New Pier.

                  "Hazardous Material" shall mean any pollutant, contaminant, toxic, hazardous or extremely hazardous substance, constituent or waste, or any other constituent, waste, material, compound or substance subject to regulation under any Environmental Law including, without limitation, petroleum or any petroleum product, including crude oil or any fraction thereof, polychlorinated biphenyls, urea-formaldehyde insulation and asbestos.

                  "Holdings" shall mean Colony RIH Holdings, Inc. a Delaware corporation.

                  "incur" shall mean, with respect to any Indebtedness or other obligation of any person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person, or to grant or create a Lien upon any Property of such person to secure any Indebtedness of another person (and "incurrence," "incurred" and "incurring" shall have meanings correlative to the foregoing). Incur shall not include the accretion of principal under pay-in-kind
In-
debtedness with respect to the Seller Financing or the Mirror Note, whether or not evidenced by additional notes.

                  "Indebtedness" of any person shall mean, without duplication,
(a) all obligations of such person for borrowed money; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and amounts payable to repurchase Equity Securities in excess of the amounts paid in accordance with Section 10.06(b)(iv)); (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed (provided, that if such obligations have not been assumed, the amount of such Indebtedness included for the purposes of this definition will be the amount equal to the lesser of the fair market value of such property and the amount of the Indebtedness secured);
(f) all Capital Lease Obligations (including synthetic lease obligations) and Purchase Money Obligations of such person; (g) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements; (h) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances, except obligations in respect of letters of credit issued in support of obligations not otherwise constituting Indebtedness shall not constitute Indebtedness except to the extent such letter of credit is drawn and not reimbursed within two Business Days; and (i) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner unless recourse is limited, in which case the amount of such Indebtedness shall be the limited amount. The amount of Indebtedness of the type referred to in clause (g) above of any person shall be zero unless and until such Indebtedness shall be terminated, in which case the amount of such Indebtedness shall be the then termination payment due thereunder by such person.

                  "Indemnification Amounts" see Section 2.10(vi).

                  "Indemnitee" see Section 13.03(b).

                  "Intellectual Property" see Section 8.22.

                  "Interest Coverage Ratio" shall mean, for any Test Date, the ratio of (x) Consolidated EBITDA for the four fiscal quarters ending on such Test Date to (y) Consolidated Interest Expense for the four fiscal quarters ending on such Test Date. Notwithstanding the foregoing, until the first anniversary of Closing Date, Consolidated Interest Expense shall equal the product of (x) Consolidated Interest Expense since the Closing Date to the date in question and (y) a fraction, the numerator of which is 365 and the denominator of which is the number of days since the Closing Date.

                  "Interest Period" shall mean, with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or Converted from an ABR Loan or the last day of the next preceding Interest Period for such LIBOR Loan and (subject to the requirements of Section 2.09) ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as Borrower may select as provided in Section 4.05, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period for any Revolving Loan would otherwise end after the R/C Maturity Date, such Interest Period shall end on the R/C Maturity Date; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clause (i) above, except as otherwise provided in Section 2.01(d) no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a LIBOR Loan for such period.

                  "Interest Rate Certificate" shall mean an Officers' Certificate substantially in the form of Exhibit D, delivered pursuant to
Section 9.04(e), demonstrating in reasonable detail the calculation of the Consolidated Leverage Ratio as of any Test Date.

                  "Interest Rate Protection Agreement" shall mean, for any person, an interest rate swap, cap or collar agreement or similar arrangement between such person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

                  "internally generated funds" shall mean funds not generated from the proceeds of any Loan, Debt Issuance, Equity Issuance, Asset Sale, insurance recovery or Indebtedness (in each case without regard to the exclusions from the definition thereof (other than transactions in the ordinary course of business)).

                  "Investment" see Section 10.04

                  "IPO" shall mean an initial underwritten offering of common stock of Holdings for cash pursuant to an effective registration statement under the Securities Act following which the common stock of Holdings is listed on a national securities exchange or quoted on the national market system of Nasdaq stock market.

                  "Joinder Agreement" shall mean a Joinder Agreement substantially in the form of Exhibit N.

                  "Landlord Consents" see Section 9.09(c).

                  "Laws" shall mean, collectively, all common law and all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, including without limitation the interpretation thereof by any Governmental Authority charged with the enforcement thereof.

                  "L/C Documents" shall mean, with respect to any Letter of Credit, collectively, any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

                  "L/C Interest" shall mean, for each Revolving Lender, such Lender's participation interest (or, in the case of L/C Lender, L/C Lender's retained interest) in L/C Lender's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

                  "L/C Lender" shall mean a Lender or Lenders selected by the Agents and reasonably satisfactory to Borrower, as the issuer of Letters of Credit under Section 2.03, together with its successors and assigns in such capacity.

                  "L/C Liability" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit, plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations at such time due and payable in respect of all drawings made under such Letter of Credit.

                  "Lead Arranger" see the introduction hereto.

                  "Lease" shall mean any lease, sublease, franchise agreement, license, occupancy or concession agreement.

                  "Lender" and "Lenders" see the introduction hereto.

                  "Letter of Credit" see Section 2.03.

                  "LIBO Rate" shall mean, for any LIBOR Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Collateral Agent to be equal to the LIBOR Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

                  "LIBOR Base Rate" shall mean, with respect to any LIBOR Loan for any Interest Period therefor, the rate per annum determined by Collateral Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Dow Jones Market Screen 3750 (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the LIBOR Base Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Dow Jones Market Screen 3750, "LIBOR Base Rate" shall mean, with respect to each day during each Interest Period pertaining to LIBOR Loans comprising part of the same borrow-ing, the rate per annum equal to the rate at which Collateral Agent is offered deposits in Dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such LIBOR Loan to be outstanding during such Interest Period. "Dow Jones Market Screen 3750" shall mean the display designated as Page 3750 on the Dow Jones Market Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit markets).

                  "LIBOR Loans" shall mean Loans that bear interest at rates based on rates referred to in the definition of "LIBO Rate" in this Section 1.01.

                  "Licensed Lender" shall mean a lender who makes loans or holds a mortgage or other Lien acquired in the ordinary course of business and is deemed by the Gaming Authority to have met the Gaming Law definition of bank or other licensed lending institution.

                  "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, claim, charge, security interest or encumbrance of any kind, any other type of preferential arrangement in respect of such Property having the effect of a security interest, including any easement, right-of-way or other encumbrance on title to Real Property, and any agreement to give any of the foregoing.

                  "Loans" shall mean the Revolving Loans and the Term Loans.

                  "Losses" of any person shall mean the losses, liabilities, claims (including those based upon negligence, strict or absolute liability and liability in tort), damages, reasonable expenses, obligations, penalties, actions, judgments, encumbrances, liens, penalties, fines, suits, reasonable and documented costs or disbursements of any kind or nature whatsoever (including reasonable fees and expenses of counsel in connection with any Proceeding commenced or threatened in writing, whether or not such person shall be designated a party thereto) at any time (including following the payment of the Obligations) incurred by, imposed on or asserted against such person.

                  "Maintenance Capital Expenditure" shall mean, with respect to any person, all Capital Expenditures made in the ordinary course of business of such person.

                  "Majority Lenders" shall mean (i) at any time prior to the Closing Date, Lenders holding at least (x) a majority of the aggregate amount of the Revolving Commitments and the Term A Facility Commitments and (y) a majority of the aggregate amount of the Term B Facility Commitments, and (ii) at any time after the Closing Date, Lenders holding at least (x) a majority of the sum of (without duplication) (a) the aggregate principal amount of outstanding Term A Facility Loans and Revolving Loans, plus (b) the aggregate amount of all L/C Liabilities, plus (c) the aggregate Unutilized R/C Commitments then in effect and (y) a majority of the aggregate principal amount of outstanding Term B Facility Loans.

                  "Majority Pro Rata Lenders" see Section 13.04(i)(m).

                  "Majority Revolving Lenders" shall mean (i) at any time prior to the Closing Date, Lenders holding at least a majority of the aggregate amount of the Revolving Commitment and (ii) at any time after the Closing Date, Lenders holding at least a majority of the sum of (without duplication) (a) the aggregate principal amount of outstanding Revolving Loans, plus (b) the aggregate amount of all L/C Liabilities, plus (c) the aggregate Unutilized R/C Commitments then in effect.

                  "Margin Stock" shall mean margin stock within the meaning of Regulations T, U and X.

                  "Material Adverse Change" shall mean, with respect to any person, a material adverse change, or any condition or event that has resulted or could reasonably be expected to result in a material adverse change, in the business, results of operations, financial condition or assets of such person, together with its Subsidiaries taken as a whole.

                  "Material Adverse Effect" shall mean an event, circumstance, occurrence, or condition which has caused as of any date of determination any of
(a) a material adverse effect, or any condition or event that has resulted or could reasonably be expected to result in a material adverse effect, on the business, results of operations, financial condition or assets of Borrower, together with the Subsidiaries taken as a whole, (b) a material adverse effect on the ability of the Credit Parties to consummate in a timely manner the Transactions or to perform any of their material obligations under any Credit Document or (c) a material adverse effect on the legality, binding effect or enforceability of any Credit Document or any of the material rights and remedies of any Creditor thereunder or the legality, priority or enforceability of the Lien on a material portion of the Collateral.

                  "Mirror Note" shall mean the subordinated promissory note of Borrower in favor of Holdings substantially in the form of attached hereto as Exhibit P together with notes issued in accordance therewith to evidence interest payments.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Mortgage" shall mean an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien on a Mortgaged Real Property, which shall be in substantially in the form of Exhibit I, with such schedules and including such provisions as shall be necessary to conform such document to applicable or local law or as shall be customary under local law, as the same may at any time be amended in accordance with the terms thereof and hereof.

                  "Mortgaged Real Property" shall mean (i) each Real Property identified on Schedule 1.01(f) and (ii) each Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 9.09.

                  "Multiemployer Plan" shall mean a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (i) to which any ERISA Entity is then making or accruing an obligation to make contributions, (ii) to which any ERISA Entity has within the preceding five plan years made contributions, including any person which ceased to be an ERISA Entity during such five year period, or
(iii) with respect to which any Company is reasonably likely to incur liability.

                  "NAIC" shall mean the National Association of Insurance Commissioners.

                  "Net Available Proceeds" shall mean:

                                    (i) in the case of any Asset Sale Event, the
                  aggregate amount of all cash payments (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received by any Company directly or indirectly in connection with such Asset Sale Event, net (without duplication) of (A) the amount of all fees and expenses paid by or on behalf of any Company in connection with such Asset Sale Event; (B) any Taxes paid or estimated to be payable by or on behalf of any Company as a result of such Asset Sale Event (after application of all credits and other offsets that arise from such Asset Sale Event); (C) any repayments by or on behalf of any Company of Indebtedness (other than the Obligations) to the extent that such Indebtedness is secured by a Permitted Lien on the subject Property required to be repaid as a condition to the purchase or sale of such Property; (D) amounts required to be paid to any person (other than any Company) owning a beneficial interest in the subject Property; and (E) amounts reserved, in accordance with GAAP, against any liabilities associated with such Asset Sale Event and retained by any Company after such Asset Sale Event and related thereto, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale Event, all as reflected in an Officers' Certificate delivered to Collateral Agent;

                                    (ii) in the case of any Casualty Event, the
                  aggregate amount of cash proceeds of insurance, condemnation awards and other compensation received by the person whose Property was subject to such Casualty Event in respect of such Casualty Event net of (A) fees and expenses incurred by or on behalf of such Company in connection with recovery thereof,
                  (B) repayments of Indebtedness (other than Indebtedness hereunder) to the extent secured by a Lien on such Property that is permitted by the Credit Documents, and (C) any Taxes paid or payable by or on behalf of any Company in respect of the amount so recovered (after application of all credits and other offsets arising from such Casualty Event); and

                                    (iii) in the case of any Equity Issuance or
                  any Debt Issuance, the aggregate amount of all cash received in respect thereof by the person consummating such Equity Issuance or Debt Issuance in respect thereof net of all investment banking fees, discounts and commissions, legal fees, consulting fees, accountants' fees, underwriting discounts and commissions and other fees and expenses, actually incurred in connection therewith.

                  "New Pier" see Recitals.

                  "Non-U.S. Lender" see Section 5.06(b).

                  "Notes" shall mean the Revolving Notes and the Term Loan
Notes.

                  "Notice of Assignment" shall mean a notice of assignment pursuant to Section 13.06 substantially in the form of Exhibit M.

                  "Notice of Borrowing" shall mean a notice of borrowing substantially in the form of Exhibit B.

                  "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by any Credit Party to any Creditor or any of its Related Parties or their respective successors, transferees or assignees pursuant to the terms of any Credit Document or any Swap Contract relating to the Loans or secured by any of the Security Documents, whether or not the right of such person to payment in respect of such obligations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding.

                  "OECD" see the definition of Eligible Person.

                  "Officers' Certificate" shall mean, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board of Directors (if an officer) or its Chief Executive Officer or its President or one of its Vice Presidents (or an equivalent officer) or any of its Assistant Vice Presidents and by its Chief Financial Officer, Vice President-Finance or its Treasurer (or an equivalent officer) or any Assistant Treasurer in their official (and not individual) capacities.

                  "Organic Document" shall mean, relative to any person, its certificate of incorporation, its by-laws, its partnership agreement, its memorandum and articles of association, share designations or similar organization documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Equity Interests.

                  "Other Taxes" see Section 5.06(c).

                  "Participant" see Section 13.06(c).

                  "Payor" see Section 4.06.

                  "PBGC" shall mean the United States Pension Benefit Guaranty Corporation or any successor thereto.

                  "Pension Plan" shall mean an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or
Section 302 of ERISA and is maintained or contributed to by any ERISA Entity or with respect to which any Company is reasonably likely to incur liability.

                  "Perfection Certificate" shall mean a Perfection Certificate substantially in the form of Exhibit J.

                  "Permits" see Section 8.16.

                  "Permitted Holders" shall mean Colony Investors and any Affiliates thereof and Thomas J. Barrack, Jr., Nicholas L. Ribis, Colony RIH Voteco, LLC, Colony GP IV, Inc., Colony Capital IV, L.P. and any investment fund, partnership or other person sponsored by or formed at the direction of Colony Capital LLC, a Delaware limited liability company, or any successor organization (unless such investment fund, partnership or other person is not managed by a person that is an Affiliate or Related Person of any of the foregoing). As used herein, the term "Related Person" means (a) any controlling stockholder, 80% (or more) directly or indirectly owned Subsidiary, or immediate family member (in the case of an individual), of any Permitted Holder, or (b) any trust, corporation, partnership or other entity if (x) the beneficiaries, stockholders, partners, members, owners or other persons beneficially owning (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) in the aggregate 80% or more of the voting stock of such trust, corporation, partnership or entity consist of any one or more Permitted Holders or such other Permitted Holders referred to in clause (a), or (y) a general partner or managing member or person otherwise controlling or having the power to direct or cause the direction or the management and policies of such trust, corporation, partnership or entity is any one or more of the Permitted Holders or such other persons referred to in clause (a).

                  "Permitted Liens" see Section 10.02.

                  "Permitted Refinancing" shall mean, with respect to any Indebtedness or Contingent Obligation, any refinancing thereof, provided, however, that:

                                    (a) no Default or Event of Default shall
                  have occurred and be continuing or would arise therefrom;

                                    (b) any such refinancing Indebtedness shall
                  (i) not be on financial and other terms that are materially more onerous (as determined by Borrower and Lead Arranger) in the aggregate to any Company or Creditor than the Indebtedness or Contingent Obligation being refinanced and shall not have defaults, rights or remedies more burdensome (as determined by Borrower and Lead Arranger) to any Company or Creditor than the Indebtedness being refinanced, (ii) not have a stated maturity or weighted average life that is shorter than that of the Indebtedness or Contingent Obligation being refinanced (provided that the stated maturity or weighted average life may be shorter if the stated maturity of any principal payment (including any amortization payments) is not earlier than the earlier of (1) the stated maturity in effect prior to such refinancing or (2) 90 days after the Final Maturity Date),
                  (iii) if the Indebtedness or Contingent Obligation being refinanced is subordinated by its terms or by the terms of any agreement or instrument relating to such Indebtedness or Contingent Obligation, be at least as subordinate to the Obligations as the Indebtedness or Contingent Obligation being refinanced (and unsecured if the refinanced Indebtedness is unsecured), and (iv) be in a principal amount that does not exceed the principal amount so refinanced, plus accrued interest, plus any reasonable premium or other payment required to be paid in connection with such refinancing, plus, in either case, the amount of fees and reasonable expenses of any Company incurred in connection with such refinancing;

                                    (c) the Indebtedness to be refinanced is not
                  outstanding more than 45 days after the date after the incurrence of the Indebtedness incurred to effect the refinancing thereof; and

                                    (d) the sole obligor on such refinancing
                  Indebtedness or Contingent Obligation shall be Borrower or the original obligor on such Indebtedness or Contingent Obligation being refinanced; provided, however, that (I) any guarantor of the Indebtedness or Contingent Obligation being refinanced shall be permitted to guarantee the refinancing Indebtedness and (II) any Credit Party shall be permitted to guarantee any such refinancing of any other Credit Party.

                  "person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                  "Pledged Collateral" has the meaning set forth in the Security Agreement.

                  "Preclosing Syndication Date" shall mean the earlier of (x) April 27, 2001 or (y) the date upon which the Lead Arranger determines and notifies Borrower that a successful pre-closing syndication of the Commitments shall have been completed.

                  "Principal Office" shall mean the principal office of Collateral Agent, located on the Effective Date at 130 Liberty Street, New York, NY 10006 or such other office as may be designated by Collateral Agent.

                  "Principal Payment Date" shall mean, with respect to any Term Loan, each Quarterly Date or other date set forth on Annex D on which a payment of principal is due with respect to such Term Loan.

                  "Proceeding" shall mean any claim, counterclaim, action, judgment, suit, hearing, governmental investigation, arbitration or proceeding, including by or before any Governmental Authority and whether judicial or administrative.

                  "Pro Forma Balance Sheet" see Section 8.02(d).

                  "Pro Forma Date" see Section 8.02(d).

                  "Property" shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including all contract rights, real property interests, trademarks, trade names, equipment and proceeds of the foregoing and Equity Interests or other ownership interests of any person.

                  "Purchase Money Obligation" shall mean, for any person, the obligations of such person in respect of Indebtedness incurred for the purpose of financing all or any part of the purchase price of any Property (including Equity Interests of any person) or the cost of installation, construction or improvement of any property or assets and any refinancing thereof; provided, however, that such Indebtedness is incurred within 135 days after such acquisition of such Property by such person.

                  "Qualified Capital Stock" shall mean with respect to any person any Equity Interests of such person which is not Disqualified Capital Stock.

                  "Quarter" shall mean each three month period ending on March 31, June 30, September 30 and December 31.

                  "Quarterly Dates" shall mean the last Business Day of each Quarter in each year, commencing with the last Business Day of the first full Quarter after the Closing Date; provided, however, that solely for purposes of Sections 2.05(a) and (b), the Quarterly Dates shall commence with the last Business Day of the first full Quarter after the Effective Date.

                  "R/C Maturity Date" shall mean the date that is the fifth anniversary of the Closing Date.

                  "R/C Percentage" shall mean, with respect to any Revolving Lender, the ratio of (a) the amount of the Revolving Commitment of such Lender to (b) the aggregate amount of the Revolving Commitments of all of the Lenders.

                  "Real Property" shall mean all right, title and interest of any Company (including, without limitation, any leasehold estate) in and to a parcel of real property owned or operated by any Company, whether by lease, license or other use or occupancy agreement, together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof or thereon.

                  "redeem" shall mean redeem, repurchase, repay, defease or otherwise acquire or retire for value; and "redemption" and "redeemed" have correlative meanings.

                  "refinance" shall mean refinance, renew, extend, replace, defease or refund, in whole or in part, including successively; and "refinancing" and "refinanced" have correlative meanings.

                  "Register" see Section 2.08.

                  "Regulation D" shall mean Regulation D (12 C.F.R. Part 204) of the Board of Governors of the United States Federal Reserve System.

                  "Regulations T, U and X" shall mean, respectively, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) and Regulation X (12 C.F.R. Part 224) of the Board of Governors of the United States Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                  "Reimbursement Obligations" shall mean, at any time, the obligations of Borrower then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by L/C Lender in respect of any drawings under a Letter of Credit.

                  "Related Parties" see Section 12.01.

                  "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment.

                  "Replaced Lender" see Section 2.11.

                  "Replacement Lender" see Section 2.11.

                  "Required Payment" see Section 4.06.

                  "Requirement of Law" shall mean as to any person, the Organic Documents of such person, and any Law or determination of an arbitrator or any Governmental Authority, in each case applicable to or binding upon such person or any of its Property or to which such person or any of its Property is subject.

                  "Requisite Tranche Lenders" shall mean (i) with respect to Lenders having Revolving Commitments or Revolving Loans, Lenders having at least a majority of the aggregate sum of the Unutilized R/C Commitments, Revolving Loans and L/C Liabilities then outstanding, (ii) with respect to Lenders having Term A Facility Loans or Term A Facility Commitments, Lenders having at least a majority of the aggregate sum of the Term A Facility Loans and Term A Facility Commitments then outstanding, and (iii) with respect to Lenders having Term B Facility Loans or Term B Facility Commitments, Lenders having at least a majority of the aggregate sum of the Term B Facility Loans and Term B Facility Commitments then outstanding.

                  "Reserve Requirement" shall mean, for any Interest Period for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D).

                  "Responsible Officer" shall mean the chief executive officer of Borrower and the president of Borrower (if not the chief executive officer) and, with respect to financial matters, the chief financial officer of Borrower.

                  "Revolving Commitment" shall mean, for each Revolving Lender, the obligation of such Lender to make Revolving Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Revolving Commitment" (as the same may be reduced from time to time pursuant to Section
2.04 or changed pursuant to Section 13.06(b)). The initial aggregate principal amount of the sum of the Revolving Commitments of all Lenders is $10 million.

                  "Revolving Facility" shall mean the credit facility comprising the Revolving Commitments.

                  "Revolving Lenders" shall mean (a) on the Effective Date, the Lenders having a Revolving Commitment on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Revolving Loans and a Revolving Commitment after giving effect to any assignments thereof permitted by Section 13.06(b).

                  "Revolving Loans" see Section 2.01(a).

                  "Revolving Notes" shall mean the promissory notes substantially in the form of Exhibit A-1.

                  "RIH" see Recitals.

                  "RIH Acquisition" see Recitals.

                  "RIH Collateral" shall have the meaning set forth in the Security Agreement.

                  "RIH Dividend" shall mean RIH's Dividend Payment to Borrower of the RIH Secured Note.

                  "RIH Guaranteed Obligations" see Section 6.01(a).

                  "RIH Secured Note" shall mean the secured promissory note of RIH in favor of Borrower substantially in the form of attached hereto as Exhibit O and any assignment agreements, collateral assignment agreement or agreements or instrument necessary to effectuate the Lien on the RIH Collateral.

                  "S&P" shall mean Standard & Poor's, a division of The McGraw Hill Companies.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "Securities Act" shall mean the United States Securities Act of 1933, as amended, and all rules and regulations of the SEC promulgated thereunder.

                  "Security Agreement" shall mean a Security Agreement substantially in the form of Exhibit H among the Credit Parties and Collateral Agent for the benefit of the Lenders, as the same may be amended in accordance with the terms thereof and hereof, or such other agreements reasonably acceptable to Collateral Agent as shall be necessary to comply with applicable Requirements of Law and effective to grant to Collateral Agent (on behalf of the Creditors) a perfected first priority security interest in the Pledged Collateral covered thereby.

                  "Security Documents" shall mean the Security Agreement, the Mortgages and each other security document or pledge agreement required by applicable local law to grant a valid, perfected security interest in any Property acquired or developed, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement or any Mortgage to be filed with respect to the security interests in Property and fixtures created pursuant to the Security Agreement or any Mortgage and any other document or instrument utilized to pledge as collateral for the Obligations any Property of whatever kind or nature.

                  "Selected Guaranteed Obligations" see Section 6.01(b).

                  "Seller Financing" shall mean the issuance to Seller or its designee of $17.5 million in initial principal amount of notes of Holdings paying interest at a rate of 12 1/2% per annum (of which 6 1/4% is payable in cash and 6 1/4% is payable in kind) and having a maturity date at least one year after the Final Maturity Date and any Permitted Refinancings thereof; provided, however, that no such refinancings thereof shall be permitted or deemed effective without the consent of the Lead Arranger, which shall not be unreasonably withheld or delayed. The term "Seller Financing" includes any accrued interest notes payable in respect thereof.

                  "Seller Financing Documents" shall mean the Seller Notes and the other documents and instruments executed in connection with the Seller Financing.

                  "Seller Notes" shall mean that certain Note dated as of the Closing Date by Holdings in favor of Sun North America, Inc. in aggregate principal amount of $17.5 million substantially in the form of Exhibit Q, and each other note evidencing the Seller Financing.

                  "Solvent" and "Solvency" shall mean, for any person on a particular date, that on such date (a) the fair value of the Property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (b) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (c) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person's ability to pay as such debts and liabilities mature, (d) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person's Property would constitute an unreasonably small capital and (e) such person is able to pay its debts as they become due and payable.

                  "Strategic Capital Expenditure" shall mean, with respect to any person, all Capital Expenditures (other than Maintenance Capital Expenditures) of such person.

                  "Subsidiary" shall mean, with respect to any person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such person and/or one or more Subsidiaries of such person. Unless the context clearly requires otherwise, all references to any Subsidiary shall mean a Subsidiary of Borrower. All references to any Subsidiary of Borrower on or after the Closing Date shall include all those persons which become Subsidiaries of Borrower upon consummation of the RIH Acquisition and at any time thereafter.

                  "Subsidiary Guarantor" shall mean each Subsidiary of Borrower that is a Guarantor.

                  "Survey" shall mean a survey of any Mortgaged Real Property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state, province or country where such Mortgaged Real Property is located, (ii) dated (or redated) not earlier than 6 months prior to the date of delivery thereof unless there shall have occurred after the date of such survey any exterior construction on the site of such Mortgaged Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or, if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner acceptable to Collateral Agent) to Collateral Agent and (iv) complying in all respects with Requirements of Law.

                  "Swap Contract" shall mean any agreement entered into in the ordinary course of business (as a bona fide hedge and not for speculative purposes) (including any master agreement and any schedule or agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other similar agreement (including any option to enter into any of the foregoing) and is designed to protect any Company against fluctuations in interest rates, currency exchange rates, commodity prices, or similar risks (including any Interest Rate Protection Agreement entered into pursuant to Section 9.11).

                  "Tax Returns" see Section 8.08.

                  "Taxes" shall mean (i) any and all taxes, imposts, duties, charges, fees, levies or other charges or assessments of whatever nature, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, license, net worth, payroll, franchise, and transfer and recording, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign, including any federal, state, U.S. possession, county, local or foreign government or any subdivision or taxing agency thereof) including interest, fines, penalties or additions to tax attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments and (ii) all transferee, successor, joint and several or contractual liability (including, without limitation, liability pursuant to Treas. Reg. ss. 1.1502-6 (or any similar state, local or foreign provisions)) in respect of any items described in clause (i).

                  "Term A Facility" shall mean the credit facility comprising the Term A Facility Commitments and the Term A Facility Loans.

                  "Term A Facility Commitment" shall mean, for each Term A Facility Lender, the obligation of such Lender to make a Term A Facility Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Term A Facility Commitment" (as the same may be changed pursuant to Section 13.06(b)). The initial aggregate principal amount of the sum of the Term A Facility Commitments of all Lenders is $25.0 million.

                  "Term A Facility Lenders" shall mean (a) on the Effective Date, the Lenders having Term A Facility Commitments on the signature pages hereof, and (b) thereafter, the Lenders from time to time holding Term A Facility Loans and Term A Facility Commitments after giving effect to any assignments thereof permitted by Section 13.06(b).

                  "Term A Facility Loans" see Section 2.01(b).

                  "Term A Facility Notes" shall mean the promissory notes substantially in the form of Exhibit A-2.

                  "Term B Facility" shall mean the credit facility comprising the Term B Facility Commitments and the Term B Facility Loans.

                  "Term B Facility Commitment" shall mean, for each Term B Facility Lender, the obligation of such Lender to make a Term B Facility Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Term B Facility Commitment" (as the same may be changed pursuant to Section 13.06(b)). The initial aggregate principal amount of the sum of the Term B Facility Commitments of all Lenders is $55.0 million.

                  "Term B Facility Lenders" shall mean (a) on the Effective Date, the Lenders having Term B Facility Commitments on the signature pages hereof, and (b) thereafter, the Lenders from time to time holding Term B Facility Loans and Term B Facility Commitments after giving effect to any assignments thereof permitted by Section 13.06(b).

                  "Term B Facility Loans" see Section 2.01(c).

                  "Term B Facility Notes" shall mean the promissory notes substantially in the form of Exhibit A-3.

                  "Term Facilities" shall mean the credit facilities comprising the Term A Facility and the Term B Facility, collectively.

                  "Term Loan Commitments" shall mean the Term A Facility Commitments and the Term B Facility Commitments, collectively.

                  "Term Loan Lenders" shall mean the Term A Facility Lenders and the Term B Facility Lenders, collectively.

                  "Term Loan Notes" shall mean the Term A Facility Notes and the Term B Facility Notes, collectively.

                  "Term Loans" shall mean the Term A Facility Loans and the Term B Facility Loans, collectively.

                  "Test Date" shall mean, for any Financial Maintenance Covenant, the last day of each fiscal quarter of Borrower included within any period set forth in the table for such Financial Maintenance Covenant.

                  "Title Company" shall mean First American Title Insurance Company or such other title insurance or abstract company as shall be designated by the Lead Arranger.

                  "Tranche" shall mean (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Revolving Loans or Revolving Commitments, (b) Lenders having Term A Facility Commitments or Term A Facility Loans, and (c) Lenders having Term B Facility Commitments or Term B Facility Loans, and (ii) with respect to Loans, each of the following classes of Loans:
(a) Revolving Loans or Revolving Commitments, (b) Term A Facility Commitments or Term A Facility Loans, and (c) Term B Facility Commitments or Term B Facility Loans.

                  "Transaction Documents" shall mean the Acquisition Agreement, the Seller Financing Documents, the RIH Secured Note, this Agreement and in each case all documents related thereto and all exhibits, appendices, schedules and annexes to any thereof.

                  "Transactions" shall mean the financings and transactions to occur on the Closing Date, including, the RIH Acquisition, the Equity Contribution, the issuance of the Seller Financing, the RIH Dividend and the entering into borrowings hereunder.

                  "Trigger Date" see the definition of Applicable Margin.

                  "Type" see Section 1.03.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the applicable state or other jurisdiction.

                  "Unutilized R/C Commitment" shall mean, for any Revolving Lender, at any time, the excess of such Lender's Revolving Commitment at such time over the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Lender and (ii) such Lender's R/C Percentage of the aggregate amount of L/C Liabilities at such time.

                  "Voting Stock" shall mean, with respect to any person, the capital stock (including any and all shares, interests (including partnership, membership and other equity interests), participations, rights in, or other equivalents (however designated and whether voting or nonvoting) of, such capital stock, and any and all rights, warrants or options exchangeable for or convertible into such capital stock) of such person that ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only as long as no senior class of Equity Interests has such voting power by reason of any contingency.

                  "Warehouse Assets" shall mean all right, title and interest of Borrower in and to the parcels of land located at 117 N. Delaware, Atlantic City, New Jersey, 122 N. New Jersey Ave., Atlantic City, New Jersey and 113-15
N. Delaware Ave., Atlantic City, New Jersey, together with all existing strips, gores, easements, rights-of-way, privileges, appurtenances, development rights and other rights pertaining thereto and located thereon.

                  "Weighted Average Life to Maturity" shall mean, on any date and with respect to the Revolving Commitments, or the Term Loans, an amount equal to (i) the sum, for each scheduled repayment of Term Loans to be made after such date, or each scheduled reduction of Revolving Commitments to be made after such date, of the amount of such scheduled repayment or reduction multiplied by the number of days from such date to the date of such scheduled prepayment or reduction divided by (ii) the aggregate principal amount of such Term Loans or such Revolving Commitments, as the case may be.

                  "Wholly Owned Subsidiary" shall mean, with respect to any person, any corporation, partnership or other entity of which all of the Equity Interests (other than, in the case of a corporation, directors' qualifying shares or nominee shares required under applicable law) are directly or indirectly owned or controlled by such person and/or one or more Wholly Owned Subsidiaries of such person. Unless the context clearly requires otherwise, all references to any Wholly Owned Subsidiary shall mean a Wholly Owned Subsidiary of Borrower.

                  "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

                  "Working Capital" shall mean an amount determined for Consolidated Companies equal to the sum of all current assets (other than cash and Cash Equivalents) less the sum of all current liabilities (other than the current portion of long-term Indebtedness).

                  SECTION 1.02. Accounting Terms and Determinations. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters (including financial covenants) shall be made in accordance with GAAP consistently applied for all applicable periods, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP.

                  SECTION 1.03. Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Loan, Term A Facility Loan or Term B Facility Loan each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is an ABR Loan or a LIBOR Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

                  SECTION 1.04. Rules of Construction. (a) In each Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), references to (i) the plural include the singular, the singular include the plural and the part include the whole; (ii) persons include their respective permitted successors and assigns or, in the case of governmental persons, persons succeeding to the relevant functions of such persons; (iii) agreements (including this Agreement), promissory notes and other contractual instruments include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments or other modifications thereto are not prohibited by their terms or the terms of any Credit Document; (iv) statutes and related regulations include any amendments of the same and any succes-sor statutes and regulations; (v) unless otherwise expressly provided, any reference to any action of any Creditor by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole reasonable discretion"; and (vi) time shall be a reference to New York City time. Where any provision herein refers to action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person.

                  (b) In each Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise),
(i) "amend" shall mean "amend, restate, amend and restate, supplement or modify"; and "amended," "amending" and "amendment" shall have meanings correlative to the foregoing; (ii) in the computation of periods of time from a specified date to a later specified date, "from" shall mean "from and including"; "to" and "until" shall mean "to but excluding"; and "through" shall mean "to and including"; (iii) "hereof," "herein" and "hereunder" (and similar terms) in any Credit Document refer to such Credit Document as a whole and not to any particular provision of such Credit Document; (iv) "including" (and similar terms) shall mean "including without limitation" (and similarly for similar terms); (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) "satisfactory to" any Creditor shall mean in form, scope and substance and on terms and conditions satisfactory to such Creditor; (vii) references to "the date hereof" shall mean the date first set forth above;
(viii) "asset" and "Property" shall have the same meaning and effect and refer to all tangible and intangible assets and property, whether real, personal or mixed and of every type and description; and (ix) a "fiscal year" or a "fiscal quarter" is a reference to a fiscal year or fiscal quarter of Borrower.

                  (c) In this Agreement unless the context clearly requires otherwise, any reference to (i) an Annex, Exhibit or Schedule is to an Annex, Exhibit or Schedule, as the case may be, attached to this Agreement and constituting a part hereof, and (ii) a Section or other subdivision is to a Section or such other subdivision of this Agreement.

                  (d) This Agreement and the other Credit Documents are the result of negotiations among and have been reviewed by counsel to Agents, Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or Agents merely because of Agents' or Lenders' involvement in their preparation.

                                   ARTICLE II

                                     Credits


                  SECTION 2.01.  Loans.

                  (a) Revolving Loans. Each Revolving Lender severally agrees, on the terms and conditions of this Agreement, to make revolving loans (the "Revolving Loans") to Borrower in Dollars during the period from and including the Closing Date to but not including the R/C Maturity Date in an aggregate principal amount at any one time outstanding not exceeding the amount of the Revolving Commitment of such Lender as in effect from time to time; provided, however, that in no event shall the sum of the aggregate principal amount of (without duplication) all Revolving Loans then outstanding, plus the aggregate amount of all L/C Liabilities at any time exceed the aggregate amount of the Revolving Commitments as in effect at such time. Subject to the terms and conditions of this Agreement, during such period Borrower may borrow, repay and reborrow the amount of the Revolving Commitments by means of ABR Loans and LIBOR Loans.

                  (b) Term A Facility Loans. Each Term A Facility Lender severally agrees, on the terms and conditions of this Agreement, to make a term loan ("Term A Facility Loans") to Borrower in Dollars on the Closing Date in an aggregate principal amount equal to the Term A Facility Commitment of such Lender. Term A Facility Loans that are repaid or prepaid may not be reborrowed.

                  (c) Term B Facility Loans. Each Term B Facility Lender severally agrees, on the terms and conditions of this Agreement, to make a term loan ("Term B Facility Loans") to Borrower in Dollars on the Closing Date in an aggregate principal amount equal to the Term B Facility Commitment of such Lender. Term B Facility Loans that are repaid or prepaid may not be reborrowed.

                  (d) Limit on LIBOR Loans. No more than seven separate Interest Periods in respect of LIBOR Loans may be outstanding at any one time. Unless otherwise consented to by Agents in their sole discretion, prior to the earlier of (x) five days after the Closing Date, and (y) the date on which Borrower has been notified by Lead Arranger that the primary syndication of the Commitments has been completed, no borrowing of any LIBOR Loan may be made, and, in addition to the foregoing limitation, prior to the earlier of (x) thirty days after the Closing Date and (y) the date on which Borrower has been notified by Lead Arranger that the primary syndication of the Commitments has been completed, no Interest Period of more than 14 days may be elected.

                  SECTION 2.02. Borrowings. Borrower shall give Collateral Agent notice of each borrowing hereunder as provided in Section 4.05 in the form of a Notice of Borrowing. Not later than 12:00 noon New York City time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to Collateral Agent by wiring the Loan proceeds to such account as may be designated by Borrower, in immediately available funds, for the account of Borrower. Each borrowing of Revolving Loans shall be made by each Revolving Lender pro rata based on its R/C Percentage. The amounts so received by Collateral Agent shall, subject to the terms and conditions of this Agreement, be made available to Bor-rower by depositing the same, in immediately available funds, in an account of Borrower maintained with Collateral Agent at the Principal Office designated by Borrower.

                  SECTION 2.03. Letters of Credit. Subject to the terms and conditions hereof, the Revolving Commitment may be utilized, upon the request of Borrower, in addition to the Revolving Loans provided for by Section 2.01(a), for standby and commercial documentary letters of credit (herein collectively called "Letters of Credit") issued by L/C Lender for the account of any Credit Party (provided that Borrower shall be a co-applicant (and jointly and severally liable) with respect to each Letter of Credit issued for the account of any Subsidiary); provided, however, that in no event shall (i) the aggregate amount of all L/C Liabilities, plus the aggregate principal amount of the Revolving Loans then outstanding, exceed at any time the Revolving Commitments as in effect at such time, (ii) the sum of the aggregate principal amount of Revolving Loans then outstanding made by any Revolving Lender, plus such Lender's R/C Percentage of the aggregate amount of all L/C Liabilities exceed such Lender's Revolving Commitment as in effect at such time, (iii) the outstanding aggregate amount of all L/C Liabilities exceed $4.0 million, (iv) the face amount of any Letter of Credit be less than $100,000, (v) the expiration date of any Letter of Credit extend beyond the earlier of (x) the fifth Business Day preceding the R/C Maturity Date and (y) the date twelve months following the date of such issuance for standby Letters of Credit or 180 days after the date of such issuance for commercial documentary Letters of Credit, unless the Majority Revolving Lenders have approved such expiry date in writing (but never beyond the fifth Business Day prior to the R/C Maturity Date); provided, however, that any standby Letter of Credit may be automatically extendible for periods of up to one year (but never beyond the fifth Business Day preceding the R/C Maturity Date) so long as such Letter of Credit provides that L/C Lender retains an option satisfactory to L/C Lender to terminate such Letter of Credit prior to each extension date, unless all of the Revolving Lenders have approved such expiry date in writing,
(vi) L/C Lender issue any Letter of Credit after it has received notice from Borrower or the Majority Revolving Lenders stating that a Default exists until such time as L/C Lender shall have received written notice of (x) rescission of such notice from the Majority Revolving Lenders, (y) waiver of such Default in accordance with this Agreement or (z) the Lead Arranger's good faith determination that such Default has ceased to exist, or (vii) a commercial letter of credit be issued in a currency other than Dollars nor at a tenor other than sight. The following additional provisions shall apply to Letters of
Credit:

                  (a) Borrower shall give Collateral Agent at least three Business Days' irrevocable prior notice (effective upon receipt) pursuant to a Letter of Credit application satisfactory to L/C Lender specifying the date (which shall be no later than thirty days preceding the R/C Maturity Date) each Letter of Credit is to be issued and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) (including whether such Letter of Credit is to be a commercial Letter of Credit or a standby Letter of Credit). Upon receipt of any such notice, Collateral Agent shall advise L/C Lender of the contents thereof. Each Lender hereby authorizes L/C Lender to issue, and perform its obligations under, Letters of Credit. Letters of Credit shall be issued in accordance with the customary procedures of L/C Lender, which may include an application for Letters of Credit but which application shall not contain any operating or financial covenants or any provisions inconsistent with this Agreement. L/C Lender may refuse to issue any Letter of Credit the contents of which are not reasonably satisfactory to it. If there is any conflict between the proce-dures or any Letter of Credit application required by L/C Lender and this Agreement, this Agreement shall govern.

                  (b) On each day during the period commencing with the issuance by L/C Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Commitment of each Revolving Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's R/C Percentage of the then undrawn face amount of such Letter of Credit plus the amount of any unreimbursed drawings thereunder. Each Revolving Lender (other than L/C Lender) severally agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in L/C Lender's obligation to fund drawings and rights under such Letter of Credit in an amount equal to such Lender's R/C Percentage of such obligations and rights, and each Revolving Lender (other than L/C Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to L/C Lender to pay and discharge when due, its R/C Percentage of L/C Lender's obligation to fund drawings under such Letter of Credit. L/C Lender shall be deemed to hold a L/C Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to such acquisition by the Revolving Lenders other than L/C Lender of their participation interests.

                  (c) In the event that L/C Lender has determined to honor a drawing under a Letter of Credit, L/C Lender shall promptly notify Borrower (through Collateral Agent) of the amount paid by L/C Lender and the date on which payment is to be made to such beneficiary. Borrower hereby unconditionally agrees to pay and reimburse L/C Lender for the amount of payment under such Letter of Credit, together with interest thereon at the Alternate Base Rate plus the Applicable Margin applicable to Revolving Loans from the date payment was made to such beneficiary to the date on which payment is due, not later than the next Business Day after the date on which Borrower receives such notice from L/C Lender (or the second Business Day thereafter if such notice is received on a date that is not a Business Day or after 11:00 a.m. New York City time on a Business Day). Any such payment due from Borrower and not paid on the required date shall bear interest at rates specified in Section 3.02(b).

                  (d) Promptly upon its receipt of a notice referred to in clause (c) of this Section 2.03, Borrower shall advise L/C Lender whether or not Borrower intends to borrow hereunder to finance its obligation to reimburse L/C Lender for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05. In the event that Borrower fails to so advise Collateral Agent, or if Borrower fails to reimburse L/C Lender for a demand for payment under a Letter of Credit by the next Business Day after the date of such notice, Collateral Agent shall give each Revolving Lender prompt notice of the amount of the demand for payment, specifying such Lender's R/C Percentage of the amount of the related demand for payment.

                  (e) Each Revolving Lender (other than L/C Lender) shall pay to Collateral Agent for account of L/C Lender at the Principal Office in Dollars and in immediately available funds, the amount of such Lender's R/C Percentage of any payment under a Letter of Credit upon not less than one Business Day's actual notice by L/C Lender (through Collateral Agent) to such Revolving Lender requesting such payment and specifying such amount. Subject to the proviso to the last paragraph of this
         Section 2.03, each such Revolving Lender's obligation to make such payments to Collateral Agent for the account of L/C Lender under this clause (e), and L/C Lender's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) the failure of any other Revolving Lender to make its payment under this clause (e), (ii) the financial condition of Borrower or the existence of any Default or
         (iii) the termination of the Commitments. Each such payment to L/C Lender shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (f) Upon the making of each payment by a Revolving Lender to L/C Lender pursuant to clause (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of Collateral Agent, L/C Lender or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to L/C Lender by Borrower hereunder and under the L/C Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's R/C Percentage in any interest or other amounts payable by Borrower hereunder and under such L/C Documents in respect of such Reimbursement Obligation. Upon receipt by L/C Lender from or for the account of Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amounts (including by way of setoff or application of proceeds of any collateral security) L/C Lender shall promptly pay to Collateral Agent for the account of each Revolving Lender which has satisfied its obligations under clause (e) above, such Revolving Lender's R/C Percentage of such payment, each such payment by L/C Lender to be made in Dollars. In the event any payment received by L/C Lender and so paid to the Revolving Lenders hereunder is rescinded or must otherwise be returned by L/C Lender, each Revolving Lender shall, upon the request of L/C Lender (through Collateral Agent), repay to L/C Lender (through Collateral Agent) the amount of such payment paid to such Lender, with interest at the rate specified in clause (i) of this Section 2.03.

                  (g) Borrower shall pay to Collateral Agent for the account of L/C Lender in respect of each Letter of Credit a letter of credit commission in an amount (not less than $500) equal to (x) the rate per annum equal to the Applicable Margin for Revolving Loans that are LIBOR Loans in effect from time to time, multiplied by (y) the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit which expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit which is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated, such fee to be non-refundable and to be paid in arrears quarterly, on each Quarterly Date, and on the earlier of the R/C Maturity Date or the date of the termination of the Revolving Commitment or the date of such termination, expiration or the Business Day subsequent to notice of a drawing. L/C Lender shall pay to Collateral Agent for the account of each Revolving Lender (other than L/C Lender), from time to time at reasonable intervals (but in any event at least quarterly), but only to the extent actually received from Borrower, an amount equal to such Lender's R/C Percentage of all letter of credit commissions referred to in the first sentence of this clause (g). In addition, Borrower shall pay to Collateral Agent for account of L/C Lender only in respect of each Letter of Credit a letter of credit issuance fee in an amount equal to 0.25% per annum multiplied by the original face amount from the issue date through the expiry date of such Letter of Credit (but in no event less than $500 per Letter of Credit), such amount to be payable on the date of issuance of such Letter of Credit, plus all charges, costs and expenses in the amounts customarily charged by L/C Lender from time to time in like circumstances with respect to the issuance, amendment or transfer of each Letter of Credit and drawings and other transactions relating thereto.

                  (h) Upon the issuance of a standby Letter of Credit, L/C Lender shall deliver (through Collateral Agent) to each Revolving Lender a notice describing such standby Letter of Credit, and promptly following the end of each week, L/C Lender shall deliver (through Collateral Agent) to each Revolving Lender and Borrower a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such week. Upon the request of any Revolving Lender from time to time, L/C Lender shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

                  (i) To the extent that any Revolving Lender fails to pay an amount required to be paid pursuant to clause (e) or (f) of this
         Section 2.03 on the due date therefor, such Lender shall pay interest to L/C Lender (through Collateral Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate (as in effect from time to time).

                  (j) The issuance by L/C Lender of any modification or supplement to any Letter of Credit hereunder that would extend the expiry date or increase the face amount thereof shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (x) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (y) the Majority Revolving Lenders (or all of the Revolving Lenders to the extent required by Section 13.04) shall have consented thereto.

                  (k) Notwithstanding the foregoing, L/C Lender shall not be under any obligation to issue any Letter of Credit if at the time of such issuance, any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain L/C Lender from issuing such Letter of Credit or any requirement of law applicable to L/C Lender or any request or directive (whether or not having the force of law) from any Governmental Authority shall prohibit the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which L/C Lender is not otherwise compensated) not in effect on the Closing Date. At any time that L/C Lender shall not be under any obligation to issue Letters of Credit pursuant to this paragraph (k), L/C Lender may be replaced by Borrower with another Lender reasonably acceptable to the Lead Arranger upon notice to L/C Lender and Collateral Agent and acceptance of such appointment by such successor L/C Lender. Upon any such replacement, Collateral Agent shall notify the Lenders of any such replacement of L/C Lender and the replacement L/C Lender shall agree to be bound by the applicable provisions of this Agreement. At the time any such replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Lender pursuant to Section
         2.03(g). From and after the effective date of any such replacement, (i) the successor L/C Lender shall have all the rights and obligations of L/C Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "L/C Lender" shall be deemed to refer to such successor or to any previous L/C Lender, or to such successor and all previous L/C Lenders, as the context shall require. After the replacement of an L/C Lender hereunder, the replaced L/C Lender shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

The obligations of Borrower under this Agreement and any L/C Document to reimburse L/C Lender for a drawing under a Letter of Credit, and to repay any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C Document under all circumstances, including the following: (i) any lack of validity or enforceability of this Agreement or any L/C Document; (ii) the existence of any claim, set-off, defense or other right that Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any person for whom any such beneficiary or any such transferee may be acting), L/C Lender or any other person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Documents or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; or any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; or (iv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or a Guarantor; provided, however, that neither Borrower nor any Revolving Lender shall be obligated to reimburse L/C Lender for any wrongful payment finally determined by a court of competent jurisdiction to have been made by L/C Lender as a result of acts or omissions constituting willful misconduct or gross negligence on the part of L/C Lender. To the extent that any provision of any L/C Document is inconsistent with the provisions of this
Section 2.03, the provisions of this Section 2.03 shall control.

                  SECTION 2.04. Termination and Reductions of Commitment. (a)
(i) The Commitments shall be automatically and permanently terminated on April 30, 2001 if the Closing Date does not occur on or prior to such date.

                 (ii) The aggregate amount of the Revolving Commitments shall be automatically and permanently reduced to zero on the R/C Maturity Date.

                (iii) The aggregate amount of the Revolving Commitment shall be permanently reduced on the date any required prepayments described in Section 2.10(a) are required to be made in the amount specified in Section 2.10(b)(ii).

                 (iv) The aggregate amount of the Term Loan Commitments shall be automatically and permanently reduced immediately after the making of the Term Loans on the Closing Date to zero.

                  (b) Borrower shall have the right at any time or from time to time (without premium or penalty except breakage costs (if any) pursuant to Section 5.05)) (i) so long as no Revolving Loans or L/C Liabilities will be outstanding as of the date specified for termination, to terminate the Revolving Commitments in their entirety, and (ii) to reduce the aggregate amount of the Unutilized R/C Commitments (which shall be pro rata among Revolving Lenders); provided, however, that (x) Borrower shall give notice of each such termination or reduction as provided in Section 4.05, and (y) each partial reduction shall be in an aggregate amount at least equal to $1.0 million (or a larger multiple of $1.0 million) or, if less, the remaining Unutilized R/C Commitments.

                  (c) Any Commitment once terminated or reduced may not be reinstated.

                  SECTION 2.05. Fees. (a) Borrower shall pay to Collateral Agent for the account of each Revolving Lender a commitment fee on the daily average amount of such Lender's Unutilized R/C Commitment, for the period from and including the Effective Date to but not including the earlier of the date such Revolving Commitment is terminated and the R/C Maturity Date, at a rate equal to
(i) prior to the Closing Date, 0.50% per annum and (ii) thereafter, the Applicable R/C Fee Percentage. Any accrued commitment fee under this Section 2.05(a) shall be payable in arrears on the Closing Date, on each Quarterly Date and on the earlier of the date the Revolving Commitments are terminated or expire and the R/C Maturity Date.

                  (b) Borrower shall pay to Collateral Agent for the account of each Term Loan Lender a commitment fee on the daily average amount of such Lender's Term Loan Commitment, for the period from and including the Effective Date to but not including the Closing Date, at a rate equal to 0.50% per annum. Any accrued commitment fee under this Section 2.05(b) shall be payable in arrears on the Closing Date, on each Quarterly Date and on the earlier of the date the Term Loan Commitments are terminated or expire and on the Closing Date.

                  (c) Borrower shall pay to Collateral Agent for its own account the annual administrative fee pursuant to the Collateral Agent's Fee Letter.

                  SECTION 2.06. Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                  SECTION 2.07. Several Obligations of Lenders. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor Collateral Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and no

Lender shall have any obligation to Collateral Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. No Revolving Lender will be responsible for failure of any other Lender to fund its participation in Letters of Credit.

                  SECTION 2.08. Notes; Register. (a) At the request of any Lender, its Loans of a particular Class shall be evidenced by a promissory note, dated the Closing Date, payable to such Lender (or its nominee) and otherwise duly completed, substantially in the form of Exhibits A-1, A-2 and A-3 for such Lender's Revolving Loans, Term A Facility Loans and Term B Facility Loans, respectively.

                  (b) The date, amount, Type, interest rate and duration of the Interest Period (if applicable) of each Loan of each Class made by each Lender to Borrower and each payment made on account of the principal thereof, shall be recorded by such Lender (or its nominee) on its books and, prior to any transfer of any Note evidencing the Loans of such Class held by it, endorsed by such Lender (or its nominee) on the schedule attached to such Note or any continuation thereof; provided, however, that the failure of such Lender (or its nominee) to make any such recordation or endorsement or any error in such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing hereunder or under such Note.

                  (c) Borrower hereby designates Collateral Agent to serve as its agent, solely for purposes of this Section 2.08, to maintain a register (the "Register") on which it will record the name and address of each Lender, the Commitment from time to time of each of the Lenders, the principal amount of the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation or any error in such recordation shall not affect Borrower's obligations in respect of such Loans. The entries in the Register shall be prima facie evidence of the information noted therein, and the parties hereto shall treat each person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of the Credit Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  SECTION 2.09. Optional Prepayments and Conversions or Continuations of Loans. (a) Subject to Section 2.09(b) and 4.04, Borrower shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or to Continue Loans of one Type as Loans of the same Type, at any time or from time to time. Borrower shall give Collateral Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder). Each notice of Conversion or Continuation shall be substantially in the form of Exhibit C. If LIBOR Loans are prepaid or Converted other than on the last day of an Interest Period therefor, Borrower shall at such time pay all expenses and costs required by Section 5.05. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Article XI, in the event that any Event of Default shall have occurred and be continuing, the Lead Arranger may (and at the request of the Majority Lenders shall) suspend the right of Borrower to Convert any Loan into a LIBOR Loan, or to Continue any Loan as a LIBOR Loan, in which event all Loans shall be Converted

(on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as ABR Loans.

                  (b) Each optional prepayment in respect to Term B Facility Loans shall be accompanied by a prepayment premium sufficient so that the prepayment amount shall be equal to (i) if such prepayment is made on or prior to the first anniversary of the Closing Date, 102% of the principal amount of such prepayment and (ii) if such prepayment is made after the first anniversary of the Closing Date and through the second anniversary to the Closing Date, 101% of the principal amount of such prepayment.

                  (c) Prepayments of the Term Loans pursuant to this Section
2.09 shall be applied pro rata among the Term Facilities based upon the remaining unpaid amounts thereof, with any application to be applied pro rata among the remaining Amortization Payments thereof based upon the remaining unpaid amounts thereof.

                  (d) Notwithstanding the foregoing, any holder of Term B Facility Loans at its sole discretion may, with respect to any optional prepayment, so long as any Term A Facility Loans are then outstanding (after giving effect to the application of such required prepayment to the Term A Facility Loans), elect by written notice provided to Collateral Agent not to have all or any amount of any such required prepayments applied to such holder's Term B Facility Loans, in which case the aggregate amount so declined shall be applied to the Term A Facility Loans, pro rata to the remaining Amortization Payments thereof; provided, however, that to the extent that the aggregate principal amount of the Term A Facility Loans after giving effect to such optional prepayment is less than the aggregate amount so declined by the holders of the Term B Facility Loans, such amount so declined shall be allocated between the declining holders of the Term B Facility Loans pro rata based on the aggregate amount declined by each such holder.

                  SECTION 2.10. Mandatory Prepayment and Commitment Reductions.
(a) Borrower shall prepay the Loans (and/or reduce Commitments) as follows (each such prepayment (and/or Commitment reduction) to be effected in each case in the manner, order and to the extent specified in subsection (b) below of this
Section 2.10):

                  (i) Casualty Events. Within one Business Day after any Company receives any Net Available Proceeds from any Casualty Event (or notice of collection by the Collateral Agent of the same), in an aggregate principal amount equal to 100% of such Net Available Proceeds; provided, however, that

                           (w) if no Default or Event of Default then exists or
                  would arise therefrom, the Net Available Proceeds thereof shall not be required to be so applied on such date to the extent that Borrower has delivered an Officers' Certificate to Collateral Agent on or prior to such date stating that such proceeds shall be used to fund the acquisition of Property used or usable in the business of the Companies or repair, replace or restore the Property in accordance with the provisions of the applicable Security Document in respect of which such Casualty Event has occurred, in each case within 365 days following the date of the receipt of such Net Available Proceeds,

                           (x) to the extent such Casualty Event affects any of
                  the Collateral or Property acquired to effect any repair, replacement or restoration of such Collateral shall be made subject to the Lien of the Security Documents in accordance with the provisions of Section 9.09,

                           (y) all such Net Available Proceeds in excess of the
                  remainder of (A) $500,000 individually or $1.0 million in the aggregate for all such Casualty Events minus (B) the amount not then held in the Collateral Account by virtue of Section 2.10(a)(iv)(y) shall be held in the Collateral Account and released therefrom only in accordance with the terms of the Security Agreement, and

                           (z) if all or any portion of such Net Available
                  Proceeds not required to be applied to the prepayment of Loans pursuant to the preceding proviso (y) is not so used within 365 days after the date of the receipt of such Net Available Proceeds, such remaining portion shall be applied on the last day of such period as specified in Section 2.10(b).

                 (ii) Equity Issuance. Upon any Equity Issuance on or after the Closing Date, in an aggregate principal amount equal to 50% of the Net Available Proceeds of such Equity Issuance.

                (iii) Debt Issuance. Upon any Debt Issuance on or after the Closing Date, in an aggregate principal amount equal to 100% of the Net Available Proceeds of such Debt Issuance (it being understood that applications pursuant to this Section 2.10(a)(iii) shall not be duplicative of Section 2.10(a)(iv) below).

                 (iv) Asset Sale Events. Within one Business Day after receipt by any Company of any Net Available Proceeds from any Asset Sale Event, in an aggregate principal amount equal to 100% of the Net Available Proceeds from such Asset Sale Event (it being understood that applications pursuant to this Section 2.10(a)(iv) shall not be duplicative of Section 2.10(a)(iii) above); provided, however, that

                           (x) the Net Available Proceeds from any Asset Sale
                  Event permitted by Section 10.05 shall not be required to be applied as provided herein on such date if (1) no Default or Event of Default then exists or would arise therefrom, and (2) Borrower delivers an Officers' Certificate to Collateral Agent on or prior to such date stating that such Net Available Proceeds shall be reinvested in capital assets of (A) if such Asset Sale Event was effected by any Credit Party, any Credit Party and (B) if such Asset Sale Event was effected by any other Company, any Company, in each case within one year following the date of such Asset Sale Event (which certificate shall set forth the estimates of the proceeds to be so expended),

                           (y) all such Net Available Proceeds in excess of the
                  remainder of (A) $500,000 individually and $1.0 million in the aggregate for all such Asset Sale Events minus (B) the amount not then held in the Collateral Account by virtue of Sec-tion 2.10(a)(i)(x) shall be held in the Collateral Account and released therefrom only in accordance with the terms of the Security Agreement,

                           (z) if all or any portion of such Net Available
                  Proceeds which are permitted to be applied to reinvestment pursuant to the terms of this Section 2.10(a)(iv) is not so used within such one year period, such remaining portion shall be applied on the last day of such period (or such earlier date as Borrower determines not to reinvest any portion thereof) as specified in Section 2.10(b) (it being understood that the foregoing shall in no way affect the obligation of any Company to obtain the consent of the Majority Lenders if required pursuant to this Agreement to effect any Asset Sale).

                  (v) Excess Cash Flow. Not later than 95 days after the end of each fiscal year of Borrower commencing with the fiscal year ending December 31, 2001, in an aggregate principal amount equal to 75% of Excess Cash Flow for such fiscal year.

                 (vi) Indemnification. Within five Business Days after receipt by any Company of any payments in cash pursuant to indemnification provisions of the Acquisition Agreement (the amount thereof being the "Indemnification Amount"), in an aggregate principal amount equal to 100% of the Indemnification Amount; provided that (A) so long as no Default or Event of Default then exists (other than that resulting from an event giving rise to the indemnification payment which will be cured through the application of such payment), such Indemnification Amount shall not be required to be so applied on the date to the extent that Borrower has delivered an Officers' Certificate to Collateral Agent on or prior to such date stating that such Indemnification Amounts shall be used or shall be committed to be used to redress losses (either directly or by obtaining other benefits useful to Borrower and its Subsidiaries) suffered by Borrower in respect of which such Indemnification Amount was paid no later than six months following the date of such payment (which certificate shall set forth the estimates of the proceeds to be so expended) and (B) if all or any portion of such Indemnification Amounts not required to be applied to the repayment of Loans pursuant to the preceding clause (A) are either (I) not so used or committed to be so used within six months after the date of the respective payment date or (II) if committed to be used within six months after the date of receipt of such proceeds of such payment date and not so used within one year after the date of the respective payment date, then, in either such case, such remaining portion not used or committed to be used in the case of preceding clause (I) and not used in the case of preceding clause (II) shall be applied on the date which is the first anniversary of the date of the respective payment date in the case of clause (I) above or the date which is the second anniversary of the date of the respective payment date in the case of clause (II) above as a mandatory repayment of principal of outstanding Loans in accordance with the requirements of Section 2.10(b).

                (vii) RIH Secured Note. Within one Business Day after receipt by Borrower of any proceeds from any payment in respect of the RIH Secured Note, in an aggregate principal amount equal to 100% of such proceeds from such payment; provided that RIH shall only make a voluntary payment in respect of the RIH Secured Note to the extent that Borrower would have otherwise been permitted to prepay Term B Facility Loans in accordance with Sections 2.09 or 2.11(b) and at such time as provided in Section 4.05.

               (viii) Other Required Prepayments. If the terms of any agreement, instrument or indenture pursuant to which any Indebtedness (other than the Obligations) pari passu with or junior in right of payment to the Loans is outstanding (or pursuant to which such Indebtedness is guaranteed) require prepayment of such Indebtedness out of the Net Available Proceeds of any Asset Sale unless such Net Available Proceeds are used to prepay other Indebtedness, then, to the extent not otherwise required by this Section 2.10(a), if the Companies shall not have reinvested the Net Available Proceeds thereof as permitted by
         Section 2.10(a)(v) within the time frame permitted thereby (but prior to the date required to be applied to such Indebtedness), the Loans shall be repaid in an amount not less than the minimum amount that would be required to be prepaid not later than the latest time as and upon such terms so that such other Indebtedness will not be required to be prepaid pursuant to the terms of the agreement, indenture or instrument or guarantee governing such other Indebtedness.

                  (b) Application. The amount of any required prepayments described in Section 2.10(a) shall be applied to prepay Loans and/or reduce Commitments as follows:

                  (i) First, the amount of the required prepayment shall be applied to the reduction of Amortization Payments on the Term Loans required by Section 3.01(b) pro rata among the Term Facilities based upon the remaining unpaid aggregate principal amounts thereof and, in each case, pro rata to the remaining Amortization Payments. Notwithstanding the foregoing, any holder of Term B Facility Loans may, at its sole discretion, so long as any Term A Facility Loans are then outstanding (after giving effect to the application of such required prepayment to the Term A Facility Loans), elect by written notice provided to Collateral Agent not to have all or any amount of any such required prepayments applied to such holder's Term B Facility Loans, as the case may be, in which case the aggregate amount so declined shall be applied to the Term A Facility Loans, pro rata to the remaining Amortization Payments thereof; provided, however, that (A) to the extent that the aggregate principal amount of the Term A Facility Loans after giving effect to such mandatory prepayment is less than the aggregate amount so declined by the holders of the Term B Facility Loans, the excess shall be allocated between the declining holders of the Term B Facility Loans pro rata based on the aggregate amount declined by each such holder.

                 (ii) Second, after such time as no Term Loans remain outstanding, the Revolving Commitments shall be permanently reduced pro rata in an amount equal to the remaining amount of any such required prepayment that would have been applied to the Term Loans (at the same time that the prepayment of the Term Loans would have been made and assuming an unlimited amount thereof then outstanding) and to the extent that, after giving effect to such reduction, the aggregate principal amount of Revolving Loans, plus the aggregate amount of all L/C Liabilities would exceed the Revolving Commitments, Borrower shall, first, prepay outstanding Revolving Loans and, second, provide cover for L/C Liabilities as specified in Section 2.10(d), in an aggregate amount equal to such excess.

                (iii) Third, after application of prepayments in accordance with clauses (i) and (ii) above, Borrower shall be permitted to retain any such remaining excess.

                  Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding, only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of Borrower, the balance of such required prepayment shall be either (i) deposited in the Collateral Account and applied to the prepayment of LIBOR Loans on the last day of the then next-expiring Interest Period for LIBOR Loans (with all interest accruing thereon for the account of Borrower) or (ii) prepaid immediately, together with any amounts owing to the Lenders under Section 5.05. Notwithstanding any such deposit in the Collateral Account, interest shall continue to accrue on such Loans until prepayment.

                  (c) Revolving Credit Extension Reductions. Until the R/C Maturity Date, Borrower shall from time to time immediately prepay the Revolving Loans (and/or provide cover for L/C Liabilities as specified in Section 2.10(d)) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Revolving Loans, plus the aggregate outstanding L/C Liabilities shall not exceed the Revolving Commitments as in effect at such time, such amount to be applied, first, to Revolving Loans outstanding and second, as cover for L/C Liabilities outstanding as specified in Section 2.10(d).

                  (d) Cover for L/C Liabilities. In the event that Borrower shall be required pursuant to this Section 2.10 to provide cover for L/C Liabilities, Borrower shall effect the same by paying to Collateral Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by Collateral Agent in the Collateral Account (as provided in the Security Agreement as collateral security in the first instance for the L/C Liabilities) until such time as all Letters of Credit shall have been terminated and all of the L/C Liabilities paid in full.

                  SECTION 2.11. Replacement of Lenders. (a) Borrower shall have the right, if no Default then exists, to replace any Lender (the "Replaced Lender") with one or more other Eligible Persons reasonably acceptable to Lead Arranger (collectively, the "Replacement Lender") if (x) such Lender is charging Borrower increased costs pursuant to Section 5.01 or 5.06 in excess of those being charged generally by the other Lenders or such Lender becomes incapable of making LIBOR Loans as provided in Section 5.03 when other Lenders are generally able to do so and/or (y) as provided in Section 13.04(ii), such Lender refuses to consent to certain proposed amendments, waivers or modifications with respect to this Agreement; provided, however, that (i) at the time of any replacement pursuant to this Section 2.11, the Replacement Lender shall enter into one or more assignment agreements (and with all fees payable pursuant to Section 13.06 to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case L/C Interests by, the Replaced Lender and, in connection therewith, shall pay to
(x) the Replaced Lender, an amount equal to the sum of (A) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) all Reimbursement Obligations owing to such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (C) all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.05, and (y) L/C Lender an amount equal to such Replaced Lender's R/C Percentage of any

Reimbursement Obligations (which at such time remains a Reimbursement Obligation) to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations of Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including any amounts which would be paid to a Lender pursuant to Section
5.05 if Borrower were prepaying a LIBOR Loan) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment agreement, the payment of amounts referred to in clauses
(i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of Notes executed by Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder and be released of all its obligations as a Lender, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

                  (b) If Borrower receives a notice from any applicable Gaming Authority that a Lender is not qualified to make Loans to Borrower or to hold the securities of a casino licensee under applicable Gaming Laws (and such Lender is notified by Borrower and the Lead Arranger in writing of such disqualification), Borrower shall have the right to replace such Lender with a Replacement Lender or prepay the Loans held by such Lender, even if a Default exists. Any such prepayment shall be deemed an optional prepayment, as set forth in Section 2.09. Notice to such Lender shall be given ten (10) days before the required date of transfer or prepayment, as the case may be, and shall be accompanied by evidence demonstrating that such transfer or redemption is required pursuant to Gaming Laws. Upon receipt of a notice in accordance with the foregoing, the Replaced Lender shall cooperate with Borrower in effectuating the required transfer or prepayment within the time period set forth in such notice, not to be less than the minimum notice period set forth in the foregoing sentence. Further, if the transfer or prepayment is triggered by notice from the Gaming Authority that the Lender is disqualified, commencing on the date the Gaming Authority serves the disqualification notice upon Borrower: (i) such Lender shall no longer receive any interest on the Loans; (ii) such Lender shall no longer exercise, directly or through any trustee or nominee, any right conferred by the Loans; and (iii) such Lender shall not receive any remuneration in any form from Borrower for services or otherwise in respect of the Loans.


                                   ARTICLE III

                       Payments of Principal and Interest


                  SECTION 3.01.  Repayment of Loans.

                  (a) Revolving Credit Loans. Borrower hereby promises to pay to Collateral Agent for the account of each Revolving Lender the entire outstanding principal amount of such Revolving Lender's Revolving Loans made to Borrower and each Revolving Loan shall mature, on the R/C Maturity Date.

                  (b) Term A Facility Loans and Term B Facility Loans. Borrower hereby promises to pay to Collateral Agent for the account of the Lenders in repayment of the principal of the Term Loans specified in Annex D, the amount of the respective Term Loan specified in Annex D under the column entitled "Term A Facility Loans," and "Term B Facility Loans," respectively on the dates set forth on Annex D (subject to adjustment for any prepayments made under Section
2.09 or Section 2.10 to the extent actually made).

                  SECTION 3.02. Interest. (a) Borrower hereby promises to pay to Collateral Agent for the account of each Lender interest on the unpaid principal amount of each Loan made or maintained by such Lender to Borrower for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full at the following rates per annum:

                  (i) during such periods as such Loan is an ABR Loan, the Alternate Base Rate (as in effect from time to time), plus the Applicable Margin, and

                 (ii) during such periods as such Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBO Rate for such Loan for such Interest Period, plus the Applicable Margin.

                  (b) Upon the occurrence and during the existence of an Event of Default, (i) the unpaid principal amount of each Loan not paid when due shall bear interest at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Loan pursuant to subsections (a)(i) and (a)(ii) above, and (ii) all Obligations not paid when due other than Loans shall bear interest at the rate which is 2% in excess of the rate otherwise applicable to ABR Loans which are Revolving Loans from time to time. Interest which accrues under this paragraph shall be payable on demand.

                  (c) Accrued interest on each Loan shall be payable (i) in the case of an ABR Loan, quarterly on the Quarterly Dates, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period and (iii) in the case of any LIBOR Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the rate set forth in Section 3.02(b) shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, Collateral Agent shall give notice thereof to the Lenders to which such interest is payable and to Borrower.


                                   ARTICLE IV

                Payments; Pro Rata Treatment; Computations; Etc.


                  SECTION 4.01. Payments. (a) All payments of principal, interest, Reimbursement Obligations and other amounts to be made by Borrower under this Agreement and the Notes, and, ex-cept to the extent otherwise provided therein, all payments to be made by the Credit Parties under any other Credit Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Collateral Agent at its account at the Principal Office, not later than 12:00 p.m. New York City time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

                  (b) Borrower shall, at the time of making each payment under this Agreement or any Note for the account of any Lender, specify (in accordance with Section 2.09 and 2.10, if applicable) to Collateral Agent (which shall so notify the intended recipient(s) thereof) the Class and Type of Loans, Reimbursement Obligations or other amounts payable by Borrower hereunder to which such payment is to be applied (and in the event that Borrower fails to so specify, or if an Event of Default has occurred and is continuing, Collateral Agent may distribute such payment to the Lenders for application to the Obligations under the Credit Documents in such manner as it or the Majority Lenders, subject to Sections 2.09, 2.10 and 4.02, may determine to be appropriate).

                  (c) All payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the Notes in respect of the Term B Facility Loans shall (unless otherwise consent to by the Lead Arranger) be made solely from amounts received by Borrower from RIH pursuant to the terms of the RIH Secured Note

                  (d) Except to the extent otherwise provided in the second sentence of Section 2.03(g), each payment received by Collateral Agent or by L/C Lender (through Collateral Agent) under this Agreement or any Note for the account of any Lender shall be paid by Collateral Agent or by L/C Lender (through Collateral Agent), as the case may be, to such Lender, in immediately available funds, (x) if the payment was actually received by Collateral Agent or by L/C Lender (through Collateral Agent), as the case may be, prior to 12:00 p.m. (New York City time) on any day, on such day and (y) if the payment was actually received by Collateral Agent or by L/C Lender (through Collateral Agent), as the case may be, after 12:00 p.m. (New York City time) on any day, by 1:00 p.m. (New York City time) on the following Business Day (it being understood that to the extent that any such payment is not made in full by Collateral Agent or by L/C Lender (through Collateral Agent), as the case may be, Collateral Agent shall pay to such Lender, upon demand, interest at the Federal Funds Rate from the date such amount was required to be paid to such Lender pursuant to the foregoing clauses until the date Collateral Agent pays such Lender the full amount).

                  (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension at the rate then borne by such principal.

                  SECTION 4.02. Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 shall be made from the relevant Lenders, each payment of commitment fees under Section 2.05 in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.04 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (b) except as otherwise provided in Section 5.04, LIBOR Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Revolving Commitments and Term Loan Commitments (in the case of the making of Loans) or their respective Revolving Loans and Term Loans (in the case of Conversions and Continuations of Loans); (c) except as otherwise provided in Section 2.11(b), each payment or prepayment of principal of Revolving Loans or of any particular Class of Term Loans shall be made for the account of the relevant Lenders pro rata in accordance with the respective unpaid outstanding principal amounts of the Loans of such Class held by them; and (d) except as otherwise provided in
Section 2.11(b), each payment of interest on Revolving Loans and Term Loans shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

                  SECTION 4.03. Computations. Interest on LIBOR Loans, commitment fees and Letter of Credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such amounts are payable and interest on ABR Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such amounts are payable. Notwithstanding the foregoing, for each day that the Alternate Base Rate is calculated by reference to the Federal Funds Rate, interest on ABR Loans and Reimbursement Obligations shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day).

                  SECTION 4.04. Minimum Amounts. Except for mandatory prepayments made pursuant to Section 2.10 and Conversions or prepayments made pursuant to Section 5.04, each Borrowing, Conversion and prepayment of principal of Loans shall be in an amount at least equal to $1.0 million with respect to ABR Loans and $1.0 million with respect to LIBOR Loans and in multiples of $100,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBOR Loans having the same Interest Period shall be in an amount at least equal to $250,000 and in multiples of $100,000 in excess thereof and, if any LIBOR Loans or portions thereof would otherwise be in a lesser principal amount for any period, such Loans or portions, as the case may be, shall be ABR Loans during such period.

                  SECTION 4.05. Certain Notices. Notices by Borrower to Collateral Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by Collateral Agent by telephone not later than 11:00 a.m. New York City time (promptly followed by written notice via telecopier) on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified in the table below.

                                 NOTICE PERIODS



                                                                                                  Number of
Notice                                                                                       Business Days Prior
------                                                                                       -------------------
Termination or reduction of Commitments                                                               2
Borrowing or optional prepayment of, or Conversions into, ABR Loans
                                                                                                      1
Borrowing or optional prepayment of, Conversions into, Continuations as, or
duration of Interest Periods for, LIBOR Loans                                                         3



                  Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. Unless otherwise consented to by Agents in their sole discretion, prior to the earlier of (x) five days after the Closing Date, and (y) the date on which Borrower has been notified by Lead Arranger that the primary syndication of the Commitments has been completed, no borrowing of or Conversion into any LIBOR Loan may be made, and, in addition to the foregoing limitation, prior to the earlier of (x) thirty days after the Closing Date and (y) the date on which Borrower has been notified by Lead Arranger that the primary syndication of the Commitments has been completed, no Interest Period of more than 14 days may be elected. Collateral Agent shall promptly notify the Lenders of the contents of each such notice. In the event that Borrower fails to select the Type of Loan, or the duration of any Interest Period for any LIBOR Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a LIBOR Loan) will be automatically Converted into an ABR Loan on the last day of the then current Interest Period for such Loan or (if outstanding as an ABR Loan) will remain as, or (if not then outstanding) will be made as, an ABR Loan.

                  SECTION 4.06. Non-Receipt of Funds by Collateral Agent. Unless Collateral Agent shall have received written notice from a Lender or Borrower (the "Payor") prior to the date on which the Payor is to make payment to Collateral Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or a payment to Collateral Agent for the account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to Collateral Agent, Collateral Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to Collateral Agent, the recipient(s) of such payment shall, on demand, repay to Collateral Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by Collateral

Agent until the date Collateral Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, Collateral Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid; provided, however, that if neither the recipient(s) nor the Payor shall return the Required Payment to Collateral Agent within three Business Days of the date such demand was made, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows (without double recovery):

                  (i) if the Required Payment shall represent a payment to be made by Borrower to the Lenders, Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate set forth in Section 3.02(b) (without duplication of the obligation of Borrower under Section 3.02 to pay interest on the Required Payment at the rate set forth in Section 3.02(b)), it being understood that the return by the recipient(s) of the Required Payment to Collateral Agent shall not limit such obligation of Borrower under Section 3.02 to pay interest at the rate set forth in Section 3.02(b) in respect of the Required Payment; and

                 (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to Borrower, the Payor, or Borrower, shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to Section 3.02, it being understood that the return by Borrower of the Required Payment to Collateral Agent shall not limit any claim Borrower may have against the Payor in respect of such Required Payment.

                  Notwithstanding the foregoing, if the Collateral Agent receives notice of any Payor's inability to fund, the Collateral Agent shall be under no obligation to fund on such Payor's behalf.

                  SECTION 4.07. Right of Setoff; Sharing of Payments; Etc. (a) If any Event of Default shall have occurred and be continuing, each Credit Party agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Credit Party at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder that is not paid when due (regardless of whether such deposit or other indebtedness is then due to such Credit Party), in which case it shall promptly notify such Credit Party and Collateral Agent thereof; provided, however, that such Lender's failure to give such notice shall not affect the validity thereof.

                  (b) Each of the Lenders agrees that, if it should receive (other than pursuant to Section 5 or the Collateral Agent's Fee Letter) any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents (including any guarantee), or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Reimbursement Obligations or fees, the sum of which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such amounts then owed and due to such Lender bears to the total of such amounts then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Borrower consents to the foregoing arrangements.

                  (c) Borrower agrees that any Lender so purchasing such a participation may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

                  (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Credit Party. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section
4.07 to share in the benefits of any recovery on such secured claim.


                                    ARTICLE V

                             Yield Protection, Etc.


                  SECTION 5.01. Additional Costs. (a) If the adoption of, or any change in, in each case after the Closing Date, any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority or the NAIC made subsequent to the Closing Date (other than such adoptions or changes as may relate to the certain Lenders' indirect ownership of the Companies):

                  (i) shall subject any Lender or L/C Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit or any Lender's participation therein, any L/C Document or any Loan made by it or change the basis of taxation of payments to such Lender in respect thereof by any Governmental Authority (except for taxes covered by or expressly excluded from coverage by, and expressly subject to, Section 5.06, changes in the rate of tax on the overall net income or net profits of such Lender or its Applicable Lending Office, or any affiliate thereof or franchise taxes or similar taxes imposed with respect to or in lieu of its net income or net profits by any Governmental Authority);

                 (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (including any Reserve Requirement) against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or L/C Lender which is not otherwise included in the determination of the LIBO Rate hereunder; or

                (iii) shall impose on such Lender or L/C Lender any other condition (excluding taxes);

and the result of any of the foregoing is to increase the cost to such Lender or L/C Lender, by an amount which such Lender or L/C Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof then, in any such case, Borrower shall, within 10 days of written demand therefor, pay such Lender or L/C Lender any additional amounts necessary to compensate such Lender or L/C Lender on a net after-tax basis (taking into account any additional tax costs or tax benefits) for such increased cost or reduced amount receivable. If any Lender or L/C Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower, through Collateral Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts setting forth the calculation of such additional amounts pursuant to this
Section 5.01 submitted by such Lender or L/C Lender, through Collateral Agent, to Borrower shall be conclusive in the absence of clearly demonstrable error. Without limiting the survival of any other covenant hereunder, this Section 5.01 shall survive the termination of this Agreement and the payment of the Notes and all other Obligations payable hereunder.

                  (b) In the event that any Lender or L/C Lender shall have determined that the adoption after the Closing Date of any law, rule, regulation or guideline regarding capital adequacy (or any change after the Closing Date therein or in the interpretation or application thereof) or compliance by any Lender or L/C Lender or any corporation controlling such Lender or L/C Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or other Governmental Authority or the NAIC, in each case, made subsequent to the Closing Date including, without limitation, the issuance after the Closing Date of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on such Lender's or L/C Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or L/C Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or L/C Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender or L/C Lender to be material, then from time to time, after submission by such Lender or L/C Lender to Borrower (with a copy to Collateral Agent) of a written request therefor, Borrower shall promptly pay to such Lender or L/C Lender such additional amount or amounts as will compensate such Lender or L/C Lender for such reduction.

                  (c) Failure or delay on the part of any Lender or the L/C Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the L/C Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the L/C Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the L/C Lender, as the case may be, notifies the Borrower of the change in law giving rise to such increased costs or reductions and of such Lender's or the L/C Lender's intention to claim compensation therefor; provided, further, that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 5.02. Inability To Determine Interest Rate. If prior to the first day of any Interest Period: (a) Collateral Agent shall have determined (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Base Rate for such Interest Period, or (b) Collateral Agent shall have received notice from Majority Lenders that dollar deposits are not available in the relevant amount and for the relevant Interest Period available to the Majority Lenders in their relevant market, the Collateral Agent shall give telecopy or telephonic notice thereof to Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been Converted on the first day of such Interest Period to LIBOR Loans shall be Converted to or Continued as ABR Loans and (z) any outstanding LIBOR Loans shall be Converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by Collateral Agent, no further LIBOR Loans shall be made or Continued as such, nor shall Borrower have the right to Convert Loans to, LIBOR Loans.

                  SECTION 5.03. Illegality. Notwithstanding any other provision of this Agreement, in the event that any change after the Closing Date in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or L/C Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans or issue Letters of Credit hereunder (and, in the sole opinion of such Lender or L/C Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender or L/C Lender), then such Lender or L/C Lender shall promptly notify Borrower thereof (with a copy to Collateral Agent) and such Lender's or L/C Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans or issue Letters of Credit shall be suspended until such time as such Lender or L/C Lender may again make and maintain LIBOR Loans or issue Letters of Credit (in which case the provisions of Section 5.04 shall be applicable).

                  SECTION 5.04. Treatment of Affected Loans. If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert ABR Loans into, LIBOR Loans shall be suspended pursuant to Section 5.03, such Lender's LIBOR Loans shall be automatically Converted into ABR Loans on the last day(s) of the then current Interest Period(s) for such LIBOR Loans (or on such earlier date as such Lender may specify to Borrower with a copy to Collateral Agent as is required by law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.03 which gave rise to such Conversion no longer exist:

                  (i) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its ABR Loans; and

                 (ii) all Loans which would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as ABR Loans and all ABR Loans of such Lender which would otherwise be Converted into LIBOR Loans shall remain as ABR Loans.

If such Lender gives notice to Borrower with a copy to Collateral Agent that the circumstances specified in Section 5.03 which gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans are outstanding, such Lender's ABR Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

                  SECTION 5.05. Compensation. (a) Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (1) default by Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (2) default by Borrower in making a borrowing of, Conversion into or Continuation of LIBOR Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (3) default by Borrower or in making any prepayment after Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (4) the Conversion or the making of a payment or a prepayment of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto, including in each case, any such loss (but excluding any loss profit or loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained.

                  (b) For the purpose of calculation of all amounts payable to a Lender under this Section 5.05 each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBO Rate in an amount equal to the amount of the LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. Any Lender requesting compensation pursuant to this Section 5.05 will furnish to Collateral Agent, Borrower a certificate setting forth the basis and amount of such request and such certificate, absent manifest error, shall be conclusive. Without limiting the survival of any other covenant hereunder, this covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  SECTION 5.06. Net Payments. (a) Except as provided in Section 5.06(b), all payments made by any Credit Party hereunder or under any Note or any Guarantee will be made without setoff, counterclaim or other defense. Except as provided in Section 5.06(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any Excluded Tax) and all interest, penalties or similar liabilities with respect thereto (all such Taxes (other than Excluded Taxes) being referred to collectively as "Covered Taxes"). If any Covered Taxes are so lev-ied or imposed, each Credit Party agrees on a joint and several basis to pay the full amount of such Covered Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, the Guarantees or under any Note, after withholding or deduction for or on account of any Covered Taxes, will not be less than the amount provided for herein or in such Note; provided that no such additional amount shall be required to be paid to any Lender under this Section 5.06 to the extent such additional amount relates to a portion of any sums paid or payable to such Lender under any Note or Guarantee with respect to which such Lender does not act for its own account unless the beneficial owner would otherwise be entitled to such additional amount. Each Credit Party will furnish to Collateral Agent within 45 days after the date the payment of any Covered Taxes is due pursuant to applicable law certified copies of tax receipts or other documentation reasonably satisfactory to such Lender evidencing such payment by such Credit Party. The Credit Parties agree to jointly and severally indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Covered Taxes so levied or imposed and paid by such Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.

                  (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a "Non-U.S. Lender") agrees to deliver to Borrower and Collateral Agent on or prior to the Effective Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 13.06 (unless the assigned or transferee Lender was already a Lender hereunder immediately prior to such assignment or transfer and was in compliance with this Section 5.06(b) as of the date of such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note or any Guarantee (or, with respect to any assignee Lender, at least as extensive as the assigning Lender), or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or W-8BEN pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit E (any such certificate, a "Foreign Lender Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note (or, with respect to any assignee Lender, at least as extensive as the assigning Lender). Each Non-U.S. Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any Note or Guarantee, shall deliver to Collateral Agent and to Borrower, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof), on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), or on such later date when such Lender ceases to act for its own account with respect to any portion of such sums paid or payable, and at such other times as may be necessary in the determination of the Borrower or the Agents, (i) two original copies of the forms or statements required to be provided by such Lender under this Section 5.06(b), properly completed and duly executed by such Lender, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account and is not subject to United States withholding tax, and (ii) two original copies of Internal Revenue Service Form W-8IMY (or any successor forms) properly com-pleted and duly executed by such Lender, together with any information, if any, such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code of the regulations issued thereunder, to establish that such Lender is not acting for its own account with respect to a portion of any such sums paid or payable to such Lender. In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to Borrower and Collateral Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN, or Form W-8 and a Foreign Lender Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note or any Guarantee, or it shall immediately notify Borrower and Collateral Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such form or certificate pursuant to this Section 5.06(b) for so long as such payments may be made free from United States withholding tax. Notwithstanding the foregoing, no Lender shall be required to deliver any such form or certificate if a change in treaty, law or regulation has occurred prior to the date on which such delivery would otherwise be required that renders any such form or certificate inapplicable or would prevent the Lender from duly completing and delivering any such form or certificate with respect to it and such Lender so advises Borrower. No Credit Party shall be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of any Covered Taxes to the extent that the obligation to pay such Covered Taxes would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of this Section 5.06(b). Notwithstanding anything to the contrary contained in this Section 5.06, Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 5.06(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Covered Taxes.

                  (c) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery, filing, recordation or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                  (d) Any Lender claiming any additional amounts payable pursuant to this Section 5.06 agrees to use (at the Credit Parties' expense) reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such change would avoid the need for, or in the opinion of such Lender materially reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

                                   ARTICLE VI

                                    Guarantee


                  SECTION 6.01. The Guarantee. (a) At such time as RIH shall become a party to this Agreement, RIH hereby guarantees as a primary obligor and not as a surety to each Creditor and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or changes that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code) on the Loans (other than the Term B Facility Loans) made by the Lenders (other than the Term B Facility Lenders) to, and the Notes (other than the Term B Facility Notes) held by each such Lender of, Borrower, and all other Obligations (other than in respect of the Term B Facility Loans) from time to time owing to the Creditors by any Credit Party under any Credit Document or Swap Contract entered in to with a Lender or an Affiliate of a Lender (to the extent such Lender or affiliate, as the case may be, is a Licensed Lender) and relating to the Loans (other than the Term B Facility Loans), in each case strictly in accordance with the terms thereof but in the case of Swap Contracts, not if such Lender or Affiliate provides notice to Borrower that it does not want such Swap Contract to be secured (such obligations being herein collectively called the "RIH Guaranteed Obligations"). RIH hereby agrees that if Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the RIH Guaranteed Obligations, RIH will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the RIH Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  (b) The Guarantors (other than RIH) hereby jointly and severally guarantee as a primary obligor and not as a surety to each Creditor and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Obligations from time to time owing to the Creditors by any Credit Party under any Credit Document or Swap Contract entered into with a Lender or an Affiliate of a Lender and relating to the Loans, in each case strictly in accordance with the terms thereof but in the case of Swap Contracts not if such Lender or Affiliate provides notice to Borrower that it does not want such Swap Contest to be secured (such obligations being herein collectively called the "Selected Guaranteed Obligations"; and together with the RIH Guaranteed Obligations, the "Guaranteed Obligations"). The Guarantors (other than RIH) hereby jointly and severally agree that if Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  SECTION 6.02. Obligations Unconditional. The obligations of the Guarantors under Section 6.01 shall constitute a guaranty of payment and are absolute, irrevocable and unconditional, joint and several (except as provided in Section 6.01(a)), irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrower under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

                  (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                 (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

                (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Credit Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                 (iv) any lien or security interest granted to, or in favor of, L/C Lender or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

                  (v)    the release of any other Guarantor.

                  The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Creditor thereof exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Creditor thereof upon this guarantee or acceptance of this guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guarantee, and all dealings between Borrower and the Creditors shall likewise be conclusively presumed to have been had or consummated in reliance upon this guarantee. This guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Creditors, and

Obligations at any time held by the Creditors, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Creditors or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

                  SECTION 6.03. Reinstatement. The obligations of the Guarantors under this ArticleVI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or other Credit Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. The Guarantors jointly and severally agree that they will indemnify each Creditor on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Creditor in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the gross negligence or bad faith of such Creditor.

                  SECTION 6.04. Subrogation; Subordination. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 6.01, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. The payment of any amounts due with respect to any indebtedness of Borrower or any other Guarantor now or hereafter owing to any Guarantor or Borrower by reason of any payment by such Guarantor under the Guarantee in this Section 6 is hereby subordinated to the prior indefeasible payment in full in cash of the Guaranteed Obligations. Each Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of Borrower to such Guarantor until the Obligations shall have been indefeasibly paid in full in cash. If, notwithstanding the foregoing sentence, any Guarantor shall prior to the indefeasible payment in full in cash of the Guaranteed Obligations collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for Creditors and be paid over to Collateral Agent on account of the Guaranteed Obligations without affecting in any manner the liability of such Guarantor under the other provisions of the guaranty contained herein.

                  SECTION 6.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Article X (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article X) for purposes of Section 6.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 6.01.

                  SECTION 6.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article VI, as set forth in Section 6.01, constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

                  SECTION 6.07. Continuing Guarantee. The guarantee in this
Article VI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

                  SECTION 6.08. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under
Section 6.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 6.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Creditor or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.


                                   ARTICLE VII

                              Conditions Precedent


                  SECTION 7.01. Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the conditions precedent that (the date of the satisfaction (or waiver) of each of the following conditions, the "Effective Date"):

                  (i) Documentation and Evidence of Certain Matters. Lead Arranger shall have received the following documents, each duly executed where appropriate (with sufficient conformed copies for each Lender), each of which shall be reasonably satisfactory to Lead Arranger in form and substance:

                            (1) Corporate Documents. Certified true and complete
                  copies of the charter and by-laws and all amendments thereto (or equivalent documents) of each Credit Party and of all corporate authority for each Credit Party (including board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Credit Documents to which such Credit Party is intended to be a party and each other document to be delivered by such Credit Party from time to time in connection herewith and the extensions of credit hereunder and the consummation of the Transactions, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Credit Party.

                            (2) Opinion of Counsel.  Opinion of counsel to the
                  Credit Parties, in a form reasonably satisfactory to the Lead Arranger.

                            (3) The Credit Agreement.  This Agreement, (i)
                  executed and delivered by a duly authorized officer of each Credit Party, and (ii) executed and delivered by a duly authorized officer of each Lender and Agent.

         The Parties hereto acknowledge the Effective Date occurred on April 5, 2001.

                  SECTION 7.02. Conditions to Initial Extension of Credit. The obligation of the Lenders to make any initial extension of credit hereunder (whether by making a Loan or issuing a Letter of Credit) is subject to the satisfaction of the conditions precedent that the Effective Date shall have occurred (or shall occur simultaneously therewith) and to the satisfaction of the additional conditions precedent that (the date of the satisfaction (or waiver) of all of the conditions to the initial extension of credit in this
Section 7.02, the "Closing Date"):

                  (i) Documentation and Evidence of Certain Matters. Lead Arranger shall have received the following documents, each duly executed where appropriate (with sufficient conformed copies for each Lender), each of which shall be reasonably satisfactory to Lead Arranger in form and substance:

                            (1) Officers' Certificate. An Officers' Certificate
                  of Borrower, dated the Closing Date, (x) to the effect set forth in clauses (a) and (b) of Section 7.03(i), (y) to the effect that all conditions precedent to the making of such initial extension of credit have been satisfied and (z) stating that (a) all requisite material Governmental Authorities and material third parties have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required (without the imposition of any materially burdensome or materially adverse conditions or requirements in the judgment of Lead Arranger),
                  (b) all such approvals are in full force and effect and (c) there is no Proceeding, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on any of the Transactions or the other transactions contemplated hereby. Lead Arranger shall have received copies (certified by Borrower as true and correct) of any such approvals or consents so obtained.

                            (2) Opinions of Counsel. (i) Opinion of Willkie Farr
                  & Gallagher, counsel to the Credit Parties, substantially in the form of Exhibit F-1, (ii) opinion of McElroy, Deutsch & Mulvaney, New Jersey counsel to the Credit Parties, substantially in the form of Exhibit F-2 and (iii) opinion of Wolf, Block, Schorr and Solis-

                  Cohen LLP, regulatory counsel to the Credit Parties, substantially in the form of Exhibit F-3.

                            (3) Notes.  The Notes, duly completed and executed
                  for each Lender that has requested Notes prior to the Closing Date.

                            (4) Security Documents. The Security Agreement, such
                  other pledge agreements required under local law in the judgment of counsel to Collateral Agent and requested reasonably in advance of the intended Closing Date (each of which shall be in full force and effect) and the Perfection Certificate, duly authorized, executed and delivered by the Credit Parties, and the certificates identified under the name of such Credit Parties in Schedule 1.1(c) and Schedule 1.1(d) to the Security Agreement, accompanied by undated stock powers, instruments of assignment or issuer acknowledgments executed in blank if applicable, and the intercompany notes identified under the name of such Credit Parties in Schedule 1.1(e) to the Security Agreement, accompanied by undated notations or instruments of assignment executed in blank.

                            (5) Solvency. A certificate in the form of Exhibit G
                  from the chief financial officer of Borrower and, at Borrower's expense, an opinion of a nationally recognized appraisal or valuation consultant experienced in gaming, in each case, in form and substance reasonably satisfactory to Lead Arranger with respect to the Solvency (on a consolidated basis) of each Credit Party immediately after the consummation of the Transactions to occur on the Closing Date.

                            (6) Insurance. Evidence of insurance complying with
                  the requirements of Section 9.02 and the Security Documents and certificates naming Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled or revised without 30 days prior written notice by the insurer to Collateral Agent.

                            (7) Appraisal. The Lenders shall have received a
                  satisfactory appraisal that satisfies the applicable requirements of FIRREA with respect to the material tangible assets acquired in the RIH Acquisition by appraisers experienced in the gaming industry and satisfactory to the Lead Arranger.

                            (8) Environmental Audit. The Lenders shall have
                  received the Preliminary Environmental Site Assessment and Environmental Constraints Analysis prepared by Paulus Sokolowski and Sartor Inc., dated October 19, 2000, as supplemented by the Paulus Sokolowski Memoranda dated March 7, 20 and 21, 2001, and the Asbestos Investigative Survey at Resorts Atlantic City, 1133 Boardwalk, Atlantic City, New Jersey 08401 prepared by Craig Environmental Services, Inc. dated December, 2000, as supplemented by the Craig Environmental Services, Inc. letter dated March 2, 2001, with respect to the real property to be owned by Borrower and its Subsidiaries after giving effect to the Transactions (other than with respect to the land covered by the Option Agreement (as defined in the Acquisition Agreement)) and such analysis and survey are in form and substance satisfactory to the Lead Arranger.

                            (9) Credit Ratings.  Borrower shall have the debt
                  under the Credit Facilities rated by Moody's.

                           (10) Budget. The Lenders shall have received a
                  reasonably satisfactory business plan or budget for Borrower and its Subsidiaries after giving effect to the Transactions for the remainder of fiscal year 2001 and for fiscal year 2002.

                           (11) Projections. The Lenders shall have received
                  projected cash flows and income statements for the period of six years following the Closing Date, which projections shall be (A) based upon reasonable assumptions made in good faith and (B) substantially in conformity with those projections delivered to the Lead Arranger prior to the Closing Date or with any delivered to the Lenders during syndication.

                           (12) Financial Statements. The Lenders shall have
                  received (i) audited financial statements of the RIH for the fiscal years ended December 31, 1998 and 1999, (ii) unaudited interim consolidated financial statements of the RIH for each fiscal month and quarterly period ended after the latest fiscal year referred to in clause (i) above as to which such financial statements are available and such financial statements shall not reflect any Material Adverse Change in the consolidated financial condition of the RIH and its Subsidiaries from what was reflected in the financial statements or projections previously furnished to the Lenders and (iii) audited financial statements for the fiscal year ended December 31, 2000 that are not inconsistent in any material respect with the draft of such financial statements previously delivered to the Lead Arranger without footnotes, and the footnotes contained in such audited statements shall be satisfactory to the Lead Arranger in its sole discretion.

                           (13) Pro Forma Balance Sheet. The Lenders shall have
                  received a pro forma consolidated balance sheet of Borrower dated as of the date of the most recently available financial statements after giving effect to the Transactions, which balance sheet shall be consistent in all material respects with the sources and uses of funds previously provided to the Lenders.

                 (ii) Repayment of Existing Indebtedness. The Companies shall have effected the repayment of all Indebtedness of the Companies (other than as permitted to pursuant to Section 10.01) on terms and conditions and pursuant to documentation reasonably satisfactory to Lead Arranger. All Liens in respect of such Indebtedness shall have been released and Lead Arranger shall have received evidence thereof reasonably satisfactory to Lead Arranger and a "pay-off" letter or letters reasonably satisfactory to Lead Arranger with respect to such Indebtedness; in addition, from any person holding any Lien securing any such Indebtedness, such Uniform Commercial Code termination statements, mortgage releases and other instruments, in each case in proper form for recording, as Lead Arranger shall have reasonably requested to release and terminate of record the Liens securing such Indebtedness (or arrange-ments for such release and termination reasonably satisfactory to Lead Arranger shall have been made).

                (iii) No Other Debt or Preferred Stock. Immediately upon giving effect to the Transactions and the other transactions contemplated hereby, (1) Borrower and its Subsidiaries shall have outstanding no Indebtedness or preferred stock (or direct or indirect guarantee or other credit support in respect thereof) outstanding other than the Loans, Capital Lease Obligations set forth on Schedule 8.23(a) and (2) Holdings shall have outstanding no Indebtedness or preferred stock (or direct or indirect guarantee or other credit support in respect thereof) outstanding other than the Seller Financing and, to the extent deemed Indebtedness of Holdings, the Loans.

                 (iv) Transaction Documents in Full Force and Effect, Filings. The Transaction Documents and the documents in respect of the Equity Financing shall be in full force and effect. The Lead Arranger shall have received copies, certified by Borrower, of all filings made with any Governmental Authority in connection with the Transactions.

                  (v) Consummation of Transactions. Each of the Transactions (other than the extensions of credit hereunder) shall have been (or shall be contemporaneously) consummated in all material respects in accordance with the terms hereof, the terms of documentation therefor (without the material waiver or material amendment of any material condition unless consented to by Lead Arranger and the Lenders) that are in form and substance reasonably satisfactory to Lead Arranger (with any material condition therein requiring the satisfaction or consent of any person other than Lead Arranger or the Lenders being deemed to require the reasonable satisfaction or consent of Lead Arranger and the Lenders and in compliance with all applicable Laws). Each of the parties thereto shall have complied in all material respects with all covenants set forth in the Acquisition Agreement (without the waiver of performance under or amendment of any of the material terms thereof unless consented to by Lead Arranger and the Lenders).

                 (vi) No Material Adverse Change. (1) There shall not have occurred or become known any material adverse change, or any condition or event that could reasonably be expected to result in a material adverse change, in the business, results of operations, financial condition, liabilities (contingent or otherwise), prospects or assets of Borrower, RIH, New Pier and their respective Subsidiaries, if any, taken as a whole (and after giving effect to the Transactions) since December 31, 2000.

                  (2) There shall not have occurred and be continuing any disruption or adverse change (or development that could reasonably be expected to result in an adverse change) in or affecting current loan syndication or financial, banking or capital market conditions generally that, individually or in the aggregate, in the good faith judgment of the Lead Arranger would materially adversely affect it's ability to syndicate the Commitments.

                (vii) Approvals. All requisite material Governmental Authorities and material required third parties have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required (without the imposition of any materially burdensome or materially adverse conditions or requirements in the reasonable judgment of Lead Arranger), all such approvals are in full force and effect, all applicable waiting periods have expired and there shall be no Proceeding, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on any of the Transactions or the other transactions contemplated hereby. Lead Arranger shall have received copies (certified by Borrower as true and correct) of any such approvals or consents so obtained.

               (viii) Payment of Fees and Expenses. All accrued and unpaid fees and expenses (including the reasonable fees and expenses of Cahill Gordon & Reindel and of local counsel to Lead Arranger, if any) of the Lenders and Lead Arranger in connection with the Credit Documents shall have been paid if invoices therefor shall have been delivered to Borrower.

                 (ix) Minimum Consolidated EBITDA. Lead Arranger shall have received reasonably satisfactory evidence (including reasonably satisfactory supporting schedules and other data) that (i) pro forma Consolidated EBITDA (calculated in a manner reasonably acceptable to Lead Arranger but shall exclude any expenses retained by Seller pursuant to the Acquisition Agreement associated with pensions, other post-retirement liabilities and other employee liabilities) of Borrower, RIH and their respective Subsidiaries after giving effect to the Transactions for the trailing twelve months ended on or immediately prior to the Closing Date would not be less than $26.8 million the ratio of pro forma Consolidated Indebtedness to pro forma Consolidated EBITDA of Borrower and its subsidiaries calculated in a manner reasonable acceptable to the Lead Arranger and after giving effect to the Transactions for the trailing 12 months ended immediately prior to the Closing Date was not greater than 3.2:1 and (ii) such Consolidated EBITDA shall not be materially inconsistent with the projections provided to Lead Arranger prior to the date of the Commitment Letter.

                  (x) No Legal Bar. No Law shall be applicable in the reasonable judgment of Lead Arranger that restrains, prevents or imposes material adverse conditions upon any component of the Transactions or the financing thereof, including the Credit Facilities. The Transactions and the financing therefor shall be in compliance with all applicable laws and regulations; all requisite gaming approvals shall have been received.

                 (xi) Filings and Lien Searches. The Credit Parties shall have authorized, executed and delivered each of the following:

                            (1) UCC Financing Statements (Form UCC-1 or UCC-2,
                  as appropriate, and such other documents) in appropriate form for filing under the UCC and any other applicable law, rule or regulation in each jurisdiction as may be necessary or appropriate to perfect the Liens created, or purported to be created, by the Security Documents;

                            (2) certified copies of Requests for Information
                  (Form UCC-11), tax lien, judgment lien bankruptcy and pending lawsuit searches or equivalent reports or lien search reports, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Credit Party as debtor and that are filed in those state, county and other jurisdictions in which any of the Collateral of such Credit Party is located, the state, county and other jurisdictions in which each such person's principal place of business is located and the state in which such person is organized, none of which encumber the Collateral covered or intended to be covered by the Security Agreement other than those encumbrances and other Liens acceptable to the Lead Arranger; and

                            (3) evidence of arrangements for (A) the completion
                  of all recordings and filings of, or with respect to, the Security Documents, including, the execution and/or delivery of such other security and other documents and consents of counterparties to contracts, and to the extent required by Lead Arranger, filings with the United States Patent and Trademark Office and United States Copyright Office, and (B) the taking of all actions as may be necessary or, in the opinion of Agents, desirable, to perfect the Liens created, or purported to be created, by the Security Documents.

                            (4) evidence acceptable to the Lead Arranger of
                  payment by the Credit Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents.

                (xii) Joinder Agreement to Be Signed by RIH and New Pier. RIH and New Pier and its Subsidiaries shall become parties to this Agreement as Guarantors through the execution and delivery of a Joinder Agreement.

               (xiii) Mortgage Matters. On or prior to the Closing Date, each Credit Party shall have caused to be delivered to the Agents, on behalf of the Creditors:

                            (1) a Mortgage (which shall comply with Gaming Law
                  to the extent so required) encumbering each Mortgaged Real Property in favor of Collateral Agent, for the benefit of the Creditors and in the case of any mortgage executed by RIH, the Borrower (as holder of the RIH Secured Note), duly executed and acknowledged by the Credit Party that is the owner of or holder of an interest in such Mortgaged Real Property, and otherwise in form for recording in the recording office of each political subdivision where each such Mortgaged Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such UCC-1 Financing Statements and other similar statements as are contemplated by the counsel opinions described in Section 7.02(i)(2) in respect of such Mortgage, all of which shall be in form and substance reasonably satisfactory to Collateral Agent, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, which Mortgage and financing statements and other instruments shall when recorded be effective to create a first priority Lien on such Mortgaged Real Property subordinate to no Liens other than as permitted by such Mortgage ap-plicable to such Mortgaged Real Property and subject to no Liens other than Permitted Liens;

                            (2) with respect to each Mortgaged Real Property,
                  such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary or required to consummate the Transactions or as shall reasonably be deemed necessary by the Lead Arranger in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Real Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Real Property;

                            (3) with respect to each Mortgage, a policy (or
                  commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the Real Property and fixtures described therein in an amount equal to $90.0 million which policies (or commitments) shall (a) be issued by the Title Company, (b) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Lead Arranger, (c) contain a "tie-in" or "cluster" endorsement (if available under applicable law) (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (d) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Lead Arranger to the extent that such opinions can be obtained at a cost which is reasonable with respect to the value of the Real Property subject to such Mortgage) as shall be reasonably requested by the Lead Arranger (including, without limitation, endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien and so-called comprehensive coverage over covenants and restrictions), and (e) contain no exceptions to title other than exceptions for the Permitted Liens applicable to such Mortgaged Real Property and otherwise acceptable to the Lead Arranger;

                            (4) with respect to each Mortgaged Real Property,
                  policies or certificates of insurance as required by the Mortgage relating thereto, which policies or certificates shall comply with the insurance requirements contained in such Mortgage;

                            (5) with respect to each Real Property and each
                  Mortgaged Real Property, UCC, tax lien, judgment lien and pending lawsuit searches confirming that the personal property comprising a part of such Real Property or Mortgaged Real Property is subject to no Liens other than Permitted Liens;

                            (6) with respect to each Mortgaged Real Property,
                  such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as shall be required to induce the Title Company to issue the policy or policies (or commitment) and endorsements contemplated in subparagraph
                  (3) above;

                            (7) evidence reasonably acceptable to the Lead
                  Arranger of payment by Borrower of all title insurance premiums, search and examination charges, and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title insurance policies referred to subparagraph (3) above;

                            (8) with respect to each Real Property or Mortgaged
                  Real Property, copies of all Leases in which Borrower or any Subsidiary holds the lessor's interest or other agreements relating to possessory interests, if any. To the extent any of the foregoing affect any Mortgaged Real Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Real Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be acceptable to the Lead Arranger;

                            (9) with respect to each Mortgaged Real Property,
                  Borrower and each Subsidiary shall have made all notification, registrations and filings, to the extent required by, and in accordance with, all State and Local Real Property Disclosure Requirements applicable to such Mortgaged Real Property, including the use of forms provided by state or local agencies, where such forms exist, whether to Borrower or to or with the state or local agency;

                           (10) with respect to each Mortgaged Real Property, an
                  Officers' Certificate or other evidence reasonably satisfactory to the Lead Arranger that as of the date thereof
                  (a) there is no outstanding citation, violation or similar notice indicating that the Mortgaged Real Property contains conditions which are not in compliance in any material respect with local codes or ordinances relating to building or fire safety or structural soundness, (b) there has not occurred any "Taking or Destruction" (as such terms are defined in the Security Agreement) of any Mortgaged Real Property and (c) there are no material disputes regarding boundary lines, location, encroachment or possession of such Mortgaged Real Property and to the best knowledge of Borrower or any Subsidiary that is the owner of or holder of an interest in such Mortgaged Real Property, no state of facts exist which could give rise to any such claim.

                (xiv) Pre-closing Syndication. The Preclosing Syndication Date shall have occurred.

                 (xv) Other Documents. The Lenders shall have received such other customary legal opinions, corporate documents and other instruments and/or certificates as they may reasonably request.

                  The Parties hereto acknowledge the Closing Date occurred on April 25, 2001.

                  SECTION 7.03. Conditions to Initial and Subsequent Extensions of Credit. The obligation of the Lenders to make any Loan or otherwise extend any credit to Borrower upon the occasion of each borrowing or other extension of credit (whether by making a Loan or issuing a Letter of Credit) hereunder (including the initial borrowing) is subject to the further conditions precedent that:

                  (i) No Default or Event of Default; Representations and Warranties True. Both immediately prior to the making of such Loan or other extension of credit and also after giving pro forma effect thereto and to the intended use thereof:

                     (a) no Default or Event of Default shall have occurred and be continuing;

                     (b) the representations and warranties (other than those relating to an earlier date) made by the Credit Parties in
                  Article VIII, and by each Credit Party in each of the other Credit Documents to which it is a party, shall continue to be accurate in all material respects on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (except that any such representation or warranty qualified as to materiality shall continue to be accurate on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date); and

                     (c) the sum of the aggregate amount of the outstanding Revolving Loans, plus L/C Liabilities shall not exceed the Revolving Commitments then in effect.

                 (ii) No Legal Bar. The Loans and other extensions of credit and the use of proceeds thereof shall not contravene, violate or conflict with, nor involve any Lender in a violation of, any Requirement of Law.

                (iii) Notice of Borrowing. Collateral Agent shall have received a Notice of Borrowing duly completed and complying with Section 4.05.

                  Each Notice of Borrowing or request for the issuance of a Letter of Credit delivered by Borrower hereunder shall constitute a certification by Borrower to the effect set forth in clauses (i)-(ii) above as of the date of such borrowing or issuance. Each notice submitted by Borrower hereunder for an extension of credit hereunder shall constitute a representation and warranty by Borrower, as of the date of such notice and as of the relevant borrowing date or date of issuance of a Letter of Credit, as applicable, that the applicable conditions in Sections 7.02 and 7.03 have been satisfied or waived in accordance with the terms hereof.

                  SECTION 7.04. Determinations Under Article VII. For purposes of determining compliance with the conditions specified in Sections 7.01 and 7.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agents responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that Borrower, by notice to the Lenders, designates as the proposed date of the extension of credit, specifying its objection thereto.

                  The Lenders and Agents acknowledge that the forms of the deliveries required under the following sections previously shown to the Lead Arranger are acceptable in form, scope and substance: Sections 7.02(i)(1), (2),
(4), (5), (6), (7), (8), (10), (11), (12) and (13), Section 7.02(xi)(2), and
Sections 7.02(xiii)(1), (2), (3), (4), (5), (6), (8) and (10); provided, however, that the Lead Arranger reserves the right to require reasonable changes to such documents and/or deliverables prior to the Closing Date, in light of then existing circumstances.

                                  ARTICLE VIII

                         Representations and Warranties

                  Each Credit Party represents and warrants to the Creditors that at and as of the Effective Date and at and as of each Funding Date (with respect to Sections 8.01 through and including 8.23) (in each case immediately before and immediately after giving effect to the transactions to occur on such date (including, with respect to the Closing Date, the Transactions)):

                  SECTION 8.01. Corporate Existence; Compliance with Law. Each Company (a) is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to own its Property and carry on its business as now being conducted; (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary; and (d) is in compliance with all Requirements of Law, except in the case of clauses (a), (b), (c) and (d), where the failure thereof individually or in the aggregate could not have a Material Adverse Effect.

                  SECTION 8.02. Financial Condition; Etc. (a) Borrower has delivered to the Lenders (i) the audited consolidated balance sheets of RIH and the Subsidiaries as of December 31, 1998, 1999 and 2000, and the related statements of earnings, changes in stockholders' equity and cash flows for the fiscal years ended on those dates, together with reports thereon by Arthur Andersen LLP, certified public accountants and (ii) unaudited interim consolidated balance sheet of RIH and the Subsidiaries and the related statements of earnings, changes in stockholders' equity and cash flows for each fiscal month and quarterly period ended after December 31, 2000. All of said financial statements, including in each case the related schedules and notes, are true, complete and correct and have been prepared in accordance with GAAP consistently applied and present fairly the financial position of RIH and its Subsidiaries as of the respective dates of said balance sheets and the results of their operations for the respective periods covered thereby, subject (in the case of interim statements) to normal period-end audit adjustments.

                  (b) Except as set forth in the financial statements or other information referred to in Section 8.02(a)(i), as of the Closing Date, (other than expenses directly related to the Transactions) there are no material liabilities of any Company of any kind required to be set forth on a balance sheet or in the notes thereto prepared in accordance with GAAP, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which is reasonably likely to result in such a liability.

                  (c) Since December 31, 2000 there has been no Material Adverse Change or event or condition which would reasonably be expected to result in a Material Adverse Change.

                  (d) The pro forma balance sheet of Consolidated Companies (the "Pro Forma Balance Sheet"), certified by the chief financial officer of Borrower, copies of which will be furnished to each Lender not later than the second Business Day (nor earlier than the fifth Business Day) prior to the Closing Date, is the balance sheet of Consolidated Companies as of the date of the latest available balance sheet of Borrower prior to the Closing Date (the "Pro Forma Date"), adjusted to give effect (as if such events had occurred on such date) to the Transactions to occur on the Closing Date and the application of the proceeds of all Indebtedness to be incurred on such date. The Pro Forma Balance Sheet, together with the notes thereto, accurately reflects in all material respects all adjustments necessary to give effect to the Transactions, was prepared based on good faith assumptions, and presents fairly in all material respects on a pro forma basis the consolidated financial position of Consolidated Companies as at the Pro Forma Date, adjusted as described above.

                  SECTION 8.03. Litigation. There is no Proceeding (other than any (a) qui tam Proceeding, to which this Section is limited to the best of Borrower's knowledge and (b) normal overseeing reviews of the Gaming Authorities) pending against, or to the knowledge of Borrower, threatened in writing against or affecting, any Company or any of its respective Properties before any Governmental Authority or private arbitrator that may (i) have a reasonable likelihood of being adversely determined and that, if determined or resolved adversely to such Company, is reasonably likely to have a Material Adverse Effect, (ii) challenge the validity or enforceability of any of the Credit Documents or (iii) under the Racketeering Influenced and Corrupt Organizations Act or any similar federal or state statute, in each case where such person is a defendant in a criminal indictment that provides for forfeiture of assets to any Governmental Authority as a criminal penalty.

                  SECTION 8.04. No Breach; No Default. (a) None of the execution, delivery and performance by any Credit Party of any Credit Document or Transaction Document to which it is a party nor the consummation of the transactions herein and therein contemplated (including the Transactions) do or will (i) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under, any Organic Document of any Company or any applicable Requirement of Law or any order, writ, injunction or decree of any Governmental Authority binding on any Company, or tortuously interfere with, result in a breach of, or require termination of, any term or provision of any Contractual Obligation of any Company or (ii) constitute (with due notice or lapse of time or both) a default under any such Contractual Obligation, or (iii) result in the creation or imposition of any Lien (except for the Liens created pursuant to the Security Documents) upon any Property of any Company pursuant to the terms of any such Contractual Obligation, except with respect to each of the foregoing which is not reasonable likely to result in a Material Adverse

Effect and which would not subject any Creditor to any material risk of significant damages or liability to third parties.

                  (b) No Default or Event of Default has occurred and is continuing.

                  SECTION 8.05. Action. Each Company has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each Credit Document and Transaction Document to which it is a party and to consummate the transactions herein and therein contemplated; the execution, delivery and performance by each Company of each Credit Document and Transaction Document to which it is a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate, partnership, etc. action on its part; and this Agreement has been duly and validly executed and delivered by each Credit Party and constitutes, and each of the Notes and the other Credit Documents and Transaction Documents to which it is a party when executed and delivered by such Credit Party (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Credit Party in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors' rights and remedies and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 8.06. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by any Company of the Credit Documents and the Transaction Documents to which it is a party or for the legality, validity or enforceability hereof or thereof or for the consummation of the transactions herein and therein contemplated, except for filings and recordings in respect of the Liens created pursuant to the Security Documents, waiver by the Gaming Authority of any qualification requirement on the part of the Lenders who do not otherwise qualify or are not banks or licensed lending institutions, prior approval of the Transactions by the Gaming Authority, and, if required, Holdings' and Borrower's registration of one or more classes of their securities pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (15 U.S.C. Section 781) and except for consents, authorizations and filings that have been obtained or made and are in full force and effect or the failure of which to obtain would not have a Material Adverse Effect.

                  SECTION 8.07. ERISA and Foreign Employee Benefit Matters. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. As of the Effective Date, no member of the ERISA Groups maintains or contributes to any Pension Plan. Each ERISA Entity is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan. Except as disclosed on Schedule 8.08, using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of any of each ERISA Entity to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan that precedes the Effective Date, would not reasonably be expected to result in a Material Adverse Effect.

                  Each Foreign Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan (other than to the extent such failure to comply would not reasonably be expected to have a Material Adverse Effect). The aggregate of the liabilities to provide all of the accrued benefits under any funded Foreign Plan (based on reasonable assumptions used by such Plan) does not as of the most recent valuation report (or as of the end of the most recent plan year if there is no recent valuation report) exceed the current fair market value of the assets held in the trust or other funding vehicle for such Foreign Plan by an amount that could have a Material Adverse Effect. With respect to any unfunded Foreign Plan, reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the best knowledge of Borrower, threatened against any Company or any ERISA Entity with respect to any Foreign Plan that could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 8.08. Taxes. Except as would not have a Material Adverse Effect, (i) all tax returns, statements, reports and forms or other documents (including estimated Tax or information returns and including any required, related or supporting information) (collectively, the "Tax Returns") required to be filed with any taxing authority by, or with respect to, each Company have been timely filed in accordance with all applicable laws; (ii) each Company has timely paid or made provision for payment of all Taxes shown as due and payable on Tax Returns that have been so filed or that are otherwise due and payable (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on other financial statements subsequently delivered hereunder) and each Tax Return is complete in all material respects; and (iii) each Company has made adequate provision for all Taxes payable by such Company for which no Tax Return has yet been filed. No Company has received written notice of any proposed or pending tax assessment, audit or deficiency against such Company that would in the aggregate have a Material Adverse Effect.

                  No extension of a statute of limitations relating to material Taxes is in effect with respect to any Company, no Company has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code other than an affiliated group of corporations of which Borrower was the common parent and there are no material Tax sharing agreements or similar arrangements (including Tax indemnity arrangements) with respect to or involving any Company other than between or among Borrower and the Subsidiaries.

                  All deficiencies which have been asserted against any Company as a result of any federal, state, local or foreign Tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and no issue has been raised in any such examination which, by application of similar principles, reasonably can be expected to result in assertion of a material deficiency for any other year not so examined which has not been reserved for in the Companies' consolidated financial statements heretofore delivered to the Agents to the extent, if any, required by GAAP.

                  SECTION 8.09. Investment Company Act; Public Utility Holding Company Act; Other Restrictions. No Company is an "investment company", or a company "controlled" by an "investment company", within the meaning of the United States Investment Company Act of 1940, as amended, except to the extent such "investment company" is not required to be registered under such Act. No Company is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the United States Public Utility Holding Company Act of 1935, as amended. No Company is subject to regulation under any law or regulation which limits its ability to incur Indebtedness, other than Regulation X of the Board of Governors of the Federal Reserve System and the Gaming Law.

                  SECTION 8.10. Environmental Matters. Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) each Company is in compliance with, and has no liability under, any applicable Environmental Laws and there are no Environmental Laws which could reasonably be expected to result in material expenditures by any Company, and no such Environmental Laws would interfere in any material way with current or projected operations of any Company; (ii) no Company, or to the knowledge of any Company, any of its predecessors in interest, has disposed of, arranged for the disposal or treatment of, or otherwise released Hazardous Materials at any site at which any person is conducting or, to the knowledge of any Company, plans to conduct, any action under Environmental Law; which could reasonably be expected to result in liability to the Company (iii) no Real Property now or formerly owned, leased or operated by any Company or, to the knowledge of any Company, any of their respective predecessors in interest, are (x) listed or proposed for listing on the National Priorities List under the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), (y) listed on the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA (except sites determined to require no further remedial action) or (z) included on any similar lists maintained by any Governmental Authority; (iv) there are no past or present events, conditions, activities, practices or actions, or any agreements, judgments, decrees or orders by which any Company is bound, which would reasonably be expected to prevent any Company's compliance with any Environmental Law, or which would reasonably be expected to result in any liability of any Company under any Environmental Law; (v) no Lien has been asserted or recorded, or to the knowledge of any Company, threatened, under any Environmental Law with respect to Property of any Company; and (vi) no Company is a party to any Proceeding alleging the violation of, or liability under, any Environmental Law or has received any Environmental Claim and, to the knowledge of any Company, no such Proceeding or Environmental Claim is threatened.

                  SECTION 8.11. Environmental Investigations. As of the Closing Date, all material environmental investigations, studies, audits or assessments in the possession, custody or control of any Company prior to the Closing Date relating (i) to the current or prior business or operations of any Company or any of their respective predecessors in interest or (ii) to any Property now or previously owned, operated, leased or used by any Company or any of their respective predecessors in interest have been made available to the Creditors.

                  SECTION 8.12. Use of Proceeds. (a) Borrower will use the proceeds of (i) all Term Loans to finance the RIH Acquisition and pay related fees and expenses and (ii) Revolving Loans to finance the Transactions (in an amount not to exceed on the Closing Date $3.2 million unless consented to by Lead Arranger in its sole discretion), pay fees and expenses related thereto, and for general corporate purposes provided, that no Revolving Loans may be used for Strategic Capital Ex-penditures in any year except to the extent that the Revolving Loans have been repaid with 25% of Excess Cash Flow for such period and only to the extent of the amount so repaid.

                  (b) No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any extension of credit hereunder will be used directly or indirectly and whether immediately, incidentally or ultimately to purchase or carry any Margin Stock or to extend credit to others for such purpose or to refund Indebtedness originally incurred for such purpose. Following application of the proceeds of each extension of credit hereunder, not more than 25 percent of the value of the assets (either of Borrower individually or of Consolidated Companies) will be Margin Stock. If requested by any Creditor, Borrower will furnish to Collateral Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U.

                  SECTION 8.13. Subsidiaries, Etc. As of the Closing Date, (a) Holdings owns 100% of the issued and outstanding Equity Interests of Borrower and has no other Subsidiaries or interest (whether direct or indirect) in partnerships, joint ventures or business trusts and (b) Borrower owns 100% of the issued and outstanding Equity Interests of RIH and New Pier and has no other Subsidiaries or interests (whether direct or indirect) in partnerships, joint ventures or business trusts. Each of RIH and New Pier will be a Guarantor as of the Closing Date. No such Subsidiary, partnership or joint venture has issued any securities convertible into its Equity Interests (or other evidence of ownership) or any Equity Rights to acquire such Equity Interests, and the outstanding Equity Interests of such Subsidiaries, partnerships or joint ventures are owned by Borrower free and clear of all Liens and Equity Rights of others of any kind whatsoever.

                  SECTION 8.14. Ownership of Property; Liens. Each Company has good title to, or a validly subsisting leasehold interest in, all material assets and Property (tangible and intangible) owned by it (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and Property are free and clear of all Liens except Permitted Liens. Except as may be disclosed to the Lenders and/or the Agents, including in the engineering reports delivered to the Collateral Agent prior to the Closing Date, to the best knowledge of the Borrower, substantially all of the assets and Property owned by, leased to, or used by each Company in its respective businesses is in good operating condition and repair in all material respects, ordinary wear and tear excepted, is free and clear of any known material defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and is reasonably able to serve the function for which they are currently being used, except in each case where the failure of such asset to meet such requirements would not, or is not reasonably likely to, result in a Material Adverse Effect. Neither any Credit Document, nor any transaction contemplated under any such document, will affect any right, title or interest of any Company in any to any of such assets in a manner that would, or in reasonably likely to, result in a Material Adverse Effect.

                  SECTION 8.15. Security Interest; Absence of Financing Statements; Etc. The Security Documents, once executed and delivered, will create, in favor of Collateral Agent for the benefit of the Creditors, as security for the obligations purported to be secured thereby, a valid and enforceable, and upon filing or recording with the appropriate Governmental Authorities (including payment of applicable filing and recording taxes) and delivery of the applicable documents to Collateral Agent, perfected security interest in and Lien upon all of the Collateral (and the proceeds thereof), and subject to no other Liens except as expressly permitted by the Security Documents.

                  Except for Permitted Liens and financing statements filed without the consent of any Credit Party, there is no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any Lien on, or security interest in, any Property of any Company or rights thereunder.

                  SECTION 8.16. Licenses and Permits. The Companies hold all material governmental permits, licenses, authorizations, consents and approvals necessary for the Companies to own, lease, and operate their respective Properties and to operate their respective businesses as now being conducted (collectively, the "Permits"), except for Permits the failure of which to obtain would not have a Material Adverse Effect. None of the Permits has been modified in any way that is reasonably likely to have a Material Adverse Effect. All Permits are in full force and effect except where the failure to be in full force and effect would not have a Material Adverse Effect. No Company has received written notice that any Gaming Authority has commenced proceedings to suspend, revoke or not renew any such permits.

                  SECTION 8.17. True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of any Credit Party to any Creditor in connection with the negotiation, preparation or delivery of the Credit Documents or included or delivered pursuant thereto or pursuant to the Confidential Information Memorandum dated March 2001 distributed in connection with the syndication of the Commitments and Loans and the Credit Documents themselves, but in each case excluding all projections, whether prior to or after the date of this Agreement, when taken as a whole, do not, as of the date such information was furnished, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. The projections and pro forma financial information furnished at any time by any Credit Party to any Creditor pursuant to this Agreement have been prepared in good faith based on assumptions believed by Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no Credit Party, however, makes any representation as to the ability of any Company to achieve the results set forth in any such projections. Each Credit Party understands that all such statements, representations and warranties shall be deemed to have been relied upon by the Lenders as a material inducement to make each extension of credit hereunder.

                  SECTION 8.18. Solvency. As of each Funding Date immediately prior to and immediately following the consummation of the Transactions and the extensions of credit to occur on such date each Credit Party (on a consolidated basis with its Subsidiaries) is and will be Solvent (after giving effect to
Section 6.08).

                  SECTION 8.19. Contracts. No Company is in default under any material contract or agreement to which it is a party or by which it is bound, nor, to Borrower's knowledge, does any condition exist that, with notice or lapse of time or both, would constitute such default, excluding in any case such defaults that are not reasonably likely to have a Material Adverse Effect.

                  SECTION 8.20. Labor Matters. There is (i) no unfair labor practice complaint pending against any Company or, to the best knowledge of Borrower, threatened against any Company, before the National Labor Relations Board or any other Governmental Authority, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Company or, to the best knowledge of Borrower after due inquiry, threatened against any Company, (ii) no strike, labor dispute, slowdown or stoppage pending against any Company or, to the best knowledge of Borrower, after due inquiry, threatened against any Company and (iii) to the best knowledge of Borrower after due inquiry, no union representation question existing with respect to the employees of any Company and, to the best knowledge of Borrower, no union organizing activities are taking place, except such as would not, with respect to any matter specified in clause (i), (ii) or (iii) above, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

                  SECTION 8.21. Subordinated Debt. The Obligations are senior debt with respect to all Indebtedness of any Company that is contractually subordinated to any other Indebtedness of such Company and entitled to the full benefits of all subordination provisions therein and such subordination provisions are in full force and effect.

                  SECTION 8.22. Intellectual Property. To the best knowledge of Borrower after due inquiry, each Company owns or possesses adequate licenses or otherwise has the right to use all of the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets, know-how and processes (collectively, "Intellectual Property") that are necessary for the operation of its business as presently conducted, except where the failure to so own or possess such Intellectual Property would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. To the best knowledge of Borrower, no claim is pending that any Company infringes upon the asserted rights of any other person under any Intellectual Property, except for any such claim that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. To the best knowledge of Borrower, no claim is pending that any such Intellectual Property owned or licensed by any Company or which any Company otherwise has the right to use is invalid or unenforceable, except for any such claim which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

                  As of the Closing Date, each Company owns or has the right to use all Intellectual Property listed in Schedules 1.1(a), 1.1(f), 1.1(g) and 1.1(i) to the Security Agreement and the consummation of the transactions contemplated hereby will not, alter or impair any such rights in a way that would, individually or in the aggregate, have a Material Adverse Effect. All Intellectual Property owned by any Company is free and clear of all Liens except Permitted Liens.

                  SECTION 8.23. Existing Indebtedness. Schedule 8.23(a) sets forth a true and complete list of all Indebtedness of the Companies as of the Closing Date (after giving effect to the

Transactions) and Schedule 8.23(b) sets forth a true and complete list of all Indebtedness of the Companies that is to be paid-off on the Closing Date, in each case showing the aggregate principal amount thereof and the name of each respective borrower and any other entity that directly or indirectly guaranteed such Indebtedness.


                                   ARTICLE IX

                              Affirmative Covenants


                  Each Credit Party, for itself and on behalf of its Subsidiaries, covenants and agrees with the Creditors that, so long as any Commitment, Loan or L/C Liability is outstanding and until payment in full of all amounts payable by Borrower hereunder (and each Credit Party covenants and agrees that it will cause its Subsidiaries to observe and perform the covenants herein set forth applicable to any such Subsidiary):

                  SECTION 9.01. Existence; Business Properties. (a) Each Company shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05 or, in the case of any Subsidiary, where the failure to perform such obligations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (b) Each Company shall do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all applicable Requirements of Law (including any and all Gaming Laws and any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; pay and perform its obligations under all material Leases; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (ordinary wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements (including those necessary as a result of a Casualty Event) thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 9.01(b) shall prevent (i) sales of assets, consolidations or mergers by or involving any Company in accordance with Section 10.05; (ii) the withdrawal by any Company of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by any Company of any rights, franchises, licenses and patents that such person reasonably determines are not useful to its business.

                  (c) Each Company shall keep itself fully licensed with all licenses required to operate such person's business under applicable law, maintain such person's qualification to participate in the gaming industry in the manner in existence on the Closing Date, except to the extent that the loss or relinquishment of such qualification, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Borrower will promptly furnish or cause to be furnished to the Collateral Agent copies of all reports and correspondence it or any Subsidiary sends or receives relating to any loss or revocation (or threatened loss or revocation) of any qualification described in this paragraph. Borrower shall file with the New Jersey Casino Control Commission and the New Jersey Division of Gaming Enforcement (i) executed copies of the Credit Documents within five business days of the Closing Date and (ii) a list of the names and interests held by the Lenders hereunder promptly after the Closing Date.

                  SECTION 9.02. Insurance. (a) Each Company shall keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any property owned, occupied or controlled by it; and maintain such other insurance as may be required by law; and, with respect to the Collateral, otherwise maintain all insurance coverage required under the applicable Security Documents.

                  (b) Notify the Agents immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 9.02 is taken out by Borrower; and promptly deliver to the Agents a duplicate original copy of such policy or policies.

                  SECTION 9.03. Taxes. Each Company shall timely file all Tax Returns required to be filed by it (which Tax Returns shall be accurate in all material respects) and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and such Company shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of Collateral, the Lien with respect to such Tax, assessment, charge, levy or claim and the contest thereof shall satisfy the Contested Collateral Lien Conditions.

                  SECTION 9.04. Financial Statements, Etc. Borrower shall deliver to the Agents and each of the Lenders:

                  (a) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year beginning with the fiscal quarter ending March 31, 2001, consolidated statements of operations, cash flows and stockholders' equity of Consolidated Companies for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of Consolidated Companies as at the end of such period, setting forth in each case in comparative form (i) the corresponding consolidated statements of operations, cash flows and stockholders' equity for the corresponding period in the preceding fiscal year to the extent such financial statements are available and (ii) the corresponding budget or plan for such period, accompanied by a certificate of a Responsible Officer of Borrower, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition, results of operations and cash flows of Consolidated Companies in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and except for the absence of footnotes);

                  (b) Annual Financials. As soon as available and in any event within 90 days after the end of each fiscal year beginning with the fiscal year ending December 31, 2001, consolidated and consolidating statements of operations, cash flows and stockholders' equity of Consolidated Companies for such year and the related consolidated and consolidating balance sheet of Consolidated Companies as at the end of such year, setting forth in each case in comparative form (i) the corresponding consolidated and consolidating information as of the end of and for the preceding fiscal year to the extent such financial statements are available and (ii) the corresponding budget or plan for such period, and, in the case of such consolidated financial statements, accompanied by an opinion, without a going concern or similar qualification or exception as to scope or other material qualification or exception, thereon of Arthur Andersen or other independent certified public accountants of recognized national standing reasonably acceptable to Lead Arranger and the Majority Lenders, which opinion shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition, results of operations and cash flows of Consolidated Companies as at the end of, and for, such fiscal year in conformity with GAAP, consistently applied; Borrower shall supply such additional information and detail as to any item or items contained on any such statement that Lenders may reasonably require; all such information will be prepared in conformity with GAAP consistently applied;

                  (c) Auditor's Certificate; Compliance Certificate. (i) Concurrently with the delivery of the financial statements referred to in Section 9.04(b), a certificate (which certificate may be limited or eliminated to the extent required by accounting rules or guidelines) of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default relating to the Financial Maintenance Covenants, except as specified in such certificate; and

                 (ii) At the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, (1) a certificate of a Responsible Officer of Borrower (I) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Companies have taken and proposes to take with respect thereto) and (II) setting forth in reasonable detail the computations necessary to determine whether each Company is in compliance with Sections 10.06 and 10.08 as of the end of the respective quarterly fiscal period or fiscal year, and (2) to the extent not previously disclosed to Collateral Agent, a listing of any state within the United States where any Credit Party keeps inventory or equipment and of any material licenses arising under the laws of the United States (or any jurisdiction therein) acquired by any Credit Party since the date of the most recent list delivered pursuant to this clause (2) (or, in the case of the first such list so delivered, since the Closing Date);

                  (d) Monthly Statement of Operations; Other Financial Information. As soon as available and in any event within 30 days after the end of each month, a monthly status of operations. Promptly upon delivery thereof to the holders of any debt securities or the stockholders of any Company generally (other than prior to an IPO, to the extent the same are delivered solely to such stockholders), copies of all financial statements and reports and proxy statements so delivered, and at the time the same are filed, copies of all financial statements and reports which Borrower may make to or file with the SEC or any successor or analogous Governmental Authority;

                  (e) Interest Rate Certificates. From and after the Trigger Date, together with the financial statements delivered pursuant to clause (a) or (b) of this Section 9.04, an Interest Rate Certificate;

                  (f) Notice of Default. Promptly after any Company knows that any Default has occurred, a notice of such Default, breach or violation describing the same in reasonable detail and a description of the action that the Companies have taken and propose to take with respect thereto;

                  (g) Environmental Matters. Written notice of any Environmental Claim materially affecting any Company, any Mortgaged Real Property or the operations of any Company and any notice from any person of (i) the occurrence of any release, spill or discharge of any Hazardous Material that is reportable by the Company under any Environmental Law, (ii) the commencement of any remediation pursuant to or in accordance with any Environmental Law of any Hazardous Material at, on, under or within the Mortgaged Real Property or any part thereof, (iii) any matters relating to Hazardous Materials or Environmental Laws that may impair, or threaten to impair, Lenders' security interest in the Mortgaged Real Property or any Credit Party's ability to perform any of its obligations under this Agreement when such performance is due or (iv) any other condition, circumstance, occurrence or event of an environmental nature which is reasonably likely to have a Material Adverse Effect;

                  (h) Auditors' Reports. Promptly upon receipt thereof, copies of all annual, interim or special reports issued to any Company by independent certified public accountants in connection with each annual, interim or special audit of such Company's books made by such accountants, including any management letter commenting on any Company's internal controls issued by such accountants to management in connection with their annual audit;

                  (i) Annual Budgets. As soon as practicable and in any event within 10 days after the approval thereof by the Board of Directors of Borrower (but not later than 90 days after) the beginning of each fiscal year of Borrower beginning January 1, 2002, a consolidated plan and financial forecast for such fiscal year, including a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Companies for such fiscal year and for each quarter of such fiscal year, together with an Officers' Certificate demonstrating pro forma compliance for such fiscal year with Section 10.08 and an explanation of the assumptions on which such forecasts are based and stating that such plan and projections have been prepared using assumptions believed in good faith by management of Borrower to be reasonable at the time made;

                  (j) Lien Matters; Casualty and Damage to Collateral. Prompt written notice of (i) the incurrence of any Lien (other than a Permitted Lien) on, or claim asserted against any of the Collateral,
         (ii) any Casualty Event or other insured damage to any material portion of the Collateral or the commencement of any Proceeding likely to result in a Casualty Event or (iii) the occurrence of any other event which in Borrower's judgment is reasonably likely to materially adversely affect the aggregate value of the Collateral;

                  (k) Notice of Material Adverse Effect. Written notice of the occurrence of any Material Adverse Effect or any event or condition which is reasonably likely to result in any Material Adverse Effect;

                  (l) Governmental Filings and Notices. Promptly upon request by Collateral Agent, copies of any other material reports or documents that were filed by any Company with any Governmental Authority and copies of any and all material notices and other material communications from any Governmental Authority with respect to any Company;

                  (m) ERISA Information. Promptly upon the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could result in liability to the Companies in an aggregate amount exceeding $2.5 million, a written notice specifying the nature thereof, what action the Companies or other ERISA Entity have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, PBGC or Multiemployer Plan sponsor with respect thereto;

                  (n) ERISA Filings, Etc. Upon request by Collateral Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Company or ERISA Entity with the Internal Revenue Service with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by any Company or ERISA Entity from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and
         (iv) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Collateral Agent shall reasonably request; and

                  (o) Miscellaneous. Promptly, such financial and other information with respect to any Company (or prior to the Closing Date, RIH and New Pier, if available to any Company pursuant to the Acquisition Agreement) as the Collateral Agent on behalf of any Creditor may from time to time reasonably request.

                  SECTION 9.05. Litigation, Etc. Borrower shall promptly give to Collateral Agent and each Lender notice of all Proceedings, and (except to the extent that any such notice would, in the reasonable opinion of Borrower, waive attorney client privilege) any material development thereof, affecting any Company, except Proceedings which would not have a Material Adverse Effect.

                  SECTION 9.06. Maintaining Records; Access to Properties and Inspections. Each Company shall keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. Each Company will, subject to applicable Gaming Laws, permit any representatives designated by the Agents or any Lender to visit and inspect the financial records and the property of such Company at reasonable times, upon reasonable notice and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Agents or any Lender to discuss the affairs, finances and condition of such Company with the officers thereof and independent accountants therefor.

                  SECTION 9.07. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in
Section 8.12.

                  SECTION 9.08. Compliance with Environmental Laws. Each Company shall (a) comply with all Environmental Laws, and will keep or cause all Real Property to be kept free of any Liens under Environmental Laws, unless failure to do so would not be reasonably likely to have a Material Adverse Effect; (b) in the event of any Hazardous Material at, on, under or emanating from any Real Property which could result in liability under or a violation of any Environmental Law, in each case which could reasonably be expected to have a Material Adverse Effect, undertake, and/or cause any of their respective tenants or occupants to undertake, at no cost or expense to the Collateral Agent or any Creditor, any action required pursuant to Environmental Laws to mitigate and eliminate such condition; provided, however, that no Company shall be required to comply with any order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP; (c) promptly notify Collateral Agent of any event specified in clause (b) of this
Section 9.08 and periodically thereafter keep Collateral Agent informed of any material actions taken in response to such event and the results thereof; and
(d) at the written request of Collateral Agent, and subject to landlord's consent in the case of leased property (which consent Borrower shall use best efforts to obtain), provide, at no cost or expense to the Collateral Agent or any Creditor, an environmental site assessment (including, without limitation, the results of any groundwater or other testing, conducted at Collateral Agent's request) concerning any Real Property now or hereafter owned, leased or operated by any Company, conducted by an environmental consulting firm proposed by such Credit Party and approved by Collateral Agent indicating the presence or absence of Hazardous Materials and the potential cost of any required action in connection with any Hazardous Materials on, at, under or emanating from such Real Property; provided, however, that such request may be made only if (i) there has occurred and is continuing an Event of Default, or (ii) circumstances exist that reasonably could be expected to form the basis of an Environmental Claim against such Company or any such Real Property which would have a Material Adverse Effect; if any Company fails to provide the same within 60 days after such request was made, Collateral Agent may but is under no obligation to conduct the same, and such Company shall grant and hereby grants to Collateral Agent and its agents access at reasonable times and upon reasonable notice to such Real Property and specifically grants Collateral Agent an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at no cost or expense to the Collateral Agent or any Creditor. The Collateral Agent will use its reasonable best efforts to obtain from the firm conducting any such assessment usual and customary agreements to secure liability insurance and to treat its work as confidential.

                  SECTION 9.09. Equal Security for Loans and Notes; Pledge or Mortgage of Real Property; Landlord Consents. (a) If any Company shall acquire any Property after the Closing Date (other than any Property described in clause
(b) or (c) of this Section 9.09 below) as to which the Collateral Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Agents such amendments to the Security Documents or such other documents as the Lead Arranger deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property, including without limitation, the filing of UCC financing statements in such jurisdictions as may be required by the Security Documents or by law or as may be requested by the Agents.

                  (b) If, after the Closing Date, any Company acquires or holds an interest with a fair market value of $500,000 or more in any Real Property, such Company shall notify the Agents and, if requested by Majority Lenders or the Agents (i) take such actions and execute such documents as the Lead Arranger or the Majority Lenders shall reasonably require to confirm the Lien of an existing Mortgage, if applicable, or to create a new Mortgage on such additional Real Property and (ii) cause to be delivered to the Lead Arranger, on behalf of the Creditors, all documents and instruments reasonably requested by the Lead Arranger or as shall be necessary in the opinion of counsel to the Creditors to create a valid perfected first priority mortgage Lien in such Mortgaged Real Property, including, the following:

                  (i) a Mortgage in favor of Collateral Agent, for the benefit of the Creditors and, in the case of any mortgage executed by RIH, the Borrower as the holder of the RIH Secured Note, in form for recording in the recording office of each jurisdiction where such Mortgaged Real Property is situated, together with such other documentation as shall be required to create a Lien under applicable law, which Mortgage and other documentation shall be satisfactory to the Lead Arranger and shall be effective to create a first priority Lien on such Mortgaged Real Property subject to no Liens other than Permitted Liens;

                 (ii) such consents, lien waivers, approvals, estoppels, tenant subordination agreements or other instruments as necessary or as reasonably required by the Agents to grant the Lien contemplated by the Mortgage; and

                (iii)    the following documents and instruments:

                            (1) a Survey;

                            (2) policies or certificates of insurance as
                  required by the applicable Mortgage;

                            (3) judgment, tax and other lien searches in
                  form and substance satisfactory to the Lead Arranger;

                            (4) evidence acceptable to the Lead Arranger of
                  payment by Borrower of all title insurance premiums (if any), search and examination charges, survey costs, mortgage recording taxes and related charges required for the recording of the Mortgages and issuance of the title insurance policies referred to in this Section 9.09;

                            (5) copies of all leases applicable thereto in
                  which any Company holds the landlord's interest;

                            (6) an Officers' Certificate that as of the date
                  thereof there (a) has been issued and is in effect, to the extent required, a valid and proper certificate of occupancy of local or foreign equivalent (if any) for the use then being made of such Mortgaged Real Property, (b) has not occurred any uncured material Casualty Event of such Mortgaged Real Property and (c) except as may be disclosed in the Survey of such Mortgaged Real Property delivered pursuant to subclause
                  (iii)(1) of this Section 9.09 above, are no material disputes regarding boundary lines, location, encroachment or possession of such Mortgaged Real Property and no state of facts existing which could reasonably be expected to give rise to any such claim; and

                            (7) a policy (or Commitment to issue a policy) of
                  title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first priority Lien on the Real Property and fixtures described therein in such amount not to exceed the outstanding principal amount of the Loans as the Lead Arranger may reasonably require which policy (or commitment) shall (a) be issued by the Title Company or another title insurance company acceptable to the Agents, (b) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Lead Arranger, (c) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel or other professionals acceptable to Lead Arranger) as shall be reasonably requested by the Lead Arranger, (d) include such affidavits and instruments of indemnifications by Borrower and the applicable Subsidiary as shall be reasonably required to induce the Title Company to issue the policy or policies (or commitment) and endorsements contemplated in this paragraph (7), and (e) contain no exceptions to title other than exceptions for Permitted Liens and such additional Liens as set forth on Schedule B of the Title Policy on the Closing Date.

                  If reasonably requested by the Agents or the Majority Lenders, and subject to landlord's consent in the case of leased property (which consent Borrower shall use best efforts to obtain), Borrower shall obtain at no cost or expense to the Lead Arranger or Lenders and as soon as practicable but in any event not later than 45 days after request therefor, environmental assessments, including, if necessary, Phase 1 or Phase 2 (in which case the 45-day time period shall be extended as reasonably necessary) environmental reports from an environmental engineering firm reasonably acceptable to Lead Arranger with respect to any Real Property held by any Company if not delivered on or prior to the Closing Date.

                  (c) At its own expense, Borrower shall request, and use reasonable efforts to obtain or cause to be obtained, (i) a consent (the "Landlord Consents"), substantially in the form of Exhibit K or such other form as may be reasonably satisfactory to the Lead Arranger, from the landlord of each Real Property listed in Schedule 9.09(c), copies of which consent, if obtained, shall be delivered to Collateral Agent by the Closing Date and (ii) prior to entering into a lease of a facility in which any material Inventory will be located on or after the Closing Date, a consent, substantially in the form of Exhibit K or such other form as may be reasonably satisfactory to the Lead Arranger, from each landlord of any such facility.

                  (d) The costs of all actions taken by the parties in connection with this Section 9.09, including reasonable costs of counsel for Collateral Agent, shall be paid by the Credit Parties promptly following written demand.

                  SECTION 9.10. Security Interests; Further Assurances. Each Company shall, promptly, upon the reasonable request of the Agents or any Lender, and assuming the request does not violate any Gaming Law or, if necessary, is approved by the Gaming Authority, at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Agents reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no Liens other than Permitted Liens, or obtain any consents, including, without limitation, landlord or similar lien waivers and consents, as may be necessary or appropriate in connection therewith. Each Company shall deliver or use its best efforts to cause to be delivered to the Agents from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Lead Arranger as the Lead Arranger shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by the Agents or the Lenders of any power, right, privilege or remedy pursuant to any Credit Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, each Company shall execute and deliver all applications, certifications, instruments and other documents and papers that the Agents or the Lenders may be so required to obtain. If the Agents or the Majority Lenders determine that they are required by law or regulation to have apprais-als prepared in respect of the Real Property of any Credit Party constituting Collateral, Borrower shall provide to the Agents appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are in form and substance satisfactory to the Agents. Borrower will cause to be obtained from the Gaming Authority ultimate plenary qualification under applicable Gaming Law.

                  SECTION 9.11. Interest Rate Protection Agreements. On or within 180 days after the Closing Date, not less than 50% of the aggregate principal amount of then outstanding Consolidated Indebtedness of the Companies shall be either (x) fixed rate debt or (y) debt subject to Interest Rate Protection Agreements having terms and with counterparties reasonably satisfactory to Lead Arranger or (z) any combination of (x) and (y) above.

                  SECTION 9.12. Additional Credit Parties. Upon any Company creating or acquiring any Subsidiary after the Effective Date, such Company shall, assuming it does not violate any Gaming Law or, if necessary, assuming it obtains the approval of the Gaming Authority, (i) cause each such Subsidiary that is a Wholly Owned Subsidiary to execute and deliver all such agreements, guarantees, documents and certificates (including a Joinder Agreement and any amendments to the Credit Documents) as the Agents or the Majority Lenders may reasonably request and do such other acts and things as the Agents or the Majority Lenders may reasonably request in order to have such Subsidiary become a Guarantor, (ii) promptly, (I) execute and deliver to Agents such amendments to the Security Documents as the Agents deem necessary or advisable in order to grant to Collateral Agent, for the benefit of the Creditors, a perfected first priority security interest in the Equity Interests and debt securities of such new Subsidiary which are owned by any Company and required to be pledged pursuant to the Security Agreement, (II) deliver to Collateral Agent the certificates representing such Equity Interests and debt securities, together with (A) in the case of such Equity Interests, undated stock powers endorsed in blank, and (B) in the case of such debt securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of Borrower or such Subsidiary, as the case may be, (III) cause such new Subsidiary to take such actions necessary or advisable (including executing and delivering a Joinder Agreement) to grant to Collateral Agent for the benefit of the Creditors a perfected first priority security interest in the collateral described in the Security Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Agents, and (IV) deliver to the Agents all legal opinions reasonably requested relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agents.

                  SECTION 9.13. Preclosing Syndication Date. Subject to the limitations of Section 13.06(e), Borrower shall cooperate, including during the period prior to the Preclosing Syndication Date, with Lead Arranger to complete a successful syndication of the Commitments. Each Credit Party agrees, subject to applicable requirements of Gaming Laws, to amend the Credit Documents, including this Agreement, at any time prior the Preclosing Syndication Date in order to effectuate any changes to such documents required to successfully ensure a successful pre-closing syndication provided that such changes (a) are consistent with the limitations contained in the Fee Letter, (b) do not add any additional financial covenants or make more restrictive, other than in small amounts, any financial covenants contained herein, (c) are of the type generally accepted by a lead arranger and bor-rower during pre-closing syndication of a fully underwritten transaction and (d) are consistent with the business plan and projections provided to the Lead Arranger.



                                    ARTICLE X

                               Negative Covenants


                  Each Credit Party, for itself and on behalf of its Subsidiaries, covenants and agrees with the Creditors that, so long as any Commitment, Loan or L/C Liability is outstanding and until payment in full of all amounts payable by Borrower hereunder (and each Credit Party covenants and agrees that it will cause its Subsidiaries to observe and perform the covenants herein set forth applicable to any such Subsidiary):

                  SECTION 10.01. Indebtedness. No Company will incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:

                  (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                  (b) Indebtedness of Holdings under the Seller Financing Documents in an aggregate principal amount not to exceed $17.5 million (plus accrued interest notes issued in respect thereof) and Indebtedness in respect of the Mirror Note; provided, that interest payments in respect to the Mirror Note may only be made at the times and to the extent that Dividend Payments would be permitted by Section 10.06(b)(iii);

                  (c) Indebtedness actually outstanding on the Closing Date and listed on Schedule 8.23(a), and in the case of such Indebtedness any Permitted Refinancings thereof;

                  (d) Indebtedness under Interest Rate Protection Agreements entered into in compliance with this Section 10.01 and such other non-speculative Interest Rate Protection Agreements which may be entered into from time to time by any Company and which such Company in good faith believes will provide protection against fluctuations in interest rates with respect to floating rate Indebtedness then outstanding, and permitted to remain outstanding, pursuant to the other provisions of this Section 10.01;

                  (e) intercompany Indebtedness of Borrower and the Subsidiaries outstanding to the extent permitted by Section 10.04(e);

                  (f) in addition to any Indebtedness permitted by the preceding paragraph (e), Indebtedness of any Wholly Owned Subsidiary to Borrower or another Wholly Owned Subsidiary constituting the purchase price in respect of intercompany transfers of goods and services made in the ordinary course of business to the extent not constituting Indebtedness for borrowed money;

                  (g) Indebtedness under performance bonds, letter of credit obligations to provide security for worker's compensation claims and bank overdrafts, in each case incurred in the ordinary course of business; provided that any obligations arising in connection with such bank overdraft Indebtedness is extinguished within five Business Days;

                  (h) Indebtedness in respect of Purchase Money Obligations and Capital Lease Obligations and refinancings or renewals thereof, in an aggregate amount not to exceed at any time outstanding $5.0 million at that time;

                  (i) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business; and

                  (j) other unsecured Indebtedness of any Company not to exceed $5,000,000 in aggregate principal amount at any time outstanding.

                  SECTION 10.02. Liens. No Company shall create, incur, assume or permit to exist, directly or indirectly, any Lien on any Property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except (the "Permitted Liens"):

                  (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which (i) are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, or (ii) in the case of any such charge or claim which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions.

                  (b) Liens in respect of property of any Company imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, landlord's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property or assets of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole, (ii) which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, and (iii) in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions.

                  (c) Liens in existence on the Closing Date and set forth on
         Schedule 10.02; provided that (i) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase; and (ii) such Liens do not encumber any Property other than the Property subject thereto on the Closing Date of Borrower or any Subsidiary;

                  (d) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such Real Property and (iii) individually or in the aggregate materially interfering with the conduct of the business of the Companies at such Real Property;

                  (e) Liens arising out of judgments or awards not resulting in a Default and in respect of which such Company shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $3.5 million at any time outstanding;

                  (f) Liens (other than any Lien imposed by ERISA) (i) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (x) with respect to clauses (i), (ii) and (iii) hereto such Liens are set amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, (y) to the extent such Liens are not imposed by Law, such Liens shall in no event encumber any Property other than cash and Cash Equivalents and (z) in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions the aggregate amount of deposits at any time pursuant to clause (ii) and clause (iii) shall not exceed $250,000 in the aggregate;

                  (g) Leases with respect to the assets or properties of any Credit Party or its respective Subsidiaries, in each case entered into in the ordinary course of such Credit Party's or Subsidiary's business so long as such Leases are subordinate in all respects to the Liens granted and evidenced by the Security Documents and do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of any Credit Party or its Subsidiaries and (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

                  (h) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by such Company in the ordinary course of business in accordance with the past practices of such Company;

                  (i) Liens arising pursuant to Purchase Money Obligations or Capital Lease Obligations incurred pursuant to Section 10.01(h); provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the property being acquired or leased at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the property being financed pursuant to such Purchase Money Obligations or Capital Lease Obligations and do not encumber any other property of any Company (it being understood that all Indebtedness to a single lender shall be considered to be a single Purchase Money Obligation, whether drawn at one time or from time to time);

                  (j) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by Borrower or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

                  (k) Liens on assets of a person existing at the time such person is acquired or merged with or into or consolidated with Borrower or any Subsidiary (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to assets not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than the existing Lien;

                  (l) Liens incurred in the ordinary course of business of Borrower or any Subsidiary with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $1.0 million at any time outstanding;

                  (m) Liens pursuant to the Security Documents;

                  (n) Licenses of Intellectual Property granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Company; and

                  (o) Liens arising under applicable Gaming Laws, provided that no such Lien constitutes a Lien securing repayment of Indebtedness;

provided, however, that no Liens shall be permitted to exist, directly or indirectly, on any Securities Collateral (as defined in the Security Agreement).

                  SECTION 10.03. Sale and Lease-Back Transactions. No Company will enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned (including the Warehouse Assets) or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (i) the sale of such property is permitted by Section 10.05 and (ii) any Liens arising in connection with its use of such property are permitted by Section 10.02.

                  SECTION 10.04. Investment, Loan and Advances. No Company will directly or indirectly, lend money or credit or make advances to any person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, "Investments"), except that the following shall be permitted:

                  (a) the Companies may consummate the Transactions in accordance with the provisions of the Transaction Documents;

                  (b) Investments outstanding on the Closing Date and identified on Schedule 10.04;

                  (c) Borrower and the Subsidiaries may (i) acquire and hold accounts receivables owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) acquire and hold cash and Cash Equivalents,
         (iii) endorse negotiable instruments for collection in the ordinary course of business endorse negotiable instruments for collection in the ordinary course of business, (iv) make lease, utility and other similar deposits in the ordinary course of business;

                  (d) Borrower may enter into Interest Rate Protection Agreements to the extent permitted by Section 10.01(d) and may enter into and perform its obligations under Swap Contracts entered into in the ordinary course of business and so long as any such Swap Contract is not speculative in nature and is entered into to protect Borrower and/or the Subsidiaries against fluctuations in the prices of raw materials used in their businesses;

                  (e) (i) Holdings and Borrower may enter into the Mirror Note and (ii) any Wholly Owned Subsidiary that is a Subsidiary Guarantor may make intercompany loans to Borrower or any Wholly Owned Subsidiary that is a Subsidiary Guarantor and Borrower may make intercompany loans and advances to any Wholly Owned Subsidiary that is a Subsidiary Guarantor; provided that any promissory notes (including the Mirror Note) evidencing such intercompany loans shall be pledged (and delivered) by Borrower or the respective Wholly Owned Subsidiary or Holdings (in the case of the Mirror Note) that is the lender of such intercompany loan as Collateral pursuant to the Security Agreement;

                  (f) Borrower and the Subsidiaries may sell or transfer amounts to the extent permitted by Section 10.05;

                  (g) Borrower may establish (i) Wholly Owned Subsidiaries to the extent permitted by Section 10.10, (ii) non-Wholly Owned Subsidiaries and/or joint ventures to the extent that Investments in such non-Wholly Owned Subsidiaries and/or joint ventures shall not exceed $2.5 million at any time outstanding, after taking into account amounts returned in cash (including upon disposition) and (iii) non-Wholly Owned Subsidiaries and/or joint ventures, with the approval of the Lead Arranger (such approval not to be unreasonably withheld or delayed), to the extent such entities are created to hold the Warehouse Assets (or such assets exchanged therefor);

                  (h) Investments (i) by Borrower in any Subsidiary Guarantor,
         (ii) in Borrower by any Subsidiary Guarantor, (iii) by Holdings in Borrower and (iv) by a Subsidiary Guarantor in another Subsidiary Guarantor;

                  (i) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

                  (j) Investments made by Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.05;

                  (k) Investments made by RIH in connection with its annual investment alternative tax obligation;

                  (l) Investments in Wholly Owned Subsidiaries or other persons acquired in connection with the exchange of Warehouse Assets for other warehouse assets and related assets but only so long as relating to Warehouse Assets and related assets;

                  (m) Investments consisting of moving, entertainment and travel expenses, drawing accounts and similar expenditures made to officers, directors and employees made in the ordinary course of business not to exceed $500,000 at any time outstanding; and

                  (n) Holdings may acquire and hold cash and Cash Equivalents in amounts permitted in accordance with Section 10.13(b).

                  SECTION 10.05. Mergers, Consolidations, Sales of Assets and Acquisitions. No Company will wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (other than solely to change the jurisdiction of incorporation (to the extent done in compliance with the applicable provisions of the Security Agreement)), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any material part of its business, property or assets, or purchase or otherwise acquire (in one or a series of related transactions) all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any person or any division or line of business of any person (or agree to do any of the foregoing at any future time), except that:

                  (a) Maintenance Capital Expenditures by Borrower and the Subsidiaries shall be permitted to the extent permitted by Section 10.08(e) and Strategic Capital Expenditures shall be permitted;

                  (b) (i) Asset Sales of used, worn out, obsolete or surplus Property by any Company in the ordinary course of business and the abandonment or other Asset Sale of Intellectual Property that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Companies taken as a whole shall be permitted; provided, however, that in each case the proceeds thereof shall be reinvested in the business of a Company within one year of such Asset Sale, (ii) sales which would otherwise constitute Asset Sales but for the dollar thresholds contained in the definition of Asset Sales shall be permitted and (iii) and events described in clauses (w) through (z) of the definition of Asset Sale;

                  (c) so long as no Default then exists or would arise therefrom, any Asset Sale for fair market value shall be permitted so long as the gross proceeds from all Asset Sales since the Closing Date pursuant to this clause (c) do not exceed $5.0 million; provided, however, that the Net Available Proceeds therefrom shall be applied as specified in Section 2.10(a)(iv);

                  (d) Investments may be made to the extent permitted by Section 10.04;

                  (e) Borrower and the Subsidiaries may sell Cash Equivalents in the ordinary course of business;

                  (f) each of Borrower and the Subsidiaries may lease (as lessee or lessor) real or personal property and may guaranty such lease in the ordinary course of business;

                  (g) the Transactions shall be permitted as contemplated by the Transaction Documents; and

                  (h) Borrower or any Wholly Owned Subsidiary that is a Guarantor may transfer property or lease to or acquire or lease property from Borrower or any other Wholly Owned Subsidiary that is a Guarantor or any Wholly Owned Subsidiary that is a Guarantor may be merged into Borrower (as long as Borrower is the surviving corporation of such merger as a Wholly Owned Subsidiary of Holdings) or any other Wholly Owned Subsidiary that is a Guarantor; provided, however, that the Lien on and security interest in such property granted in favor of the Collateral Agent under the Security Documents shall be maintained in accordance with the provisions of Section 10.02.

To the extent the Majority Lenders waive the provisions of this Section 10.05 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 10.05, such Collateral (unless sold to Holdings, Borrower or their respective subsidiaries) shall be sold free and clear of the Liens created by the Security Documents, and the Agents shall take all actions deemed appropriate in order to effect the foregoing.

                  SECTION 10.06. Dividend. No Company shall, directly or indirectly, declare or make any Dividend Payment at any time, except, without duplication:

                  (a) any Subsidiary of Borrower (x) may declare and make Dividend Payments to Borrower or any Wholly Owned Subsidiary of Borrower and (y) if such Subsidiary is not a Wholly Owned Subsidiary, may declare and make Dividend Payment to its equityholders generally so long as Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary making such Dividend Payments receives at least its proportionate share thereof (based upon its relative equity interests in the Subsidiary making such Dividend Payment);

                  (b) so long as no Default has occurred and is continuing or would arise therefrom, Borrower may make Dividend Payments to Holdings if the proceeds thereof are used within 30 Business Days of receipt of such Dividend Payment by Holdings (and Holdings may use such Dividend Payments by Borrower as set forth below):

                        (i) to pay out-of-pocket expenses, for administrative,
                  legal and accounting services provided by third parties (including Affiliates to the extent permitted under Section 10.07) incurred in the ordinary course of business for the professional services, or to pay franchise fees and similar costs;

                       (ii) to pay taxes of the Companies as part of a
                  consolidated, combined or unitary tax filing group or of the separate operations of Holdings which are actually due and payable arising from the ownership of the Equity Interests of Borrower by Holdings (not to exceed in any event the amount of tax that Borrower and the Subsidiaries would otherwise pay if not part of such filing group);

                      (iii) to pay regularly scheduled cash interest payments
                  due on the Indebtedness in respect of the Seller Financing at the time of such Dividend Payment as set forth in the Seller Financing Documents in effect as of the Closing Date; provided, however, no such Dividend Payments made pursuant to this clause (iii) shall be made unless (A) such Dividend Payment is made no earlier than the Business Day prior to the due date of such interest, (B) there does not exist any Default or Event of Default, (C) after giving pro forma affect to such Dividend Payment, Borrower shall be in compliance with
                  Section 10.08, (D) such Dividend Payment is made every six months, not later than 95 days after the end of the Quarter ended June 30 and December 31, as applicable and (E) the aggregate principal amount of such Dividend Payments for such six-month period plus the amount of cash interest payments made in respect of the Mirror Note does not exceed the sum of
                  (x) 25% of Excess Cash Flow (if positive) for such six-month period and (y) $675,000 for the period ended June 30, 2001, and thereafter, $375,000; and

                       (iv) to (A) repurchase Equity Securities of Holdings to
                  the extent required by Gaming Laws and (B) repurchase Equity Securities of Holdings in an aggregate amount not to exceed $1.0 million during any fiscal year from current or former offi-cers, directors and employees pursuant to employment agreements, stock option agreements or other arrangements entered into in the ordinary course of business;

                  (c) Borrower may make a Dividend Payment to Holdings of the Mirror Note.

                  SECTION 10.07. Transactions with Affiliates. No Company shall enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Company, other than in the ordinary course of business and on terms and conditions substantially as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm's-length transaction with a person other than an Affiliate, except that:

                  (a) Dividends Payments may be paid to the extent provided in
         Section 10.06;

                  (b) Investments may be made and other transactions may be entered into between and among the Companies to the extent permitted by Sections 10.01 and 10.04;

                  (c) fees, salary, bonus, employee stock option and other compensation arrangements with, and customary indemnity and reimbursement provided on behalf of, officers, directors and employees of any Company in the ordinary course of business shall be permitted;

                  (d) payments made in accordance with employment agreements entered into in the ordinary course of business shall be permitted;

                  (e) Investments under Section 10.04(m) shall be permitted;

                  (f) issuances of Equity Interests shall be permitted to the extent permitted by Section 10.11;

                  (g) the Transactions shall be permitted; and

                  (h) the Companies shall be able to enter into tax sharing agreements and Holdings may enter into stockholders agreements and/or registration rights agreements with the holders of its Equity Interests.

                  SECTION 10.08.  Financial Covenants.

                  (a) Minimum EBITDA. Consolidated EBITDA shall not, as of any Test Date during any period set forth in the table below, be less than the amount set forth opposite such period in the table below:


                               Period                                   Amount (in millions)
                               ------                                   --------------------
         Closing Date           -        June 30, 2001                          $32.5
         July 1, 2001           -        September 30, 2001                      33.0
         October 1, 2001        -        December 31, 2001                       33.0
         January 1, 2002        -        December 31, 2002                       33.0
         January 1, 2003        -        December 31, 2003                       33.0
         January 1, 2004        -        December 31, 2004                       34.0
         January 1, 2005        -        December 31, 2005                       34.0
         January 1, 2006        -        December 31, 2006                       34.0
         January 1, 2007 and thereafter                                          34.0

                  (b) Maximum Consolidated Leverage Ratio. The Consolidated Leverage Ratio shall not, as of any Test Date during any period set forth in the table below, exceed the ratio set forth opposite such period in the table below:


                               Period                                           Ratio
                               ------                                           -----
         Closing Date           -        June 30, 2001                          3.20x
         July 1, 2001           -        September 30, 2001                     2.85x
         October 1, 2001        -        December 31, 2001                      2.50x
         January 1, 2002        -        December 31, 2002                      2.00x
         January 1, 2003        -        December 31, 2003                      1.75x
         January 1, 2004        -        December 31, 2004                      1.50x
         January 1, 2005        -        December 31, 2005                      1.25x
         January 1, 2006        -        December 31, 2006                      1.00x
         January 1, 2007 and thereafter                                         1.00x


                  (c) Minimum Interest Coverage Ratio. The Interest Coverage Ratio shall not, as of any Test Date during any period set forth in the table below, be less than the ratio set forth opposite such period in the table below:

                                Period                                          Ratio
                                ------                                          -----
         Closing Date           -        June 30, 2001                           3.5x
         July 1, 2001           -        September 30, 2001                      3.5x
         October 1, 2001        -        December 31, 2001                       3.5x


         January 1, 2002        -        December 31, 2002                       4.0x
         January 1, 2003        -        December 31, 2003                       4.0x
         January 1, 2004        -        December 31, 2004                       4.5x
         January 1, 2005        -        December 31, 2005                       4.5x
         January 1, 2006        -        December 31, 2006                       4.5x
         January 1, 2007 and thereafter                                          4.5x


                  (d) Minimum Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio shall not, as of any Test Date during any period set forth in the table below, be less than the ratio set forth opposite such period in the table below:

                                Period                                          Ratio
                                ------                                          -----
         Closing Date           -        June 30, 2001                          1.05x
         July 1, 2001           -        September 30, 2001                     1.05x
         October 1, 2001        -        December 31, 2001                      1.05x
         January 1, 2002        -        December 31, 2002                      1.05x
         January 1, 2003        -        December 31, 2003                      1.05x
         January 1, 2004        -        December 31, 2004                      1.05x
         January 1, 2005        -        December 31, 2005                      1.05x
         January 1, 2006        -        December 31, 2006                      1.05x
         January 1, 2007 and thereafter                                         1.05x


                  (e) Limitation on Maintenance Capital Expenditures. The aggregate amount of Maintenance Capital Expenditures made by the Companies in any period set forth below shall not exceed the sum of (i) 25% of Excess Cash Flow for such period (commencing in 2002), (ii) $750,000 for such period (commencing in 2002) and (iii) the amount set forth opposite such period below:

                                Period                                    Amount (in millions)
                                ------                                    -------------------
         Closing Date           -        June 30, 2001                          $10.0
         July 1, 2001           -        September 30, 2001                      10.0
         October 1, 2001        -        December 31, 2001                       11.5
         January 1, 2002        -        December 31, 2002                       11.5
         January 1, 2003        -        December 31, 2003                       11.5
         January 1, 2004        -        December 31, 2004                       11.5

         January 1, 2005        -        December 31, 2005                       11.5
         January 1, 2006        -        December 31, 2006                       11.5
         January 1, 2007 and thereafter                                          11.5


provided, however, that (x) if the aggregate amount of Maintenance Capital Expenditures described in clause (iii) above for any fiscal year shall be less than the amount permitted in clause (iii) above for such fiscal year (before giving effect to any carryover), then the shortfall may be added to the amount of Maintenance Capital Expenditures permitted in clause (iii) above for the immediately succeeding (but not any other) fiscal year if the amount expended in such fiscal year would not exceed 125% of the amount permitted for such fiscal year (before any carryover) and (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such year before any carryover.

                  SECTION 10.09. Limitation on Modification of Indebtedness; Modifications of Certificate of Incorporation and Certain Other Agreements, Etc. No Company shall (i) amend or modify, or permit the amendment or modification of, any provision of existing Indebtedness or of any agreement (including any purchase agreement, indenture, loan agreement or security agreement) relating thereto other than any amendments or modifications to Indebtedness which do not in any way materially adversely affect the interests of the Lenders and are otherwise permitted under Section 10.01(c); (ii) except from the Net Available Proceeds permitted to be retained by the Companies in accordance with Section 2.10(a)(ii), make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Indebtedness outstanding under the Seller Financing Documents; (iii) amend or modify, or permit the amendment or modification of, any other Transaction Document, in each case except for amendments or modifications which are not in any way adverse in any material respect to the interests of the Lenders; provided, that no Company shall amend or modify the RIH Secured Note or the Mirror Note in any respect without the consent of the Lead Arranger; (iv) amend, modify or change its articles of incorporation or other constitutive documents (including by the filing or modification of any certificate of designation) or by-laws, or any agreement entered into by it, with respect to its capital stock (including any shareholders' agreement), or enter into any new agreement with respect to its capital stock, other than any amendments, modifications, agreements or changes pursuant to this clause (iv) or any such new agreements pursuant to this clause (iv) which do not in any way materially adversely affect in any material respect the interests of the Lenders; provided that such prohibition shall be applicable to Holdings only to the extent such amendment, modification, agreement, change or new agreement would relate to Holdings' ability to perform and/or maintain its obligations under the Credit Documents; or (v) consent to any transfer, assignment or sale of any holder's interest in a Seller Note in accordance with Section 8.2(a) thereof without the consent of the Lead Arranger, which consent shall not be unreasonably withheld or delayed.

                  SECTION 10.10. Limitation on Certain Restrictions Affecting Subsidiaries. No Company shall, directly or indirectly, create or otherwise cause or suffer to exist or become effective any direct or indirect encumbrance or restriction on the ability of any Subsidiary of Borrower to (a) pay dividends or make any other distributions on such Subsidiary's Equity Interests or any other interest or participation in its profits owned by any Company, or pay any Indebtedness or any other obligation owed to any Company, (b) make Investments in or to any Company (other than Holdings), or (c) transfer any of its Property to any Company, except that each of the following shall be permitted (i) any such encumbrances or restrictions existing under or by reason of (x) applicable Law or (y) the Credit Documents, (ii) restrictions on the transfer of Property subject to a Permitted Lien permitted under Section 10.02, (iii) customary restrictions on subletting or assignment of any lease governing a leasehold interest of any Company, and (iv) restrictions on the transfer of any Property subject to an Asset Sale permitted under this Agreement.

                  SECTION 10.11. Limitation on the Issuance of Equity Interests.
(a) Holdings shall not issue any Equity Interest that is not Qualified Capital Stock.

                  (b) Neither Borrower nor any Subsidiary will issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, Equity Interests, except
(i) for stock splits, stock dividends and additional Equity Interest issuances which do not decrease the percentage ownership of Borrower or any Subsidiaries in any class of the Equity Interest of such Subsidiary; (ii) Subsidiaries of Borrower formed after the Closing Date pursuant to Section 10.12 may issue Equity Interests to Borrower or the respective Subsidiary of Borrower which is to own such stock; (iii) Borrower may issue to Holdings and the Subsidiaries may issue to Borrower common stock that is Qualified Capital Stock. All Equity Interests issued to any Credit Party in accordance with this Section 10.11(b) shall, to the extent required by the Security Agreement, be delivered to the Collateral Agent for pledge pursuant to the Security Agreement and (iv) Subsidiaries of Borrower formed under Section 10.04(g) shall be permitted to issue Equity Interests to their respective equity holders.

                  SECTION 10.12. Limitation on the Creation of Subsidiaries. Except as permitted by Section 10.04(g), no Company shall establish, create or acquire any additional Subsidiaries without the prior written consent of the Majority Lenders; provided that Borrower may establish or create one or more Wholly Owned Subsidiaries of Borrower or one of its Wholly Owned Subsidiaries without such consent so long as (i) 100% of the Equity Interest of any new Subsidiary is upon the creation or establishment of any such new Subsidiary pledged and delivered to the Collateral Agent for the benefit of the Secured Parties (as defined in the Security Agreement) under the Security Agreement,
(ii) upon the creation or establishment of any such new Subsidiary such Subsidiary executes a Joinder Agreement and becomes a party to the applicable Security Documents in accordance with Section 9.11 and the other Credit Documents and (iii) such new Subsidiary is incorporated or organized in the United States.

                  SECTION 10.13. Limitation on Lines of Business; Limitation on Activity of Holdings. (a) No Company shall directly or indirectly, engage to any material extent in any line or lines of business activity other than the business of the type conducted or proposed to be conducted by the Companies as of the Effective Date (after giving effect to the Transactions) and any other businesses reasonably related thereto.

                  (b) Notwithstanding anything to the contrary in this Agreement, Holdings shall not conduct any business, voluntarily incur any obligations (other than obligations permitted by Sec-tion 10.01(j), obligations under the Credit Documents and obligations under the Seller Financing Documents and corporate overhead (including, without limitation, fees and expenses incidental to an initial public offering)) or hold or acquire any assets (other than (i) the Equity Interests of Borrower, (ii) cash (or cash equivalents) in an amount not to exceed (x) $2.0 million at any time or (y) such other amount to be used within 5 Business Days, and (iii) cash in an amount necessary to effectuate the Dividend Payment described in Section 10.06(b)(iii); provided that all such cash or cash equivalents described in clauses (ii) and (iii) of this sentence in excess of $500,000 in the aggregate shall be subject to the perfected Lien of the Security Agreement) and shall have no operations other than holding such Equity Interests and activities reasonably related thereto.

                  SECTION 10.14. Limitation on Accounting Changes; Limitation on Investment Company Status. No Company shall (i) make or permit any change in accounting policies or reporting practices from those included in its initial report under the Exchange Act (and those of non-reporting Companies shall be consistent therewith), except immaterial changes, those required by the SEC and as required by generally accepted accounting principles or (ii) change its fiscal year end (December 31 of each year); provided, that the report described in clause (ii) of this sentence shall be filed with the SEC no later than December 29, 2001 and the accounting treatment in such report shall have been previously approved by the Lead Arranger (such approval not to be unreasonably withheld or delayed). No Credit Party shall be or become an investment company subject to the registration requirements under the United States Investment Company Act of 1940, as amended.


                                   ARTICLE XI

                                Events of Default


                  If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                  (a) any representation or warranty made or deemed made pursuant to any Credit Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished pursuant to any Credit Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (b) default shall be made in the payment of (i) any principal of any Loan or the reimbursement with respect to any Reimbursement Obligation when and as the same shall become due and payable (whether at the stated maturity upon prepayment or repayment or by acceleration thereof or otherwise) and (ii) any interest on any Loans when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

                  (c) default shall be made in the payment of any fee or any other amount (other than an amount referred to in (b) above) due under any Credit Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

                  (d) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in
         Section 9.01(a), 9.05 or 9.08 or in Article X;

                  (e) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Credit Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied or shall not be waived for a period of 20 days after written notice thereof from the Collateral Agent or any Lender to Borrower; provided, however, if such default is not susceptible of cure by the payment of money and cannot with reasonable diligence be cured within such 20-day period, and if the Company that is in default shall have commenced to cure such default within the 20-day period and thereafter diligently continues to prosecute such cure, such period shall be deemed extended for so long as shall be required by such Company in the exercise of reasonable diligence to cure such default, but in no event shall the 20-day period be extended beyond 180 days.

                  (f) any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable (after giving effect to any applicable grace period), or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity; provided that it shall not constitute an Event of Default pursuant to this paragraph
         (f) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $3.5 million at any one time;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Company, or of a substantial part of the property or assets of any Company, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company or for a substantial part of the property or assets of any Company; or (iii) the winding-up or liquidation of any Company; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) any Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law;
         (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above;
         (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company or for a substantial part of the property or assets of any Company; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate;

                  (i) one or more judgments for the payment of money in an aggregate amount in excess of $3.5 million (to the extent not covered by third party insurance) shall be rendered against any Company or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Company to enforce any such judgment;

                  (j) an ERISA Event shall have occurred that, when taken together with all other such ERISA Events, is reasonably likely to result in a liability of any Company and their ERISA Affiliates in an aggregate amount exceeding $3.5 million and such liabilities remain unpaid for a period of 30 consecutive days;

                  (k) with respect to any Collateral having a value in excess of $500,000, any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a perfected first priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in this Agreement or such Security Documents)) in favor of the Collateral Agent, or shall be asserted by Borrower or any other Credit Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby;

                  (l) any Guarantee shall cease to be in full force and effect or any of the Guarantors repudiates, or attempts to repudiate, any of its obligations under any of the Guarantees;

                  (m) any Credit Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Credit Party or any other person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Credit Party shall repudiate or deny that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Credit Document; or

                  (n) there shall have occurred a Change of Control;

then, and in every such event (other than an event described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Collateral Agent may, and at the request of the Majority Lenders shall, by notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Borrower accrued hereunder and under any other Credit Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in any other Credit Document to the contrary notwithstanding; and in any event described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of Borrower accrued hereunder and under any other Credit Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in any other Credit Document to the contrary notwithstanding.


                                   ARTICLE XII

                                     Agents


                  SECTION 12.01. General Provisions. Each of the Lenders, Agents and L/C Lender hereby irrevocably appoints Collateral Agent as its agent and authorizes Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to Collateral Agent by the terms hereof and the Security Documents, together with such actions and powers as are reasonably incidental thereto. Collateral Agent agrees to give promptly to each Lender a copy of each notice or other document received by it pursuant to any Credit Document (other than any that are required to be delivered to the Lenders by any Credit Party).

                  The Lender or other financial institution serving as any Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or other Affiliate thereof as if it were not such Agent hereunder.

                  No Agent shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing,
(a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is required to exercise in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be required by Section 13.04), and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Company that is communicated to or obtained by the financial institution serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be required by Section 13.04) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to Collateral Agent and such Agent by Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Credit Document or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Section 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent or (vi) making a determination that any condition precedent set forth in
Section 7 that is to be to such Agent's satisfaction is satisfied.

                  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Majority Lenders (or, if so specified by this Agreement, all Lenders or such other number or percentage of the Lenders as shall be required by Section 13.04) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (it being understood that this provision shall not release Collateral Agent from performing any action with respect to Borrower expressly required to be performed by it pursuant to the terms hereof) under this Agreement. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Credit Document in accordance with a request of the Majority Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  Each Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent and reasonably acceptable to Borrower. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Affiliates, directors, officers, employees, agents and advisors ("Related Parties"). The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities of such Agent.

                  Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, L/C Lender (with respect to Collateral Agent only) and Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor which, so long as no Event of Default is continuing, shall be reasonably acceptable to Borrower. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and L/C Lender, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank which, so long as no Event of Default is continuing, shall be reasonably acceptable to Borrower. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After Agent's resignation hereunder, the provisions of this
Article XII shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as such Agent.

                  Subject to compliance with applicable Gaming Laws, the Lead Arranger may replace the Collateral Agent at any time for any reason with another institution with the consent of the Borrower (which will not be unreasonably withheld or delayed and shall not be required during the continuance of an Event of Default). The appointment of any successor Collateral Agent shall be effective upon the acceptance of such appointment.

                  Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. No Agent shall be deemed a trustee or other fiduciary on behalf of any party.

                  SECTION 12.02. Indemnification. Each Lender agrees to indemnify and hold harmless each Agent (to the extent not reimbursed under Section 13.03, but without limiting the obligations of any Credit Party under
Section 13.03), ratably in accordance with the aggregate principal amount of the respective Commitments of and/or Loans and Reimbursement Obligations held by the Lenders (or, if all of the Commitments shall have been terminated or expired, ratably in accordance with the aggregate outstanding amount of the Loans and Reimbursement Obligations held by the Lenders), for any and all liabilities (including pursuant to any Environmental Law), obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including reasonable attorney's fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of any Credit Document or any other documents contemplated by or referred to therein for any action taken or omitted to be taken by such Agent under or in respect of any of the Credit Documents or other such documents or the transactions contemplated thereby (including the costs and expenses that the Credit Parties are obligated to pay under Section 13.03, and including also any payments under any indemnity granted pursuant to Section 12.4 of the Security Agreement, or to any Financial Intermediary referred to in Section 9 of the Security Agreement to which remittances in respect of Receivables, as defined in the Security Agreement, are to be made but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent resulting from the gross negligence, bad faith or willful misconduct of the party to be indemnified. The agreements set forth in this Section 12.02 shall survive the payment of all Loans and other obligations hereunder and shall be in addition to and not in lieu of any other indemnification agreements contained in any other Credit Document.

                  SECTION 12.03. Consents Under Other Credit Documents. Except as otherwise provided in the Credit Documents, the Agents may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the other Credit Documents.

                  SECTION 12.04. Collateral Sub-Agents. Each Lender by its execution and delivery of this Agreement agrees, as contemplated by Article VIII of the Security Agreement, that, in the event it shall hold any Cash Equivalents referred to therein, upon the written request of Collateral Agent following the occurrence of an Event of Default and the execution and delivery by Collateral Agent, such Lender and the applicable Credit Party of a mutually acceptable control agreement with respect to such Cash Equivalent (it being understood that no Lender is obligated to enter into any such control agreement), such Cash Equivalents shall be held in the name and under the control of such Lender, and such Lender shall hold such Cash Equivalents as a collateral sub-agent for Collateral Agent thereunder. Each Credit Party by its execution and delivery of this Agreement hereby consents to the foregoing. In such event, such Lender acting in the capacity of a sub-agent shall be afforded all protections set forth in this Article XII as if acting as Collateral Agent with respect to such holdings. Notwithstanding anything in this Agreement or any other Credit Document to the contrary, except as set forth in Section 4.07 hereof, no Lender (other than Collateral Agent acting in such capacity) which is acting as a Financial Intermediary (as defined in the Security Agreement) with respect to any Financial Account Collateral (as defined in the Security Agreement) shall have any duty or obligation (whether express or implied) to the other Lenders in respect of such Financial Account Collateral or the disposition thereof unless such Lender, Collateral Agent and the applicable Credit Party have entered into a Financial Account Consent Agreement (as defined in the Security Agreement) or other control or similar agreement with respect to such Financial Account Collateral (it being understood that no Lender shall have any obligation to enter into any such agreement).

                                  ARTICLE XIII

                                  Miscellaneous


                  SECTION 13.01. Waiver. No failure on the part of any Creditor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  SECTION 13.02. Notices. All notices, requests and other communications provided for herein and under the Security Documents (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by facsimile) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or any Guarantor, as so specified for Borrower) or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. Any Notice of Borrowing or Notice of Continuation/Conversion shall be deemed to have been received when actually received.

                  SECTION 13.03. Expenses, Indemnification, Etc. (a) The Credit Parties, jointly and severally, agree to pay or reimburse:

                  (i) Agents for all of their reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of Cahill Gordon & Reindel or other counsel to Agents selected by Lead Arranger and Collateral Agent (and all local counsel deemed necessary by Agents)) in connection with (1) the negotiation, preparation, execution and delivery of the Credit Documents and the extension and syndication of credit hereunder, (2) the negotiation, preparation, execution and delivery of any modification, supplement, amendment or waiver of any of the terms of any Credit Document (whether or not consummated or effective), (3) the enforcement of any Credit Document, and (4) the syndication of the Loans and Commitments;

                 (ii) each Creditor for all reasonable out-of-pocket costs and expenses of such Creditor (including the reasonable fees and expenses of legal counsel and costs with internal counsel) in connection with
         (1) any enforcement or collection proceedings resulting from any Default, including all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and
         (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated), (2) the enforcement of this Section 13.03 and
         (3) any documentary taxes; and

                (iii) Collateral Agent for all reasonable costs, expenses, taxes, assessments and other charges (including reasonable fees and disbursements of counsel) incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Credit Document or any other document referred to therein.

Without limiting the rights of any Lender under this Section 13.03(a), each Lender, upon request of Borrower from time to time, will advise Borrower of an estimate of any amount anticipated to be recovered under this Section 13.03(a).

                  (b) The Credit Parties, jointly and severally, hereby agree to indemnify each Creditor and their respective Affiliates, directors, trustees, officers, employees and agents (each, an "Indemnitee") from, and hold each of them harmless against, and that no Indemnitee will have any liability for, any and all Losses incurred by any of them (including any and all Losses incurred by any Agent or L/C Lender to any Lender, whether or not any Creditor is a party thereto) directly or indirectly arising out of or by reason of or relating to the negotiation, execution, delivery, performance, administration or enforcement of any Credit Document, any of the transactions contemplated by the Credit Documents (including the Transactions), any breach by any Company of any representation, warranty, covenant or other agreement contained in any Credit Document in connection with any of the Transactions, the use or proposed use of any of the Loans or Letters of Credit, the issuance of or performance under any Letter of Credit or the use of any collateral security for the Loans (including the exercise by any Creditor of the rights and remedies or any power of attorney with respect thereto and any action or inaction in respect thereof), including all amounts payable by any Lender pursuant to Section 12.02, but excluding any such Losses to the extent finally determined by a court of competent jurisdiction to have arisen solely from the gross negligence, bad faith or willful misconduct of the Indemnitee.

                  Without limiting the generality of the foregoing, the Credit Parties, jointly and severally, will indemnify each Creditor and each other Indemnitee from, and hold each Creditor and each other Indemnitee harmless against, any Losses described in the preceding sentence arising under any Environmental Law as a result of (i) the past, present or future operations of any Company (or any predecessor in interest to any Company), (ii) the past, present or future condition of any site or facility owned, operated, leased or used at any time by any Company (or any such predecessor in interest), or (iii) any Release or threatened Release of any Hazardous Materials at, on, under or from any such site or facility, including any such Release or threatened Release that shall occur during any period when any Creditor shall be in possession of any such site or facility following the exercise by such Creditor of any of its rights and remedies hereunder or under any of the Security Documents; provided, however, that the indemnity hereunder shall be subject to the exclusions from indemnification set forth in the preceding sentence.

                  To the extent that the undertaking to indemnify and hold harmless set forth in this Section 13.03 or any other provision of any Credit Document providing for indemnification is unenforceable because it is violative of any law or public policy or otherwise, the Credit Parties, jointly and severally, shall contribute the maximum portion that each of them is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by any of the persons indemnified hereunder.

                  The Credit Parties also agree that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any Losses to any Credit Party or any Credit Party's security holders or creditors resulting from, arising out of, in any way related to or by reason of any matter referred to in any indemnification or expense reimbursement provisions set forth in any Credit Document, except to the extent that any Loss is determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee.

                  The Credit Parties agree that, without the prior written consent of Collateral Agent, Lead Arranger and the Majority Lenders which consent shall not be unreasonably withheld, no Credit Party will settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification is reasonably likely to be sought under the indemnification provisions of this Section 13.03 (whether or not any Indemnitee is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional written release of each Indemnitee from all liability arising out of such Proceeding and does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

                  SECTION 13.04. Amendments, Etc. (i) No provision of any Credit Document may be amended, modified or supplemented except by an instrument in writing signed by the Credit Parties party thereto and the Majority Lenders, or by the Credit Parties party thereto and the Lead Arranger acting with the written consent of the Majority Lenders, and no provision of any Credit Document may be waived except by an instrument in writing signed by the Credit Parties party thereto and the Majority Lenders, or by the Credit Parties party thereto and the Lead Arranger acting with the written consent of the Majority Lenders; provided, however, that:

                  (a) no amendment, modification, supplement or waiver shall, unless by an instrument signed by each Lender or by the Lead Arranger acting with the written consent of each Lender (with the consent of Lenders having Obligations directly affected thereby in the case of clauses (I), (II) or (IV) (it being understood that the consent of no other Lender or Agent is needed in each such case)): (I) extend the scheduled final maturity of any Loan or Note, or extend the expiration date of any Letter of Credit beyond the R/C Maturity Date, or reduce the rate of interest (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to clause (b) of
         Section 3.02) or fees thereon, or extend the time of payment of interest or fees thereon (other than in connection with the extension of any scheduled payment hereunder otherwise permitted hereby), or reduce the principal amount thereof, or make any change to the definition of Applicable Margin or Applicable R/C Fee Percentage (or Annex B or Annex C) or any defined term used therein in the context of being used therein in each case if the effect thereof would be to reduce the rate of interest or any fee applicable to any Loan or Commitment from that previously in effect (it being understood that any increase in the rate of interest or fee applicable to any Loan or Commitment only requires the consent of the Majority Lenders), or, subject to Section 13.04(iv), make any change to the last sentence of the first paragraph of Section 2.09, or reduce the Reimbursement Obligation in respect of any Letter of Credit, (II) extend the final maturity of any of the Commitments or amend Section 2.04(a), (III) change the currency in which any Obligation is payable, (IV) amend the terms of this Section 13.04 or clause (iv) of Section 13.06(b), Section 4.02, 4.07, 5 or 12.03, (V)
         reduce the percentages specified in the definition of the term "Majority Lenders" or amend any provision of any Credit Document requiring the consent of all the Lenders or reduce any other percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof (it being understood, however, that only the consent of the Lenders included in such percentage need be obtained), (VI) release any Guarantor from its obligations under Section 6 (unless permitted by this Agreement), (VII) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document (except that in a transaction permitted by Section 10.05 resulting in any Credit Party (except Borrower) assigning its rights and obligations under the Credit Documents to any other Credit Party no consent of any Lender or Agent need be obtained), (VIII) release all or substantially all the Collateral or terminate the Lien under any Credit Document in respect of all or substantially all the Collateral (except as permitted by the Credit Documents) or agree to additional obligations (other than the Obligations and any other extensions of credit under this Agreement (or any other agreement) consented to by the Majority Lenders) being secured by the Collateral, (IX) amend Section 13.03 or any other indemnification and expense reimbursement provision set forth in any Credit Document in any manner adverse to any Creditor or (X) provide for Interest Periods with a longer period than the then longest available Interest Period;

                  (b) no such amendment or waiver shall increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that amendments or waivers of conditions precedent, covenants or Defaults shall not constitute an increase of the Commitment of any Lender);

                  (c) any modification or supplement of or waiver with respect to Article XII which affects any Agent in its capacity as such shall require the consent of such Agent;

                  (d) no consent of any Lender need be obtained, and the Agents are hereby authorized, to release any Lien securing the Obligations on Property which is the subject of any disposition permitted by the Credit Documents and to release any Guarantee of a Subsidiary upon the sale of all of the Equity Interests of such Subsidiary in accordance with the Credit Documents;

                  (e) subject to clause (a)(I) of the proviso to this Section 13.04(i), the consent of all of the Lenders of the affected Term Facility (but no other Lender or Agent) shall be required with respect to any extension of any scheduled Amortization Payment or any reduction in the amount of any scheduled Amortization Payment (except in accordance with Section 2.09 or Section 2.10);

                  (f) no modification, supplement or waiver shall alter the provisions of the first paragraph of Section 2.10(b) in a manner that would reduce the proportion of any prepayment under Section 2.10(a) to be allocated to any Tranche or the order of application among the Tranches or the order of application to Loans within a Tranche, in each case without the con-sent of the Requisite Tranche Lenders of the Tranche proposed to be allocated a lesser prepayment or to have its order of priority changed or have the order of application within such Tranche changed as a result thereof (it being understood that the increase of any Tranche or the addition of a new tranche of credit that is afforded substantially the same rights under Section 2.10(b) as the Tranches of the same type are then treated under Section 2.10(b) shall only require the consent of the Majority Lenders);

                  (g) no reduction of the percentage specified in the definition of "Majority Revolving Lenders" shall be made without the consent of each Revolving Lender (it being understood that no consent of any other Lender or Agent is needed);

                  (h) no reduction of the percentage specified in any subclause of the definition of "Requisite Tranche Lenders" shall be made without the consent of each Lender of the Tranche contemplated by such subclause (it being understood that no consent of any other Lender or Agent is needed);

                  (i) no amendment or waiver shall affect the rights or duties of L/C Lender in its capacity as such or alter the obligation of any Revolving Lender pursuant to Section 2.03(e) or 2.03(f) without the consent of L/C Lender;

                  (j) no consent of any Lender need be obtained to effect any amendment of any Credit Document necessary to comply with Section 9.09 or Section 9.12;

                  (k) subject to Section 13.04(iv), no amendment or waiver of the second paragraph of Section 2.09 or the second sentence of Section 2.10(b)(i) may be made without the consent of the Lenders having at least 75% of the Commitments or Loans of the Term Facility affected thereby;

                  (l) no amendment, modification, supplement or waiver may be made to any condition precedent to any extension of credit under the Revolving Facility set forth in subsection 7.03 without the written consent of the Majority Revolving Lenders, it being understood that no amendment to or waiver of any representation or warranty or any covenant contained in any Credit Document, or of any Default, shall be deemed to be effective for purposes of determining whether the conditions precedent set forth in subsection 7.03 to the making of any extension of credit under the Revolving Loans have been satisfied unless the Majority Revolving Lenders shall have consented to such amendment or waiver;

                  (m) so long as any Term A Facility Loans, Revolving Loans or L/C Liabilities are outstanding or any Revolving Commitments are in effect, the date then in effect for any scheduled Amortization Payment or the scheduled final maturity of any Loan or Note of the Term B Facility Loans may not be made earlier than the date then in effect and the then applicable amount of any such Amortization Payment (other than the last Amortization Payment thereon) may not be increased without the consent of the Lenders holding a majority of the sum of the Revolving Loans, L/C Liabilities, Unutilized R/C Commitments then in effect and

         Term A Facility Loans (such Lenders holding such credit exposure, the "Majority Pro Rata Lenders") then outstanding;

                  (n) no change shall be made to Section 2.10(b) that provides for the Revolving Loans being repaid (or L/C Obligations being cash collateralized) or Revolving Commitments being reduced prior to the time that no Term Loans are outstanding with the Net Available Proceeds of any transaction or event that pursuant to Section 2.10(a)(i) or
         Section 2.10(a)(iv) would otherwise require prepayment of Term Loans without the consent of the Lenders holding at least a majority of the sum of the aggregate amount of the Term B Facility Loans then outstanding (it being understood that the consent of no other Lender or Agent need be obtained); and

                  (o) no material change shall be made to the definition of "Eligible Person" or to Section 2.11(b) without the consent of the Gaming Authority.

                 (ii) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by Section 13.04(i)(a) (other than clause (I) of such section), the consent of the Majority Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right to replace one or more of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Replacement Lenders pursuant to Section 2.11 so long as at the time of such replacement each such Replacement Lender consents to the proposed change, waiver, discharge or termination; provided, however, that Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to clause (I) of Section 13.04(i)(a).

                (iii) Notwithstanding anything herein to the contrary, (A) with the consent of the Majority Lenders, other additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders, Majority Revolving Lenders and Requisite Tranche Lenders without notice to or consent of any other Lender or Agent on substantially the same basis as the Commitments (and related extensions of credit) are included on the Effective Date, and (B) it is agreed and understood that, subject to clauses (f), (m) and
(n) of Section 13.04(i), any prepayment required by Section 2.10 (and any corresponding reduction of the Revolving Commitments) may be modified, supplemented or waived by the Majority Lenders.

                 (iv) Notwithstanding anything herein to the contrary, upon any additional extensions of credit under this Agreement being approved by the written consent of the Majority Lenders, Lead Arranger, Collateral Agent and the Credit Parties are hereby authorized to effect amendments (without notice to or the consent of any other Lender or Agent) to (i) Sections 1.01 and 1.03 for the purpose of including such appropriate defined terms as may be necessary and apply to such additional extensions of credit being incorporated into this Agreement to identify it as a separate Class of Loans (and within the definition of "Commitments", "Loans", etc.) hereunder (if necessary), and to include it in the various defined terms relating to required percentages of outstanding extensions of credit hereunder for purposes of amendments and waivers to the Credit Documents (e.g., "Majority Lenders", "Requisite Tranche Lenders") so long as treated on substantially the same terms as other Classes of Loans are then treated; (ii) Section 2.08 to effect conforming changes to reflect such new Class; (iii) Section 2.09 to treat any such new Class that is a term extension of credit on substantially the same terms as the Term Facilities are then treated (including, for any new Class held by lenders similar to the Lenders of the Term B Facility, the provisions of the second paragraph of
Section 2.09) (it being understood that the order of application of optional prepayments to amortization payments for such new Class shall be as agreed between the Credit Parties and the lenders extending such new credit in their sole discretion) and to treat any such new Class that is a revolving facility on substantially the same terms as the Revolving Facility is then treated; (iv)
Section 2.10(b) to treat any such new Class that is a term extension of credit on substantially the same terms as the Term Facilities are then treated (including, for any new Class held by lenders similar to the Lenders of the Term B Facility, the provisions of the last sentence of Section 2.10(b)(i)) (it being understood that the order of application of mandatory prepayments to amortization payments for such new Class shall be as agreed between the Credit Parties and the lenders extending such new credit in their sole discretion) and to treat any such new Class that is a revolving facility on substantially the same terms as the Revolving Facility is then treated; and (v) Section 3.01(b) to provide for the amortization for such new Class of Loans as provided for by the lenders thereof and the Credit Parties in their sole discretion so long as the Weighted Average Life to Maturity of any new term extension of credit is not less than that of the then existing Term Loans and the Weighted Average Life to Maturity of any revolving extension of credit is not less than that of the Revolving Commitments then in effect.

                  SECTION 13.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  SECTION 13.06. Assignments and Participations. (a) No Credit Party may assign its respective rights or obligations hereunder or under the Notes or any other Credit Document without the prior written consent of all of the Lenders.

                  (b) Each Lender may assign (which may be non-pro rata among Loans and Commitments) to any Eligible Person any of its Loans, its Notes, its L/C Interests and its Commitments (but only with the consent (which shall not be unreasonably withheld, delayed or conditioned) of Borrower and Lead Arranger, and in the case of the Revolving Commitment, L/C Lender); provided, however, that (i) no consent of Borrower, Lead Arranger, Collateral Agent, or L/C Lender shall be required in the case of any assignment to another Lender or any Lender's Affiliate or an Approved Fund of any Lender (in which case, the assignee and assignor Lenders shall give notice of the assignment to Lead Arranger and Collateral Agent); (ii) no consent of Borrower, Lead Arranger, Collateral Agent or L/C Lender need be obtained if any Event of Default shall have occurred and be continuing or if Lead Arranger, in consultation with Borrower, determine that such assignment is necessary to achieve a successful syndication; (iii) each assignment, other than to a Lender or any Lender's Affiliate or an Approved Fund of any Lender and other than any assignment effected by Lead Arranger or any of its respective Affiliates in connection with the syndication of the Commitments and/or Loans or otherwise, shall not reduce the assignor's Loans and Commitments to less than $2.5 million (unless reduced to $0 or unless Borrower and Lead Arranger otherwise consent) and shall be in an aggregate amount of at least $1.0 million (unless the assignor's Loans and Commitments are reduced to $0 or unless Borrower and Lead Arranger otherwise consent) and (iv) in no event may any such assignment be made to any Credit Party or any of its Affiliates without consent of all Lenders unless the Assignee agrees in writing that its Loans or Notes shall not be deemed outstanding for any matter under Section 13.04 or any other vote or consent of the Lenders under the Credit Documents. Any assignment of a Loan shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of a Loan shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan (if a Note was issued in respect thereof), accompanied by a Notice of Assignment, and upon consent thereto by Borrower, Lead Arranger and L/C Lender to the extent required above (none of which consents to be unreasonably withheld, delayed or conditioned), one or more new Notes (if requested by the new Lender) in the same aggregate principal amount shall be issued to the designated assignee (or its nominee) and the old Notes shall be returned by Collateral Agent to Borrower marked "cancelled". Upon execution and delivery by the assignee to Borrower and Lead Arranger of a Notice of Assignment, and upon consent thereto by Borrower, Lead Arranger and L/C Lender to the extent required above (none of which consents to be unreasonably withheld, delayed or conditioned), and in the case of a Loan, upon appropriate entries being made in the Register the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of Collateral Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans (or portions thereof) and L/C Interests assigned to it (in addition to the Commitment(s), L/C Interests and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon any such assignment (other than to a Lender or any Affiliate of a Lender or any Approved Fund and other than any assignment by any Agent or any of their respective Affiliates) the assignee Lender shall pay a fee of $2,000 to Collateral Agent. Upon any such assignment, certain rights and obligations of the assigning Lender shall survive as set forth in Section 13.07. Each assignment shall be made pursuant to an agreement substantially in the form of Exhibit L.

                  (c) A Lender may sell or agree to sell to one or more other persons a participation in all or any part of any Loans and L/C Interests held by it, or in its Commitments, in which event each purchaser of a participation (a "Participant") shall be entitled to the rights and benefits of the provisions of Article V (provided, however, that no Participant shall be entitled to receive any greater amount pursuant to Article V than the transferor Lender would have been entitled to receive in respect of the participation effected by such transferor Lender had no participation occurred) with respect to its participation in such Loans, L/C Interests and Commitments as if such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c), shall not have any other rights or benefits under any Credit Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by Borrower to any Lender under Article V in respect of Loans, L/C Interests and its Commitments shall be no greater than the amount that would have applied if such Lender had not sold or agreed to sell any participation in such Loans, L/C Interests and Commitments, and as if such Lender were funding each of such Loan, L/C Interests and Commitments in the same way that it is funding the portion of such Loan, L/C Interests and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Credit Document, except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to any modification or amendment set forth in subclauses (I), (II), (III) or (VIII) of clause (a) of the proviso to Section 13.04 to the extent such Lender's consent is required therefor.

                  (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 13.06, any Lender may assign and pledge all or any portion of its Loans and its Notes to any United States Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank and, in the case of a Lender that is a fund that invests in bank loans, any such Lender may assign or pledge all or any portion of its Loans and its Notes to any holders of obligations owed, or securities issued, by such fund, as security for such obligations or securities, or to any trustee for, or any other representative of, such holders, without notice to or consent of Borrower, Collateral Agent, Lead Arranger or L/C Lender. Any transfer as a result of the foreclosure on such pledge shall be subject to
Section 13.06(b). No such assignment shall release the assigning Lender from its obligations hereunder.

                  (e) A Lender may furnish any information concerning any Company in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) subject, however, to and so long as the recipient agrees to be bound by the provisions of
Section 13.11. In addition, each Agent may furnish any information concerning any Credit Party or any of its Affiliates in such Agent's possession to any Affiliate of such Agent, subject, however, to the provisions of Section 13.11. The Credit Parties shall assist the Lead Arranger for a period of 60 days following the Closing Date in effectuating any assignment or participation pursuant to this Section 13.06 (including during syndication) in whatever manner such Lender reasonably deems necessary, including participation in meetings with prospective transferees.

                  SECTION 13.07. Survival. The obligations of the Credit Parties under Sections 5.01, 5.05, 5.06 and 13.03, the obligations of each Guarantor under Section 6.03, and the obligations of the Lenders under Sections 5.06 and 12.02, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or L/C Interest hereunder, shall (to the extent relating to such time as it was a Lender) survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the Notes and the making of any extension of credit hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Collateral Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty and regardless of whether any such representation or warranty under the Acquisition Agreement survives the RIH Acquisition.

                  SECTION 13.08. Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  SECTION 13.09. Counterparts; Interpretation; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the Fee Letter and the Collateral Agent's Fee Letter constitute the entire con-tract among the parties thereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, other than the Fee Letter and the indemnity, confidentiality, waiver of jury trial and governing law provisions of the Commitment Letter and the provisions of Section 2 of the Commitment Letter, which are not superseded and survive solely as to the parties thereto. This Agreement shall become effective when the Effective Date shall have occurred and this Agreement shall have been executed and delivered by the Credit Parties and each Agent and when Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. Upon the effectiveness of this Agreement, all commitments to provide any financing pursuant to the Commitment Letter shall permanently terminate.

                  SECTION 13.10. Governing Law; Submission to Jurisdiction; Waivers; Etc. (a) Pursuant to Section 5-1401 of the General Obligations Laws of the State of New, each Credit Document shall be governed by, and construed in accordance with, the law of the State of New York, without regard to the principles of conflicts of laws thereof (except in the case of the other Credit Documents, to the extent otherwise expressly stated therein). Each Credit Party hereby irrevocably and unconditionally: (I) submits for itself and its Property in any Proceeding relating to any Credit Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Supreme Court of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (II) consents that any such Proceeding may be brought in any such court; (III) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address set forth on the signature page hereto or at such other address of which Collateral Agent shall have been notified pursuant thereto; and (IV) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  (b) EACH CREDIT PARTY, EACH AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN.

                  SECTION 13.11. Confidentiality. Each Lender agrees to keep confidential information obtained by it pursuant to the Credit Documents confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated hereby and not disclose any of such information other than (a) to such Lender's employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or affiliates who are advised of the confidential nature thereof or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provision of this Section 13.11, such Lender being liable for any breach of confidentiality by any person described in this clause (a) and with respect to disclosures to Affiliates to the extent disclosed by such Lender to such Affiliate), (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from a person not an Affiliate of such Lender not known to such Lender to be violating a confidentiality obligation by such disclosure, (c) to the extent disclosure is required by any Law, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulations or auditors or any administrative body or commission (including the Securities Valuation Office of the NAIC) to whose jurisdiction such Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender, (e) to assignees or participants or prospective assignees or participants who agree in writing to be bound by the provisions of this Section 13.11, (f) to the extent required in connection with any litigation between any Credit Party and any Creditor with respect to the Loans or any Credit Document or (g) with Borrower's prior written consent.

                  SECTION 13.12. Independence of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exception be deemed to permit any action or omission that would be in contravention of applicable law.

                  SECTION 13.13. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                               COLONY RIH ACQUISITIONS, INC.


                               By: /s/ Nicholas L. Ribis
                                   -------------------------------------------
                                   Name:   Nicholas L. Ribis
                                   Title:  Secretary


                               Address for Notices:

                               Resorts International Hotel, Inc.
                               1133 Boardwalk
                               Atlantic City, NJ 08401

                               Contact person:  Joseph D'Amato

                               Telecopier No.:  (609) 340-6547
                               Telephone No.:  (609) 340-7896


                               GUARANTORS:

                               COLONY RIH HOLDINGS, INC.


                               By: /s/ Nicholas L. Ribis
                                   -------------------------------------------
                                   Name:   Nicholas L. Ribis
                                   Title:  Secretary



                               RESORTS INTERNATIONAL HOTEL, INC.
                               NEW PIER OPERATING COMPANY, INC.,



                               By: /s/ Joseph D'Amato
                                   -------------------------------------------
                                   Name:   Joseph D'Amato
                                   Title:  Vice President

                               MERRILL LYNCH & CO.
                                 MERRILL LYNCH, PIERCE, FENNER
                                 & SMITH INCORPORATED,
                                 as Sole Lead Arranger and Sole Bookrunner



                               By: /s/ Stephen B. Paras
                                   -------------------------------------------
                                   Name:   Stephen B. Paras
                                   Title:  Managing Director



                               Address for Notices:
                                 World Financial Center
                                 c/o Merrill Lynch & Co.
                                 Merrill Lynch, Pierce, Fenner
                                     & Smith Incorporated
                                 South Tower
                                 225 Liberty Street
                                 New York, New York 10080-6114
                                 Attention:   David Tuvlin

                               Telecopier No.:  (212) 449-7750

                               Telephone No.:  (212) 449-3315

                                BANKERS TRUST COMPANY,
                                 as Collateral Agent


                               By: /s/ Gregory Maragni
                                   -------------------------------------------
                                   Name:   Gregory Maragni
                                   Title:  Director



                               Address for Notices:
                                 130 Liberty Street
                                 New York, NY 10006

                                 Attention:  Greg Maragni

                                 Telecopier No.: (212) 669-0143
                                 Telephone No.:  (212) 250-4398

                               THE CIT GROUP/EQUIPMENT FINANCING, INC.,
                                   as Co-Documentation Agent and as a Lender


                               By: /s/ Barry Blailock
                                   -------------------------------------------
                                   Name:   Barry Blailock
                                   Title:  Assistant Vice President



                               Address for Notices:

                               900 Ashwood Parkway
                               6th Floor
                               Atlanta, GA  30338

                               Attention:  Vice President/Credit

                               Telecopier No.:  770-206-9295
                               Telephone No.:  770-551-7877

                               LENDERS


                               MERRILL LYNCH CAPITAL CORPORATION,
                                 as a Lender


                               By: /s/ Stephen B. Paras
                                   -------------------------------------------
                                   Name:   Stephen B. Paras
                                   Title:  Vice President

                               Lending Office for all Loans:

                               World Financial Center
                                 c/o Merrill Lynch & Co.
                                 North Tower - 7th Floor
                                 250 Vesey Street
                                 New York, New York  10281-1307

                               Address for Notices:

                               World Financial Center
                                 c/o Merrill Lynch & Co.
                                 North Tower
                                 250 Vesey Street
                                 New York, New York 10281-1316
                                 Attention:  Carol Feeley

                               Telecopier No.: (212) 738-1649
                               Telephone No.:  (212) 449-9579